UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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O-I GLASS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHARE OWNERS

Tuesday, May 11, 2021 at 9:00 a.m. EDT

Online only at:www.virtualshareholdermeeting.com/OI2021

To Our Share Owner:

You are cordially invited to attend the Annual Meeting (the “Annual Meeting”) of the share owners of O-I Glass, Inc. (the “Company” or “O-I”). As part of our precautions regarding the COVID-19 pandemic and to support the health and well-being of our directors, officers, employees and share owners, the Annual Meeting will be held exclusively online and you will not be able to attend the meeting in person. You can attend the Annual Meeting at www.virtualshareholdermeeting.com/OI2021 and login by entering the 16-digit control number found on your proxy card, voting instruction form or notice of internet availability of proxy materials.

At this meeting, you will have a chance to vote upon the following matters:

Proposal	Board Recommendation	For more information
1. The election of 12 directors, each to serve for a term of one year	FOR each of the nominees for election to the Board of Directors	Page 6
2. The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021	FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021	Page 68
3. The approval of the O-I Glass, Inc. Second Amended and Restated 2017 Incentive Award Plan	FOR the approval of the O-I Glass, Inc. Second Amended and Restated 2017 Incentive Award Plan	Page 69
4. An advisory vote to approve named executive officer compensation for 2020	FOR the advisory vote to approve named executive officer compensation for 2020	Page 79

Mail Date:

The Company intends to commence distribution of this notice and the accompanying Proxy Statement and proxy card on or about March 31, 2021.

Record Date:

The Board fixed the close of business on March 15, 2021, as the record date for the determination of share owners owning the Company’s common stock, par value $.01 per share, entitled to notice of, and to vote at, the Annual Meeting.

Your Vote is Important:

Whether or not you plan to virtually attend the Annual Meeting, please authorize a proxy to vote your shares as soon as possible to ensure that your shares will be represented at the Annual Meeting. Enclosed is a proxy card that provides you with a convenient means of voting on the matters to be considered at the Annual Meeting. All you need do is mark the proxy card to indicate your vote, sign and date the card, then return it in the enclosed envelope as soon as conveniently possible. If the shares are held of record in more than one name, all holders of record should sign the proxy card. If you are a share owner of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted: for each of the Board nominees, for the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021, for the approval of the O-I Glass, Inc. Second Amended and Restated 2017 Incentive Award Plan, and for the advisory vote to approve named executive officer compensation for 2020. As an alternative to returning the proxy card, you may use the Internet or telephone to submit your proxy as described in the enclosed Proxy Statement and on the proxy card.

We sincerely appreciate your ongoing support of O-I Glass, and thank you for exercising your right to vote your shares.

By order of the Board of Directors,

ANDRES A. LOPEZ Chief Executive Officer

DARROW A. ABRAHAMS Corporate Secretary

March 31, 2021

Perrysburg, Ohio

TABLE OF CONTENTS (continued)

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHARE OWNERS TO BE HELD MAY 11, 2021

The Annual Meeting of the share owners of O-I Glass, Inc. will be held on Tuesday, May 11, 2021, at 9:00 a.m. EDT, solely by means of remote communication, in a virtual only format. You will not be able to attend the Annual Meeting in person. You can attend the Annual Meeting at the meeting time by visiting www.virtualshareholdermeeting.com/OI2021 and entering the 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”). The Annual Meeting will begin promptly at 9:00 a.m. EDT. Online check-in will begin at 8:45 a.m. EDT, and you should allow ample time for the online check-in procedures.

As part of its precautions regarding the COVID-19 pandemic, by hosting the Annual Meeting online, the Company is able to ensure the health and safety of its directors, officers, employees and share owners. This approach also aligns with the Company’s broader sustainability goals. Attendance at the virtual Annual Meeting will provide you with the same rights to participate as you would have at an in-person meeting. Once admitted to the Annual Meeting, you may submit questions, vote or view the Company’s list of share owners by following the instructions that will be available on the meeting website. During the Annual Meeting, share owners will: (1) vote to elect 12 directors, each to serve a term of one year; (2) consider the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021; (3) vote to approve the O-I Glass, Inc. Second Amended and Restated 2017 Incentive Award Plan; and (4) participate in an advisory vote to approve named executive officer compensation for 2020.

This Proxy Statement has been prepared in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies for the Annual Meeting and provides information concerning the persons nominated by the Board for election as directors, and other information relevant to the Annual Meeting. The Company intends to commence distribution of this Proxy Statement and the accompanying proxy card on or about March 31, 2021.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHARE OWNERS TO BE HELD ON MAY 11, 2021

The Securities and Exchange Commission (“SEC”) has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability to share owners in lieu of a paper copy of the proxy statement and related materials and the Company’s 2020 Annual Report to share owners. The Notice of Internet Availability provides instructions on how share owners can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions on how shares can be voted. Shares must be voted either by telephone, on the Internet or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the Notice of Internet Availability.

The Notice of Annual Meeting and Proxy Statement, the Company’s 2020 Annual Report to share owners and the Stakeholder Letter are available at www.proxyvote.com. You will need your assigned control number to vote your shares. Your control number can be found on your proxy card.

Who May Vote

You will be entitled to vote online during the Annual Meeting if you are a share owner of record as of the close of business on March 15, 2021 (the “record date”). Share owners who hold their shares beneficially in street name through a nominee (such as a bank or broker) may also vote online during the Annual meeting. At the close of business on the record date, 157,878,242 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), were outstanding. Each share of Common Stock entitles the holder of record to one vote on all matters to be voted upon at the Annual Meeting. Shares of Common Stock held by the trustee under the Company’s 401(k) plans must be voted by the trustee in accordance with written instructions from participants in such plan or, as to those shares for which no instructions are received, in a uniform manner as a single block in accordance with the instructions received with respect to the majority of shares for which instructions were received from participants.

2021 Proxy Statement	1

How to Vote

If shares are owned of record in the share owner’s name, the share owner may cause these shares to be voted at the Annual Meeting in one of four ways.

Internet	Phone	Mail	During the Meeting
Visit www.proxyvote.com. Be sure to have the control number found on the proxy card, follow the voting instructions and confirm that your votes have been accurately recorded.	Call the toll-free number (for residents of the U.S. and Canada) listed on the proxy card. You must enter the control number listed on the proxy card and follow the instructions.	Send your completed and signed proxy card promptly in the enclosed envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.	Follow the instructions contained in this Proxy Statement to virtually attend the Annual Meeting and vote your shares during the Annual Meeting.

Deadline

The deadline for submitting a proxy by internet or telephone is 11:59 p.m., EDT, on May 10, 2021. If a proxy is submitted by internet or telephone, the share owner does not need to return the proxy card. If the share owner chooses to submit its proxy by mail, the deadline for Broadridge to receive and count a proxy by mail is 11:59 p.m., EDT, on May 10, 2021.

Householding

To reduce costs and the environmental impact of the Company’s Annual Meeting, a single copy of the Proxy Statement and 2020 Annual Report to Share Owners will be delivered to two or more share owners who share an address, unless contrary instructions have been received from an affected share owner, a practice commonly referred to as “householding.” The Company will promptly deliver, upon written or oral request, individual copies of the proxy materials to any share owner at the shared address to which single copies of those documents were delivered. To make such a request, please contact Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  If you are a share owner of record and would like to enroll in this householding service or would like to receive individual copies of future proxy materials, please contact Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Share owners who hold their shares beneficially in street name should contact their bank, broker or other holder of record to request information about householding.

Further Instructions Regarding “How to Vote”

The telephonic and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow share owners to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

Share owners who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to submit their proxy by telephone or the Internet as well as by mail. The share owner should follow the instructions received from the nominee to vote these shares. Share owners who hold their shares beneficially in street name can also choose to vote online during the Annual Meeting.

The proxy card lists each person nominated by the Board for election as a director. Proxies duly executed and received in time for the meeting will be voted in accordance with share owners’ instructions. If no instructions are given, proxies will be voted to (a) elect each of the 12 nominated directors of the Company for a term of one year to expire at the Annual Meeting in 2022; (b) ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021; (c) approve the Company’s Second Amended and Restated 2017 Incentive Award Plan; (d) approve, on an advisory basis, the compensation of the Company’s named executive officers for 2020; and (e) in the discretion of the proxy holders as to any other business that may properly come before the meeting.

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Revocability of Proxies

Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by (a) giving notice of revocation to the Company in writing addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999; (b) submitting a later dated proxy; or (c) voting online during the Annual Meeting.

Vote Required to Approve Matters

There must be a quorum for the transaction of business at the meeting. A majority in voting power of the Common Stock issued and outstanding and entitled to vote at the meeting, the holders of which are present virtually or represented by proxy, shall constitute a quorum. If you submit a properly executed proxy card or a telephonic or Internet proxy, or you are present at the meeting virtually, even if you abstain from voting, your shares will be considered part of the quorum. Broker non-votes (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a proposal) are included in determining the presence of a quorum.

Proposal One. Each director to be elected by the share owners of the Company shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote thereon. For purposes of electing directors, a “majority of the votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as votes cast as either “for” or “against” such director’s election). The Board has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Board.

Proposal Two. The affirmative vote of the holders of a majority in voting power of the Common Stock present virtually or represented by proxy and entitled to vote thereon is required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021. Abstentions will have the same effect as votes “against” this proposal. “Broker non-votes” are not expected for this proposal as NYSE rules allow brokers or nominees to exercise discretionary voting authority on this “routine” proposal.

Proposal Three. The affirmative vote of the holders of a majority in voting power of the Common Stock present virtually or represented by proxy and entitled to vote thereon is required for the approval of the O-I Glass, Inc. Second Amended and Restated 2017 Incentive Award Plan. Abstentions will have the same effect as votes “against” this proposal and “broker non-votes” will not be counted in determining whether this proposal has been approved.

Proposal Four. The affirmative vote of the holders of a majority in voting power of the Common Stock present virtually or represented by proxy and entitled to vote thereon is required for the advisory vote to approve named executive officer compensation for 2020. Abstentions will have the same effect as votes “against” this proposal and “broker non-votes” will not be counted in determining whether this proposal has been approved.

Other Matters

Management of the Company does not know of any matter that will be presented for action at the 2021 Annual Meeting other than as described in this Proxy Statement. However, if any other matter should properly be brought to a vote at the meeting, or any adjournment or postponement thereof, all shares covered by proxies solicited hereby will be voted with respect to such matter in accordance with the proxy holders’ discretion.

ESG and Sustainability

Driven by innovation, the Company will continue to lead the way by focusing on its processes, products, and people to achieve its vision of being the most innovative, sustainable, and chosen supplier of brand-building packaging solutions.

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ESG and Sustainability at a Glance

1st	1st	1st	1st
Glass container maker with approved Science Based Targets initiative (SBTi) emissions reduction target	Green Bond for a food and beverage packaging maker (€500 million aggregate principal amount of senior notes due 2025)	Food and beverage packaging maker to achieve platinum rating in material health on the Cradle to Cradle Certification Product Scorecard	Glass packaging maker with dedicated R&D Innovation Center to reinvent glass making for a sustainable future
Enhanced ESG Governance Board committee oversight Appointed Chief Sustainability Officer Organized Global Advisory Committee Created Global Sustainability Network

Strategic Goals

Expanded to nine initiatives and doubled number of goals within these initiatives

NAMA Emissions Award for Colombia plant

35% of 2020 furnace footprint using at least 50% recycled content

People

Safety improvements led to a reduction in total recordable incident rate by 28% in 2020

Signed CEO Action for Diversity & Inclusion pledge

Created Global Executive Diversity and Inclusion Council

Corporate Equality Index score improved 30% in 2020

Named to Forbes list (No. 52) of 500 Best Large Employers

Community

Existing charitable foundation for 80 years

Donated over $1.5 million in 2020

Employee matching gift program

Employee paid time off for volunteering

Financially supporting COVID-19 vaccine awareness

Our vision is to be the most innovative, sustainable, and chosen supplier of brand-building packaging solutions. While we believe glass packaging is already the most sustainable packaging solution, sustainability at the Company is about more than what we make. It also is about how we make it. It is about the interconnected ecosystem that involves our suppliers, our customers, our people, and the communities where we operate. It is about achieving a balance of our operations and our products with the current and future needs of our communities, the planet, and our collective prosperity. At the Company, the journey to this balance—sustainability—is grounded in innovation and the ever-present challenge to find ways to transform what we do.

For more than 100 years—through two pandemics, two world wars, Prohibition, the Great Depression, the 1970s Energy Crisis, and countless economic and social upheavals—the Company has been here to invent, design, produce, and transform packaging solutions to meet the needs of generations of consumers.

Our sustainability ambitions for today and tomorrow are grounded in the same resiliency created by our foundational commitment to innovation and transformation of our processes, products, and relationships with our stakeholders.  While improving legacy technologies as well as reducing, reusing, and recycling are necessary steps, they alone are not sufficient to achieve the sustainability ambitions of the global community—or those of the Company.

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This is why the Company is reimagining and reinventing the business model for glass packaging. We see a future where the innate circularity of glass meets the Company’s disruptive MAGMA melting technology and other innovations to change how glass is made and sold. With the start-up in February of 2021 of our full-scale commercial Generation One MAGMA line in our Holzminden, Germany plant, the Company is one step closer to bringing this vision to life.

The governance and sustainability infrastructure we have built, and continue to improve, is the foundation and enabler of our ESG ambitions. In 2020, we introduced structural enhancements to deepen and accelerate our progress. We enhanced our governance by giving ESG and sustainability oversight, including guidance on long-term ESG strategy, to our Nominating and Corporate Governance Committee. We appointed a Chief Sustainability Officer, created a global and executive sustainability advisory committee, created a global executive diversity and inclusion council, and created a sustainability leadership network in every country group.

To ensure our ESG and sustainability efforts address issues material to the Company and our stakeholders and align with the United Nations Sustainable Development Goals, we elevated and expanded our ambitions to include nine different initiatives: People, Supply Chain, Engineering and R&D, Raw Materials, Energy, Water, Waste, Emissions, and Social Engagement. We also doubled the number of our global goals inside these initiatives from five to ten. We summarize our strategy to bring this vision to life in one sentence: we will achieve balance, together, by transforming what we do.

The sustainability balance we seek requires integrated cooperation among stakeholders around shared goals and collaborative changes in what we do and how we do it. Our strategy toward progress continues to focus on translating our goals into actionable local objectives and then partnering with customers, suppliers, and communities to achieve our overlapping objectives.

Our approach has produced a number of sustainability and ESG firsts, including the first glass packaging maker to have an approved SBTi emissions reduction target, issue a green bond, achieve platinum status for material health from Cradle to Cradle Certification, and establish a dedicated R&D Innovation center to improve and reinvent glass-making technology.

Our progress includes forward momentum of our processes and products. We will continue to add more state-of-the-art gas-oxygen furnaces to our furnace footprint. Two of our innovative factories reduce carbon intensity and increase energy efficiency by shifting waste heat to community use. In 2020, 30% of our furnaces averaged 50% recycled glass usage, which lowers carbon emissions. Our factories continue to receive recognitions, including a NAMA Gold recognition for emissions reduction in our Ziqaquira, Colombia plant. We have introduced innovative new container designs. Our glass advocacy campaign and outreach on recycling continue to re-balance the dialogue on the sustainability of glass packaging.

Our long history of investment in our people and community engagement is also moving forward. Safety improvements led to a reduction in our total recordable incident rate by 28% in 2020. Our Corporate Equality Index score increased. We signed the CEO Action for Diversity & Inclusion pledge, and were named to Forbes Best Large Employer list. Our 80-year-old charitable foundation continued to provide grants, matching employee gifts, and donations to causes supporting the environment, the arts, and community well-being—including funds to support COVID-19 vaccine awareness efforts.

Together with our stakeholders, the Company is committed to realizing our vision of being the most sustainable maker of rigid packaging.

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PROPOSAL 1: ELECTION OF DIRECTORS

General

The Board currently consists of 12 members whose terms expire at this year’s Annual Meeting. The Board believes that refreshment is important to help ensure that Board composition is appropriately aligned with the Company’s evolving business and strategic needs. The Nominating/Corporate Governance Committee has reviewed the composition of the Board for a balance of tenure, skills and diversity on the Board and pursuant to the Nominating/Corporate Governance Committee’s Policies and Procedures Regarding the Identification and Evaluation of Candidates for Director (the “Policies and Procedures”), the qualifications, performance and circumstances of each incumbent director. After completing its review, the Nominating/Corporate Governance Committee recommended all incumbent directors for re-election. The Board approved the Nominating/Corporate Governance Committee’s recommendations regarding the incumbent directors.

Information on Nominees

The Board, at the recommendation of the Nominating/Corporate Governance Committee, has nominated 12 persons for election as directors to serve for a one-year term expiring at the 2022 annual meeting of share owners and until their successors have been elected. The nominees of the Board are Samuel R. Chapin, Gordon J. Hardie, Peter S. Hellman, John Humphrey, Anastasia D. Kelly, Andres A. Lopez, Alan J. Murray, Hari N. Nair, Joseph D. Rupp, Catherine I. Slater, John H. Walker, and Carol A. Williams. Each nominee is currently serving as a director of the Company and each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If for any reason any nominee should be unavailable to serve, proxies solicited hereby may be voted for a substitute as well as for the other Board nominees. The Board, however, expects all of its nominees to be available to serve.

The following is information on the persons nominated for election to the Board at the 2021 Annual Meeting:

Nominees—To be elected for terms expiring at the 2022 Annual Meeting

Samuel R. Chapin, age 64

Director since 2020

Mr. Chapin retired in 2016 as Executive Vice Chairman of Bank of America Merrill Lynch, a multinational investment bank, after more than 30 years in banking. He served as Executive Vice Chairman of Bank of America Merrill Lynch from 2010 until 2016, during which time he was responsible for managing relationships with a number of the firm’s largest corporate clients. Mr. Chapin joined Merrill Lynch in 1984 as a member of the Mergers and Acquisitions group and was named a Managing Director in Investment Banking in 1993, Senior Vice President and head of Merrill Lynch’s global investment banking division in 2001 and Vice Chairman in 2003. He currently serves on the boards of Circor International, Inc. and PerkinElmer, Inc., chairing PerkinElmer’s audit committee, and is also a member of the Board of Trustees at Lafayette College. Mr. Chapin holds a B.A. in economics from Lafayette College and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Chapin’s extensive executive experience leading a global business, financial reporting expertise and public company board service qualify him to serve on the Company’s Board.

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Gordon J. Hardie, age 57

Director since 2015

Mr. Hardie retired as an executive in September 2019 after serving as President, Food & Ingredients at Bunge Ltd., a global company that operates in agribusiness, sugar and bioenergy, food and ingredients, and fertilizer. Mr. Hardie previously served as Managing Director at Bunge (2011-2017), and as a member of the Executive Committee. Mr. Hardie led the global Operational Excellence program for Bunge Ltd from 2013 to 2019. In his role at Bunge Ltd., Mr. Hardie served as Chairman of the Supervisory Board of Walter Rau AG (Germany) and as Chairman of the Board of Bunge Loders Croklaan B.V. (Holland). Prior to joining Bunge, Mr. Hardie was a Managing Director at Morningside Partners, an M&A Advisory firm he established in 2009. Mr. Hardie previously held senior management positions at Goodman Fielder, including Managing Director (2004-2009), Sales and Marketing Director and Marketing Innovation Director (2002-2003). He was named Group General Manager, Marketing at SouthCorp Wines in 2000 and Vice President, Regional Markets, Asia Pacific at Foster’s Brewing Group in 1999. Before immigrating to Australia in 1999, Mr. Hardie was Regional Director for the Americas and Asia Pacific Regions at Pernod Ricard Irish Distillers. Mr. Hardie holds a B.A. from the University College Cork and an M.B.A. from University College, Dublin Smurfit Graduate School of Business and has completed the Advanced Management Program and the AVIRA CEO Program at INSEAD. Mr. Hardie serves on the boards of Greencore Group plc and Aryzta AG and previously served on the board of Zaklady Tluszcowe Kruszwica from 2013 to 2016. Mr. Hardie also serves as an advisor to Temasek, a Singapore-based investment company, and on the North American Advisory Board of the Smurfit Graduate School of Business, University College Dublin. Mr. Hardie’s extensive business leadership skills, his global business experience, and broad food and spirits industry knowledge qualify him to serve on the Company’s Board.

Peter S. Hellman, age 71

Director since 2007

Mr. Hellman retired in 2008 after a long career with large, multinational companies in both financial and operating executive positions. Mr. Hellman has over 40 years of financial analysis experience and has been involved with investor relations for over 35 years. He was an executive with Nordson Corporation from 2000 to 2008, where he served as President and Chief Financial and Administrative Officer from 2004 to 2008 and Executive Vice President and Chief Financial and Administrative Officer from 2000 to 2004. Nordson is a global leader in providing capital equipment to the packaging industry. Mr. Hellman also served as a director of Nordson from 2001 to 2008. Prior thereto, Mr. Hellman was with TRW Inc. for ten years and held various positions, the most recent of which was President and Chief Operating Officer. During his tenure as a financial executive, Mr. Hellman obtained significant reporting expertise and substantial experience in corporate transactions. Mr. Hellman also has extensive experience as a director of both public and private companies, and he has been serving on public company boards for over 20 years. He is currently a director of Baxter International, Inc. (since 2005) and The Goodyear Tire and Rubber Company (since 2010). Mr. Hellman also serves on the board of the Cleveland Museum of Natural History and The Holden Arboretum. Through his significant board and management experience, Mr. Hellman has obtained extensive training in executive compensation matters and corporate governance practices. Mr. Hellman holds a B.A. from Hobart College and an M.B.A. in finance from Case Western Reserve University. Mr. Hellman’s long career and financial and operating experience, business leadership skills, extensive board experience and knowledge of executive compensation and corporate governance matters qualify him to serve on the Company’s Board.

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John Humphrey, age 55

Director since 2018

From 2011 to May 2017, Mr. Humphrey served as Executive Vice President and Chief Financial Officer of Roper Technologies, Inc., a Fortune 1000 company that designs and develops software and engineered products and solutions for healthcare, transportation, food, energy, water, education and other niche markets worldwide. He retired from Roper in December 2017. From 2006 to 2011, he served as Vice President and Chief Financial Officer of Roper. Prior to joining Roper, Mr. Humphrey served as Vice President and Chief Financial Officer of Honeywell Aerospace, the aviation segment of Honeywell International Inc., after serving in several financial positions with Honeywell International and its predecessor AlliedSignal Inc. Mr. Humphrey’s earlier career included six years with Detroit Diesel Corporation, a manufacturer of heavy-duty engines, in a variety of engineering and manufacturing management positions. Mr. Humphrey is a member of the board of directors for EnPro Industries, Inc. and Ingersoll Rand (formerly Gardner Denver Holdings, Inc.). Mr. Humphrey holds a B.S. in industrial engineering from Purdue University and an M.B.A. from the University of Michigan. Mr. Humphrey’s extensive executive experience leading a global business, financial reporting expertise and public company board service qualify him to serve on the Company’s Board.

Anastasia D. Kelly, age 71

Director since 2002

Ms. Kelly is Senior Adviser to the Chair and Executive Director of Client Relations in the law firm of DLA Piper (Partner since 2010, Co-Managing Partner since 2013, Managing Partner since 2018 and Senior Adviser to the Chair and Executive Director of Client Relations since 2020). From 2006 to 2010, she was the Vice Chairman—Legal, Human Resources, Corporate Communication and Corporate Affairs of American International Group, Inc. (“AIG”), and through that senior management position she obtained experience handling corporate issues across the enterprise. Prior to joining AIG, Ms. Kelly was an executive and general counsel of several large, publicly traded companies, including MCI, where she was the Executive Vice President and General Counsel from 2003 to 2006, Sears, Roebuck and Co., where she was the Senior Vice President and General Counsel from 1999 to 2003, and Fannie Mae, where she was the Senior Vice President from 1996 to 1999 and General Counsel and Secretary from 1995 to 1999. Ms. Kelly is currently a director of Huntington Ingalls Industries, Inc. (since 2011) and sits on the board of numerous philanthropic organizations. Ms. Kelly holds a B.A., cum laude, from Trinity University in Washington, D.C. and a J.D., magna cum laude, from George Washington University Law School. Ms. Kelly’s broad legal expertise and knowledge, extensive understanding of regulatory, compliance and securities issues involving public companies and financial institutions, significant experience in corporate governance issues and substantial business management skills qualify her to serve on the Company’s Board.

Andres A. Lopez, age 58

Director since 2016

Mr. Lopez has served as the President and Chief Executive Officer of O-I Glass since January 2016. He has been with the Company since 1986 and held several positions before becoming Chief Executive Officer, most recently serving as Chief Operating Officer (2015). He has also served as President of O-I Americas (2014-2015); President of O-I’s Latin America operations (2009-2015); and Vice President of O-I’s global manufacturing and engineering business unit (GMEC) (2006-2009). In 2004, he moved to the Company’s headquarters in Ohio to serve as Vice President of Finance and Administration for the North America region, becoming Vice President of Manufacturing for North America in 2005. Mr. Lopez held a number of other manufacturing assignments before 2005. In 1996, he moved to Brazil, first serving as Plant Manager for the Rio de Janeiro plant, and then for the São Paulo plant. In 1999, he was named General Manager of O-I Peru. Mr. Lopez began his career at O-I Glass as an Engineer at one of the Colombian plants. Mr. Lopez currently serves as a board member of Avery Dennison (since 2017). He holds a B.S. in production engineering from EAFIT University in Medellin, Colombia, and has completed the Executive Program at Stanford University. He speaks English and Portuguese, in addition to his native Spanish. Mr. Lopez’s long experience in manufacturing, leadership skills and global business experience with the Company over the past 30 years qualify him to serve on the Company’s Board.

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Alan J. Murray, age 67

Director since 2015

Mr. Murray retired as an executive in 2008 after serving as Managing Board Member for North America for HeidelbergCement AG, a German multinational building materials company. Mr. Murray took on this role after Heidelberg’s 2007 acquisition of Hanson PLC, where he served as Chief Executive Officer. Previously, Mr. Murray served as Chief Executive Officer of Hanson Building Materials America, where he handled a business that was 50% of Hanson’s overall operations. While at Hanson, Mr. Murray also served as Finance Director (1997-1998), Assistant Finance Director (1995-1997), Division Finance Director (1993-1995), and Divisional Financial Controller (1988-1993). Between 1978 and 1988, he held various financial roles at Chloride Group PLC and Burton Group PLC. Mr. Murray is a qualified Chartered Management Accountant and has a bachelor’s degree in Economics and Marketing from Lancaster University in the United Kingdom. Mr. Murray currently serves on the public boards of Hanson Pension Trustees Ltd. since 2003 and Ferguson PLC (formerly Wolseley PLC) since 2013 and was on the board of HeidelbergCement AG between 2010 and 2017. Mr. Murray’s extensive business leadership skills, executive and board experience, global business and financial reporting expertise qualify him to serve on the Company’s Board.

Hari N. Nair, age 61

Director since 2013

Mr. Nair serves as CEO of Anitar Investments LLC, a private investment company with holdings in the manufacturing and technology sectors. Previously, Mr. Nair served as the Chief Operating Officer of Tenneco Inc., a Fortune 500 company with revenues of $9 billion, from 2010 until his retirement in early 2015. He also was a member of the Tenneco Board of Directors from 2009 until his retirement. Prior to being appointed COO, Mr. Nair was President of Tenneco’s International Group, where he was responsible for managing business operations and capitalizing on growth opportunities in Europe, South America and the Asia Pacific regions. Mr. Nair joined Tenneco in 1987 and assumed positions of increasing responsibility across various functions including strategic planning, business development, quality and operations. Mr. Nair’s early career included financial and operations positions with General Motors Corporation and the American Water Company. Mr. Nair currently serves on the Boards of Musashi Seimitsu Industry based in Japan, REE Automotive Ltd. based in Israel and as Chairman of Sintercom Limited based in India. Mr. Nair received a bachelor’s degree in engineering from Bradley University, a master’s in business administration from the University of Notre Dame, and he completed the Advanced Management Program at Harvard Business School. Mr. Nair’s extensive manufacturing experience leading large business operations, global business experience, strategic planning, executive leadership skills, and financial reporting expertise qualify him to serve on the Company’s Board.

Joseph D. Rupp, age 70

Director since 2017

Mr. Rupp was employed by Olin Corporation, a publicly traded global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition located in Clayton, Missouri, from 1972 until his retirement in 2017. During his tenure at Olin, Mr. Rupp held positions of increasing responsibility, including serving as President of Olin Brass, Corporate Vice President and Executive Vice President-Operations before being named President and CEO in 2002, a position he held until 2016. Mr. Rupp also served as Chairman of Olin’s Board of Directors from 2005 until April 2017. Mr. Rupp currently serves as a director of Quanex Building Products, Dot Foods, Inc., Cass Information Systems, Nucor, and the Board of Trustees, Missouri University of Science and Technology. Mr. Rupp holds a bachelor’s degree in metallurgical engineering from Missouri University of Science and Technology, formerly the University of Missouri Rolla. Mr. Rupp’s extensive business leadership skills, management expertise, executive experience leading a global manufacturer and significant public company board experience qualify him to serve on the Company’s Board.

2021 Proxy Statement	9

Catherine I. Slater, age 57

Director since 2020

Ms. Slater retired as an executive in January 2021 after serving as Senior Vice President, Global Cellulose Fibers and IP Asia, at the International Paper Company. She previously served as Senior Vice President, Consumer Packaging, with responsibility for International Paper’s Coated Paperboard and Foodservice businesses. Prior to joining International Paper in 2016, Ms. Slater served in various leadership positions at the Weyerhauser Company, including Senior Vice President, Cellulose Fibers, and Senior Vice President, Engineered Products and Distribution. Ms. Slater started her career as an engineer at Procter & Gamble in 1983 and has held management positions in manufacturing, printing papers, consumer products, wood products and cellulose fiber. Ms. Slater served on the boards of United Way of the Mid-South, North Pacific Printing Papers, the American Wood Council and Washington State MESA (Math, Engineering & Science Achievement). Ms. Slater holds a B.S. in chemical engineering from the University of South Alabama and has completed executive education programs at Harvard University, the Wharton School at the University of Pennsylvania and the Foster School at the University of Washington. She is a guest lecturer at Owens School at Vanderbilt University. Ms. Slater’s global business expertise, executive leadership skills, extensive industry experience and broad manufacturing and technical background qualify her to serve on the Company’s Board.

John H. Walker, age 63

Director since 2019

Mr. Walker served as Non-Executive Chairman of Global Brass and Copper Holdings, Inc., a manufacturer and distributor of copper and copper-alloy sheet, strip, plate, foil, rod and fabricated components, from March 2014 until Aug 2019. Mr. Walker previously served as Executive Chairman of Global Brass and Copper from November 2013 to March 2014 and as Chief Executive Officer from 2007 to March 2014. Prior to joining Global Brass and Copper, Mr. Walker was President and Chief Executive Officer of The Boler Company, the parent company of Hendrickson International, a suspension manufacturer for heavy duty trucks and trailers, from 2003 to 2006. From 2001 to 2003, he served as Chief Executive Officer of Weirton Steel Corporation, a producer of flat rolled carbon steel, and from 2000 to

2001 as President and Chief Operating Officer. From 1997 to 2000, Mr. Walker was President of flat rolled products for Kaiser Aluminum Corporation, a producer of fabricated aluminum products. Mr. Walker has been a director of Nucor Corporation since 2008 (Non-Executive Chairman since 2020) and Otis Worldwide Corporation since 2020, and was a director of Delphi Corporation from 2005 to 2009 and United Continental Holdings, Inc. from 2002 to 2016. Mr. Walker’s extensive executive experience leading global businesses, strategic management skills, vast experience in metal-related manufacturing and fabricating industries and public company board service qualify him to serve on the Company’s Board.

Carol A. Williams, age 63

Director since 2014

Ms. Williams retired in early 2015 after serving as a special advisor to the Chief Executive Officer at Dow Chemical Company, a diversified chemical company. Prior to her special advisor role, she served as Dow’s Executive Vice President of Manufacturing and Engineering, Supply Chain and Environmental, Health & Safety Operations. During Ms. Williams’ 34-year history at Dow, she assumed increasingly more significant management positions in R&D before becoming operations leader and then Vice President for the chloralkali assets business. She was named Senior Vice President of Basic Chemicals in 2009 and President of Chemicals & Energy in 2010. Ms. Williams has served as a board member at Olin Corporation since October 2015. She previously served as a board member at Zep, Inc. from 2012 to 2015. She holds a B.S. in chemical engineering from Carnegie Mellon University where she was selected as an Alumnae of the year in 2009. Ms. Williams received the 2010/2011 Woman of the Year Award from the National Association of Professional Women and in 2014, received the Junior Achievement Laureate award of Mid-Michigan. Ms. Williams’ extensive management expertise from manufacturing to purchasing to supply chain as well as her substantial experience in research and development qualify her to serve on the Company’s Board.

10	2021 Proxy Statement

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES IDENTIFIED ABOVE.

2021 Proxy Statement	11

GOVERNANCE INFORMATION

Board Leadership Structure

The Board decided that the roles of the Board Chair and CEO would be separated as of January 1, 2016. At the 2016 Annual Meeting, the Board selected Carol A. Williams, an independent member of the Board, to become its Independent Board Chair (“IBC”) and the Company eliminated the role of Lead Director.

The primary responsibility of the IBC is to make the Board as effective as possible in fulfilling its oversight responsibility for the Company and to ensure that the Company derives the most benefit from the experience, education and skills of individual Board members.

The IBC is expected to be a leader of his/her peers by taking personal responsibility for delivering excellence in the boardroom. In particular the IBC helps to shape meeting agendas, ensure open communication, meaningful participation and constructive debate and ensure appropriate follow-through regarding Board conclusions and recommendations.

The IBC will maintain regular communications with other Board members, with the frequency and depth of communications dependent on the issues that are the current focus of the Company. In addition, the IBC will act as a sounding board for the CEO, as well as other members of senior management. In separating the roles of CEO and IBC, the Board has expressly decided that it does not want the IBC to be perceived as “managing the Company” or as an “executive chair” in the eyes of management or the Company’s investors.

As the leader of the Board, the IBC is expected to take the lead in connection with the Board’s self-assessment process and the follow-through necessary to improve the Board’s overall oversight of the Company. Moreover, the IBC will assume a leadership role in CEO succession planning.

Executive Sessions

The Company’s non-employee directors meet in regularly scheduled executive sessions, both with the CEO and also without any members of management present. The purpose of these executive sessions is to promote open and candid discussion between the Board and the CEO and separately among the non-employee directors of the Board. The Board believes this approach effectively complements the Company’s Board leadership structure. The non-employee directors met seven times in executive session in 2020 without management present. As provided by the Corporate Governance Guidelines, the IBC presided at these executive sessions.

Risk Oversight

The Board recognizes that an important part of its responsibilities is to evaluate the Company’s exposure to risk and to monitor the steps management has taken to assess and control risk. The Board primarily oversees risks through committees of the Board, particularly through the Risk Oversight Committee and the Audit Committee, as discussed in the descriptions of the committees below. The committees report to the Board and matters of particular importance or concern, including any significant areas of risk faced by the Company, are discussed by the entire Board. In addition, the Board meets with the Company’s regional leaders on a rotating basis to review risk exposure with respect to the Company’s strategic plans and objectives in order to improve long-term organizational performance.

General Board Responsibilities

The Board has the ultimate authority for overseeing the management of the Company’s business. The Board also identifies and evaluates candidates for, and ultimately appoints the Company’s officers, delegates responsibilities for the conduct of the Company’s operations to those officers, and monitors their and the Company’s performance. Certain important functions of the Board are performed by committees comprised of members of the Board, as provided below.

Board Independence

The vast majority of the members of the Board are “independent” in accordance with the New York Stock Exchange listing standards. The Board has affirmatively determined that each of the following directors is an independent director of the Company under the listing standards of the New York Stock Exchange: Samuel R. Chapin, Gordon J. Hardie,

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Peter S. Hellman, John Humphrey, Anastasia D. Kelly, Alan J. Murray, Hari N. Nair, Joseph D. Rupp, Catherine I. Slater, John H. Walker and Carol A. Williams. In making this determination, the Board has determined that none of these directors has any material relationships with the Company other than their roles as directors.

Board Member Stock Ownership

The Board has established stock ownership guidelines for its members. Each member of the Board is required to own shares of the Company’s Common Stock having a value equal to five times the director’s annual cash retainer. New directors have four years from the date of joining the Board to attain the required stock ownership. Until the stock ownership guidelines are met, directors are required to retain 100% of the “net profit shares” acquired from grants of restricted stock or exercises of stock options. Net profit shares are those shares remaining after payment of tax obligations.

Board Size

The Board currently consists of 12 members. Under the Company’s Amended and Restated Certificate of Incorporation, the maximum size of the Board is 12 members.

Board Meeting Attendance

In 2020, the full Board met 10 times. All of the incumbent members of the Board attended more than 75% of the aggregate number of meetings of the Board and of committees of the Board of which such director was a member. Attendance at Board and committee meetings during 2020 averaged over 99% for directors as a group.

The Company does not have a policy with regard to Board members’ attendance at Annual Meetings, although members of the Board are encouraged to attend. All members of the then-current Board attended the 2020 Annual Meeting.

Corporate Governance Guidelines

A copy of the Company’s Corporate Governance Guidelines (the “Guidelines”) is available on the “Investors” section of the Company’s website (www.o-i.com). A copy is also available in print to share owners upon request, addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. The address of the Company’s website provided above or elsewhere in the Proxy Statement is not intended to function as a hyperlink, and the contents of the Company’s website are neither a part of this Proxy Statement nor incorporated by reference.

Board Nominees

The Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board and recommending that the Board select the candidates for all directorships to be filled by the Board or by the share owners. The Nominating/Corporate Governance Committee is governed in this regard by its Policies and Procedures Regarding the Identification and Evaluation of Candidates for Director (the “Policies and Procedures”), copies of which are available on the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

Pursuant to the Policies and Procedures, in addition to other qualifications, candidates for the Board should be individuals of the highest integrity and ethical character, who value and appreciate these qualities in others. Candidates should not have any conflicts of interest and should be able to represent fairly and equally all share owners of the Company. Candidates are also evaluated on their ability to function effectively in an oversight role and to devote adequate time to the Board and its committees.

The Policies and Procedures require the Nominating/Corporate Governance Committee to consider the contributions that a candidate can be expected to make to the collective functioning of the Board based on the totality of the candidate’s background, skills, experience and expertise and the composition of the Board at the time. The Policies and Procedures also state the Nominating/Corporate Governance Committee’s belief that diversity is an important attribute of a well-functioning Board. In addition, the Policies and Procedures, the Guidelines and the Nominating/Corporate Governance Committee’s Charter each require the Nominating/Corporate Governance Committee to take into consideration the benefits of having Board members who reflect a diversity of age, gender, ethnicity/race and country of citizenship.

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The Company maintains a skills matrix, and actively monitors the skills, experience and expertise of all its individual directors with an eye towards ensuring the Board is balanced with respect to key skill sets. Given that the Company is a large, global public manufacturing company, many of the current Board members have skills and experiences from similar types of global organizations. The Board also has strong skills, experience and expertise in other areas, including finance and capital allocation, mergers and acquisitions, strategic planning and corporate governance. The Nominating/Corporate Governance Committee considers the skills, experience and expertise of Board members expected to retire or leave the Board in the near future when it identifies candidates for Board membership. The Nominating/Corporate Governance Committee also considers in its nomination processes the recommendations of current Board members regarding particular skills that could improve the ability of the Board to carry out its responsibilities.

Director Experience and Skills

The following chart represents the diverse range of experience and skills offered by the 12 nominees for director.

	Manufacturing Operations	Public Company Management	Global Business	Corporate Governance	Financial	Marketing/Sales	Risk Management	Engineering
Samuel R. Chapin		X	X	X	X		X
Gordon J. Hardie	X	X	X	X		X	X
Peter S. Hellman	X	X	X	X	X	X	X
John Humphrey	X	X			X		X	X
Anastasia D. Kelly		X		X			X
Andres A. Lopez	X	X	X	X	X	X	X	X
Alan J. Murray	X	X	X	X	X	X	X
Hari N. Nair	X	X	X	X	X	X	X	X
Joseph D. Rupp	X	X	X	X	X	X	X	X
Catherine I. Slater	X	X	X		X	X	X	X
John H. Walker	X	X	X	X	X		X	X
Carol A. Williams	X	X	X	X	X	X	X	X

The Nominating/Corporate Governance Committee will consider potential candidates for director who have been recommended by the Company’s directors, the CEO, other members of senior management and share owners. Outside consultants may also be employed to help identify potential candidates. Pursuant to its Policies and Procedures, the Nominating/Corporate Governance Committee conducts all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates and considers questions of independence and possible conflicts of interest. Members of the Nominating/Corporate Governance Committee discuss and evaluate possible candidates in detail, and determine which individuals to consider in more depth. Once a candidate is identified whom the Nominating/Corporate Governance Committee wants to move toward nomination, one or more members of the Nominating/Corporate Governance Committee will enter into discussions with the candidate. The procedures for the nomination of director candidates by share owners are described under the heading “2022 Annual Meeting of Share Owners.”

The performance of incumbent members of the Board is evaluated annually by the Nominating/Corporate Governance Committee. Incumbent directors who continue to satisfy the Nominating/Corporate Governance Committee’s criteria for Board membership and whom the Nominating/Corporate Governance Committee believes continue to make important contributions to the Board generally will be renominated by the Board at the end of their term.

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Director Diversity

As noted in “Board Nominees” above, the Board and the Nominating/Corporate Governance Committee believe that diversity is an important attribute of a well-functioning Board and understand the benefits of having Board members who reflect a diversity of age, gender, ethnicity/race and country of citizenship. The Nominating/Corporate Governance Committee is committed to including diverse individuals in the pool of candidates for future director searches. The following charts illustrate the diversity of our Board.

Code of Business Conduct and Ethics

The Company has a Global Code of Business Conduct and Ethics (the “Code”) that is applicable to all directors, officers and employees of the Company, including the Chief Executive Officer and Chief Financial Officer. The Code is available on the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

Communicating with the Board

Share owners and other interested parties may contact any member (or all members) of the Board (including, without limitation, the non-employee directors as a group), the IBC, any Board committee or any Chair of any such committee. To communicate with the Board, the IBC, any individual directors or any group or committee of directors, correspondence should be addressed to the “Board of Directors,” the “IBC” or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent in care of the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. All communications so received will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressees. In the case of communications to the Board, the IBC or any group or committee of directors, the Corporate Secretary will distribute the contents to each director who is a member of the group or committee to which the contents are addressed.

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BOARD AND COMMITTEE MEMBERSHIP

There are four standing committees of the Board: the Audit Committee, the Compensation and Talent Development Committee, the Nominating/Corporate Governance Committee and the Risk Oversight Committee. Subject to applicable provisions of the Company’s By-Laws and Guidelines, the Board appoints the members of each committee and rotates members periodically consistent with the experience and expertise of individual directors.

Current Committee Membership

Directors currently serving on committees of the Board and the number of meetings held in 2020 by the committees are identified below.

		Compensation	Nominating/
		and Talent	Corporate	Risk
Name	Audit	Development	Governance	Oversight
Independent Directors:
Samuel R. Chapin(1)	X
Gordon J. Hardie				Chair
Peter S. Hellman	X	X
John Humphrey(2)	X			X
Anastasia D. Kelly			Chair	X
Alan J. Murray	Chair
Hari N. Nair	X	X
Joseph D. Rupp		Chair	X
Catherine I. Slater(3)		X
John H. Walker(4)		X	X
Carol A. Williams			X
Non-Independent Directors:
Andres A. Lopez				X
Number of meetings in 2020	9	8	5	5

(1)	On May 12, 2020, Mr. Chapin began serving as a director of the Company. He also began serving as a member of the Audit Committee.
(2)	On May 12, 2020, Mr. Humphrey began serving as a member of the Risk Oversight Committee.
(3)	On May 12, 2020, Ms. Slater began serving as a director of the Company. She also began serving as a member of the Compensation and Talent Development Committee.
(4)	On May 12, 2020, Mr. Walker resigned from the Risk Oversight Committee and began serving as a member of the Compensation and Talent Development Committee.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee represents and assists the Board with the oversight of: (a) the integrity of the Company’s financial statements and internal controls; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent registered public accounting firm’s qualifications and independence; and (d) the performance of the Company’s internal audit function and of the independent registered public accounting firm. The Audit Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available on the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

All members of the Audit Committee meet the audit committee independence requirements of the New York Stock Exchange and also satisfy the independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Exchange Act. The Board has determined that Mr. Murray, the Chair of the Audit Committee,  and Messrs. Chapin, Hellman and Humphrey are each qualified as an “audit committee financial expert” within the meaning of SEC

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regulations and that all of the Audit Committee members meet the financial literacy requirements of the New York Stock Exchange. No member of the Audit Committee serves on the audit committee of more than three public companies.

Compensation and Talent Development Committee

The Compensation and Talent Development Committee assists the Board with respect to compensation of the Company’s directors, officers and employees. In carrying out such responsibilities, the Compensation and Talent Development Committee administers the Amended and Restated 1997 Equity Participation Plan, the Second Amended and Restated 2005 Incentive Award Plan, the Amended and Restated 2017 Incentive Award Plan, the Company’s annual bonus plans and certain other benefit plans of the Company and makes recommendations to the Board with respect to the compensation to be paid and benefits to be provided to directors, officers and employees of the Company. The Compensation and Talent Development Committee also oversees and reviews management succession planning and development for key executive positions other than the Chief Executive Officer, including ensuring the availability of qualified replacements and planning for contingencies such as the departure, death or disability of key executives so that the Company has in place an emergency succession plan that addresses both interim and longer-term leadership for the Company. The Compensation and Talent Development Committee makes recommendations to the Board with respect to the adequacy of the succession and development plans for key executive officer positions other than the Chief Executive Officer.

The Compensation and Talent Development Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Compensation and Talent Development Committee. A copy of the Compensation and Talent Development Committee Charter is available on the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

Each member of the Compensation and Talent Development Committee is an “independent director” under the New York Stock Exchange listing standards.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee assists the Board by (a) identifying and evaluating individuals qualified to become directors; (b) selecting, or recommending that the Board select, the candidates for all directorships to be filled by the Board or by the share owners; (c) developing and recommending to the Board a set of corporate governance principles contained in the Company’s Guidelines and Global Code of Business Conduct and Ethics; (d) overseeing the evaluation of the Board and management of the Company; (e) taking a leadership role in shaping the corporate governance of the Company; (f) overseeing CEO succession planning and development; (g) overseeing the Company’s efforts with regard to environmental, social and governance matters; and (h) overseeing the Company’s Ethics and Compliance function, in conjunction with other committees requested to address issues arising in this area.

The Nominating/Corporate Governance Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Nominating/Corporate Governance Committee. A copy of the Nominating/Corporate Governance Committee Charter is available on the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

Each member of the Nominating/Corporate Governance Committee is an “independent director” under the New York Stock Exchange listing standards.

The Nominating/Corporate Governance Committee will accept recommendations from share owners for nominees for the Board. The procedures for submitting share owner recommendations are described under the heading “2022 Annual Meeting of Share Owners.”

Risk Oversight Committee

The Risk Oversight Committee assists the Board in fulfilling its oversight responsibilities with respect to the Company’s risk management processes. The Risk Oversight Committee: (a) provides oversight of management’s policies and activities relating to the identification, evaluation, management and monitoring of the Company’s significant enterprise risks, including the major strategic, operational, financial, regulatory, compliance, cyber security, reporting, reputational, governance and human resources and labor risks inherent in the business of the Company (the “Enterprise Risks”);

2021 Proxy Statement	17

(b) oversees compliance with legal and regulatory requirements with respect to the conduct of the Company’s business, except for those specific compliance matters under the jurisdiction of other Committees of the Board, as determined by the Board; and (c) reports to the Board regarding the Enterprise Risks that have the potential to significantly impact the Company’s ability to execute its strategic priorities and achieve its performance goals.

The Risk Oversight Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Risk Oversight Committee. A copy of the Risk Oversight Committee Charter is available on the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

Under the terms of the Risk Oversight Committee Charter, the Risk Oversight Committee (a) reviews and submits for Board approval the Company’s Risk Management Philosophy, Risk Management Policy and Statement of Risk Appetite, as developed by management; (b) reviews management’s processes designed to identify, assess, manage, monitor and report the Company’s significant Enterprise Risks; (c) reviews, monitors and discusses with management the Company’s significant Enterprise Risks and opportunities including steps management is taking to assess and manage such risks and opportunities; (d) reviews the Company’s disclosure of Enterprise Risks in all filings with the SEC (including the Annual Report on Form 10-K); and (e) together with the Audit Committee, reviews, assesses and discusses with the General Counsel, the Chief Financial Officer and the independent registered public accounting firm (i) any significant risks or exposures; (ii) the steps management has taken to minimize such risks or exposures; and (iii) the Company’s underlying policies with respect to risk assessment and risk management.

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DIRECTOR COMPENSATION AND OTHER INFORMATION

Director Compensation

Each non-employee director of the Company receives an annual retainer of $72,500, paid quarterly. Each non-employee director also receives $2,000 for each Board meeting in which such director participates and for each committee meeting in which such director participates as a member (including as Chair). Chairs also receive additional annual retainers paid quarterly as follows:

●	Independent Board Chair – $150,000
●	Audit Committee Chair – $25,000
●	Compensation and Talent Development Committee Chair – $20,000
●	Nominating/Corporate Governance and Risk Oversight Committee Chairs – $15,000

As a result of the COVID-19 pandemic, the Board implemented a compensation reduction program from June 1 through December 31, 2020, pursuant to which the annual cash retainers and cash Board and Committee meeting fees payable to non-employee directors were reduced by 25% for the same period. In January 2021, non-employee directors who were still serving on the Board received a payment equal to the amount of the reduction plus an extra 3% to recognize their contribution to ensure the Company’s financial stability. The Company had to remain in compliance with the covenants of its secured credit agreement in order for the non-employee directors to be eligible for a repayment of the reduced amounts, which it did.

Each non-employee director also receives on the date immediately following the date of the Company’s annual meeting of share owners at which directors are elected (“Date of Grant”), a grant of restricted stock units (“RSUs”) with respect to a number of shares of Common Stock having a fair market value on the Date of Grant equal to $125,000, rounded up or down to the nearest whole share of Common Stock, pursuant to the terms of the applicable Company equity incentive plan (the “Annual Grant”). RSUs are granted with tandem dividend equivalents, which confer on the holder of such RSUs the right to receive dividend equivalent payments for dividends declared over the time-vesting period during which such RSUs remain outstanding. Such dividend equivalents are payable only if and when the underlying RSU vests and will generally be paid in cash upon or shortly after vesting of the underlying RSU.

The RSUs subject to the Annual Grant vest in full on the date of the Company’s next annual meeting of share owners at which directors are elected following the Date of Grant (the “Normal Vesting Date”), subject to the director’s continued service through such date, or, if earlier, upon the applicable director’s termination of service due to death, disability or retirement (after reaching age 60). In addition, upon termination of service for reasons other than death, disability, retirement or removal for cause, the RSUs will vest pro rata based on the number of days of the applicable director’s service from the Date of Grant to the Normal Vesting Date.  All RSUs are immediately forfeited upon a non-employee director’s removal for cause. All RSUs will fully vest upon a change in control. Vested RSUs are settled in shares of Common Stock, on a one for one basis, within 30 days after the Normal Vesting Date, or if earlier, termination of service.

In the event a new non-employee director joins the Board on any date other than the date of the annual meeting of share owners, in addition to the Annual Grant, such new non-employee director will also receive on the date immediately following the first annual meeting of share owners at which directors are elected during such director’s tenure on the Board an additional grant of RSUs with respect to a number of shares of Common Stock having a fair market value on the date of such grant equal to the fair market value of the Annual Grant awarded to directors in the previous year, pro-rated based on the number of days of service in the period from the commencement of such director’s service on the Board to the date of such grant.

The Deferred Compensation Plan for Directors of O-I Glass, Inc. provides an opportunity for non-employee directors to defer payment of their directors’ fees. Under the plan, a non-employee director may defer receipt of all or any portion of the cash portion of the compensation described above. Deferrals may be credited into a cash account or into a Company stock unit account. Funds held in a cash account accrue interest at a rate equal to the average annual yield on domestic corporate bonds of Moody’s A-rated companies, plus one percent. Distributions from the plan are made in cash.

Each director is reimbursed for expenses associated with meetings of the Board or its committees.

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The total compensation earned by non-employee directors in 2020 is reflected in the following table:

DIRECTOR COMPENSATION IN 2020

		Stock
	Fees Earned	Awards
Name	(1)(2)	(3)	Total
Samuel R. Chapin(4)	66,660	125,000	191,660
Gordon J. Hardie	117,987	125,000	242,987
Peter S. Hellman	124,996	125,000	249,996
John Humphrey	116,996	125,000	241,996
Anastasia D. Kelly	128,032	125,000	253,032
Alan J. Murray	136,060	125,000	261,060
Hari N. Nair	127,011	125,000	252,011
Hugh H. Roberts(5)	50,490	—	50,490
Joseph D. Rupp	139,069	125,000	264,069
Catherine I. Slater(6)	64,645	125,000	189,645
John H. Walker	114,981	125,000	239,981
Carol A. Williams	253,576	125,000	378,576
Dennis K. Williams(7)	52,490	—	52,490

(1)	As a result of the COVID-19 pandemic, the Board implemented a compensation reduction program from June 1 through December 31, 2020, pursuant to which the annual cash retainers and cash Board and Committee meeting fees payable to non-employee directors were reduced by 25% for the same period. In January 2021, non-employee directors who were still serving on the Board received a payment equal to the amount of the reduction (such amount, the “Reduced Fees”) plus an extra 3% (the “Additional Director Fee”) to recognize their contribution to ensure the Company’s financial stability. The Company had to remain in compliance with the covenants of its secured credit agreement in order for the non-employee directors to be eligible for a repayment of the reduced amounts, which it did. Amounts shown in this table include the amount of fees earned for 2020, including the Additional Director Fee, without taking into account any reductions under the compensation reduction program.

The fees earned by each director in 2020, including the Additional Director Fee, without taking into account any reductions under the compensation reduction program, are made up of the following amounts:

		Annual
		Committee	Board	Committee	Additional
	Annual	Chair or IBC	Meeting	Meeting	Director
Name	Retainer	Retainer	Fees	Fees	Fee	Total
Samuel R. Chapin	46,209	—	10,000	10,000	451	66,660
Gordon J. Hardie	72,500	15,000	20,000	10,000	487	117,987
Peter S. Hellman	72,500	—	20,000	32,000	496	124,996
John Humphrey	72,500	—	20,000	24,000	496	116,996
Anastasia D. Kelly	72,500	15,000	20,000	20,000	532	128,032
Alan J. Murray	72,500	25,000	20,000	18,000	560	136,060
Hari N. Nair	72,500	—	20,000	34,000	511	127,011
Hugh H. Roberts	26,490	—	12,000	12,000	—	50,490
Joseph D. Rupp	72,500	20,000	20,000	26,000	569	139,069
Catherine I. Slater	46,209	—	10,000	8,000	436	64,645
John H. Walker	72,500	—	20,000	22,000	481	114,981
Carol A. Williams	72,500	150,000	20,000	10,000	1,076	253,576
Dennis K. Williams	26,490	—	12,000	14,000	—	52,490

(2)	Amounts include the Reduced Fees and Additional Director Fee that were paid to the non-employee directors in January 2021. The actual amount of each non-employee director’s Reduced Fees and Additional Director Fee are set forth below:

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		Additional
	Reduced	Director
Name	Fees	Fee
Samuel R. Chapin	15,056	451
Gordon J. Hardie	16,241	487
Peter S. Hellman	16,556	496
John Humphrey	16,556	496
Anastasia D. Kelly	17,741	532
Alan J. Murray	18,697	560
Hari N. Nair	17,056	511
Hugh H. Roberts	—	—
Joseph D. Rupp	18,968	569
Catherine I. Slater	14,556	436
John H. Walker	16,056	481
Carol A. Williams	35,896	1,076
Dennis K. Williams	—	—

(3)	Amounts reflect the aggregate grant date fair value of RSUs computed in accordance with Financial Accounting Standard Board (“FASB”) ASC 718. Each of the current non-employee directors held 20,259 unvested RSUs as of December 31, 2020.
(4)	Mr. Chapin became a director on May 12, 2020.
(5)	Mr. Roberts served as a director through May 12, 2020.
(6)	Ms. Slater became a director on May 12, 2020.
(7)	Mr. Williams served as a director through May 12, 2020.

Related Person Transactions

Pursuant to written policies and procedures set forth in the Company’s Guidelines, the Company reviews relationships and transactions in which the Company and its directors and executive officers, or their immediate family members, are participants. The Board has delegated initial review of such transactions to the Nominating/Corporate Governance Committee. The Company’s Guidelines provide that the Nominating/Corporate Governance Committee will review and, if appropriate, recommend to the full Board the approval or ratification of related party transactions. Pursuant to the Guidelines, the Nominating/Corporate Governance Committee takes into account the following factors: the related person’s connection to the Company and interest in the transaction, the approximate dollar value of the transaction, the importance of the transaction to the related person and the Company, whether the transaction would impair the judgment of the director or executive officer to act in the best interests of the Company, and any other appropriate information.

Compensation and Talent Development Committee Interlocks and Insider Participation

During 2020, the following directors served on the Compensation and Talent Development Committee of the Board: Peter S. Hellman, Hari N. Nair, Hugh H. Roberts, Joseph D. Rupp (Chair), Catherine I. Slater, John H. Walker and Dennis K. Williams. No member of the Compensation and Talent Development Committee is a current or former officer or employee of the Company or has any relationship with the Company requiring disclosure under Item 404 or Item 407(e)(4)(iii) of Regulation S-K. In addition, no executive officer of the Company served on any board of directors or compensation committee of any other board for which any of the Company’s directors served as an executive officer at any time during 2020.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of the compensation of the Company’s named executive officers (“NEOs”), the objectives and principles underlying executive compensation programs, the Company’s recent compensation decisions, and the factors considered in making those decisions. The Company’s NEOs for 2020 were:

Name	Position
Andres A. Lopez	President and Chief Executive Officer (“CEO”)
John A. Haudrich	Senior Vice President and Chief Financial Officer (“CFO”)
Arnaud Aujouannet	Senior Vice President and Chief Sales and Marketing Officer
Giancarlo Currarino(1)	Senior Vice President, Chief Technical Operations Officer
Vitaliano Torno(2)	President, Business Operations and O-I Europe
Miguel I. Alvarez (3)	Former President, O-I Americas
Mary Beth Wilkinson (4)	Former Senior Vice President, General Counsel and Corporate Secretary

(1)	Mr. Currarino served as Senior Vice President and Chief Technology and Supply Chain Officer through July 15, 2020 and as Senior Vice President, Chief Technical Operations Officer commencing July 16, 2020.
(2)	Mr. Torno served as President, O-I Europe through July 15, 2020 and as President, Business Operations and O-I Europe commencing July 16, 2020.
(3)	Mr. Alvarez served as President, O-I Americas through July 31, 2020.
(4)	Ms. Wilkinson served as Senior Vice President, General Counsel and Corporate Secretary through September 4, 2020.

Executive Summary

Because of the tragedy of the COVID-19 pandemic and related and ongoing economic disruption, 2020 was a very challenging year for the Company, as well as the many countries and markets in which the Company operates. During these unprecedented times, the Company has taken action to support the health and income of its employees, their families, customers, and in the communities the Company serves. The leadership team is proud of its workforce, which has demonstrated the resilience, including the strong success of the Company’s COVID-19 response plan and its work-at-home policies that were necessary to be successful. Despite the significant economic uncertainty and headwinds created by the COVID-19 pandemic and other long-term market disruptions, the Company had success in meeting its revised 2020 social, financial and strategic objectives. As a result, the Company is more resilient and positioned for ongoing success.

The O-I Glass Compensation and Talent Development Committee (“the Committee”) is committed to working with the Board of Directors and management to design compensation plans that motivate the Company’s executives and support business objectives that create share owner value without taking excessive risks.  The Company’s compensation plans for 2020, as approved by the Committee in early 2020, initially followed the same framework used in 2019, as the Committee believed the structure remained appropriate, supported the Company’s business objectives and reflected share owners’ interests as demonstrated by the strong support from share owners for the Company’s advisory vote to approve to approve executive compensation at the Company’s 2020 annual meeting of share owners.

Subsequently, as a result of the COVID-19 pandemic, the following changes were made to the Company’s compensation program to re-align the program with share owners’ interests:

●	Implemented a salary reduction program. From June 1 through December 31, 2020, the Company implemented a salary reduction program, pursuant to which the base salaries for the CEO and the other NEOs were reduced by 25% and 20% respectively. The annual cash retainers and cash Board and Committee meeting fees payable to non-employee directors were also reduced by 25% for the same period. The Company was required to remain in compliance with the covenants of its secured credit agreement in order for the NEOs and non-employee directors to be eligible for a repayment of the reduced amounts, which it did. In January 2021, those impacted who were still actively employed by the Company or serving as non-employee directors, received a payment equal to the amount of the reduction plus an extra 1% to 3% (depending on country) to recognize their contribution to ensure the Company’s financial stability.

22	2021 Proxy Statement

●	Amended the 2020 Short-Term Incentive (“STI”) program. The COVID-19 pandemic significantly impacted the Company’s financial performance due to lower demand and significant production disruption given lock-downs in several key markets. The Company established the COVID Response Plan to help mitigate the impact of the COVID-19 pandemic, ensure liquidity, and maintain financial flexibility. The Committee believed the goals originally established for the 2020 STI program were unlikely to be attained in light of the COVID-19 pandemic. Further, the 2019 STI payout was 0% and all outstanding performance stock units (2018-20, 2019-21 & 2020-22) were forecasted at 0% of target opportunity. The Committee and management were concerned about the STI program’s lost motivational value precisely when it was most needed. As a result, the Committee amended the STI program to support the key financial targets associated with O-I’s COVID Response Plan, with a maximum payout of 50% of the original target STI opportunity. The Company was required to remain in compliance with the covenants of its secured credit agreement in order for any actively employed NEO to be eligible for any payout under the amended STI program, which it did. Based on the Company’s 2020 performance compared to the amended 2020 STI program goals, a payout of 50% of each NEO’s original target opportunity was earned.

No changes were made to the outstanding long-term incentive (“LTI”) performance stock unit performance cycles despite all three cycles performance stock units (2018-20, 2019-21 & 2020-22) forecasted at 0% payout.  It is important to note that no direct adjustments were made for the negative impact on the Company’s performance from the COVID-19 pandemic and the ensuing economic disruption.

The Company believes this revised pay program supports the Company’s business objectives and reflects share owners’ interests. Our program has demonstrated strong alignment between pay and performance.  The incentive program payouts and the associated stock price movement as well as the resulting shareholder returns, while disappointing, historically have been closely aligned as more clearly seen in the realizable pay and performance analysis covered on page 27.

The Foundation: The Strategic Plan for the Company

The strategic plan for the Company serves as the foundation for its pay program. The Company’s vision is to be the most innovative, sustainable, and chosen supplier of brand-building packaging solutions.  Its goal is to profitably grow the business and create value for employees, customers, shareholders and the community. The Company will realize its vision and goal by achieving its five strategic ambitions, including:

●	To profitably grow the top line through effective innovation, marketing, and commercialization and excel at serving current customers by significantly improving the customer experience; aligning its activity with customers’ needs and market dynamics; improving quality and flexibility; elevating innovation and new product development; improving its environmental profile; advocating and marketing glass; advancing end-to-end supply chain capabilities, processes, and talent; and enabling profitable growth;
●	To be cost competitive by elevating year-over-year productivity across the business by ensuring asset stability and total systems cost management; elevating factory performance, efficiency, and profitability; leveraging automation and improving quality; cultivating concepts that extend current or create new competitive advantages; and focusing on continuous improvement across all aspects of the business;
●	To disrupt current industry dynamics by creating a new paradigm with MAGMA by leveraging innovation and developing breakthrough technology; commercializing MAGMA; and enabling the full value chain for glass;
●	To become the most sustainable rigid packaging producer by repositioning its Environmental, Social and Governance (ESG) profile, improving its environmental performance; increasing recycling; and actively communicating and advocating for glass packaging; and
●	To be a simple, agile, diverse, inclusive, and performance-based organization energized by engaged employees by elevating organizational focus; driving performance, culture, and engagement of its people; developing talent; strengthening diversity and inclusion in the work place; and embedding flexibility to follow market needs and changes.

The Company continues to emphasize collaboration across the Company, leveraging its knowledge and expertise, increasing accountability, and aligning incentives with the right results, with a focus on one team, one enterprise and

2021 Proxy Statement	23

one plan. The Company believes successful execution along these lines will lead to enhanced value for employees, customers, share owners and the community.

Key Accomplishments in 2020

A number of short-term actions were needed to successfully manage through the COVID-19 pandemic. Simultaneously, the Company also focused on long-term efforts to drive value. It divested its Australia and New Zealand (“ANZ”) business at an attractive valuation and continued to advance its tactical and strategic portfolio review despite the market disruptions. When fully completed, the Company anticipates total sales proceeds will exceed $1.1 billion, which are being used to reduce debt and strengthen the balance sheet. As a result, the Company has no significant bond maturities due until 2023. Likewise, the Company achieved record liquidity and maximized its free cash flow by quickly aligning supply with demand and achieving historically lower inventory levels. As part of its COVID Response Plan, the Company accelerated its turnaround initiatives to improve margins and delivered $115 million of savings, which helped mitigate the impact of a 7.5% decline in production due to significant lock-downs in key markets. The Company also streamlined its organization model, making it leaner and more inter-connected, to improve agility and performance. In addition, it continued to advance MAGMA to revolutionize glass. Finally, the corporate modernization effort, which rebranded the Company as O-I Glass, supported January 2020’s actions to establish a final, certain and equitable resolution to Paddock Enterprises, LLC legacy asbestos liabilities.

Overall, the Company is pleased with the progress it made. While many of its efforts are visible, the Company also has been hard at work, creating advanced capabilities  that  are  improving  its  ability  to  execute  both  in  the  short  term  and  long  term.

Linking the Company’s Incentives to Its Plan and Share Owner Interests

While the Company’s compensation plans for 2020, as approved by the Committee in early 2020, initially followed the same framework used in 2019, as a result of the COVID-19 pandemic, the Committee subsequently amended the 2020 STI program.  The Company established its original STI plan goals for 2020 prior to the COVID-19 pandemic. As a result of the economic impact disruption caused by the COVID-19 pandemic, the goals were unlikely to be met, which would have resulted in the Company’s second consecutive year of no payout under its STI program.   As a result, the Committee and management were concerned about the program’s lost motivational value precisely when it was most needed.  Management proposed and the Committee agreed to amend the STI plan for 2020 to recognize the O-I team’s efforts in responding to the challenges of the COVID-19 pandemic. The amended STI plan supported the key financial targets associated with the Company’s COVID Response Plan, with a maximum payout equal to 50% of a participant’s regular target STI opportunity. Further, the Company was required to remain in compliance with the covenants of its secured credit agreement in order to be eligible for any NEO to receive a payout under the amended plan.

For the 2020 LTI Plan, the Committee maintained the portion of the target value delivered in the form of performance stock units at 60% of target value, with the remaining 40% of target value delivered in the form of time-based restricted stock units.  Both award types have dividend equivalents to align them with the total returns provided to share owners and are only payable to the degree the underlying awards vest. The Committee also continued its approach for measuring long-term results associated with the performance stock units, wherein awards are based on the Company’s performance for a full three-year period as measured by cumulative Adjusted Net Earnings Per Share (“EPS”) and a three-year average Return on Invested Capital (“ROIC”), weighted equally, maintaining the program’s ties to delivering sustained, long-term financial results. Further, Relative total shareholder return (“r-TSR”) as a modifier to the performance stock unit payout further strengthens the program’s ties to share owners’ interests.  No payout was earned for the 2018-20 performance period.  Moreover, based on performance to date, we believe that the applicable goals are currently unlikely to be attained for our outstanding performance stock units for the next two LTIP cycles (2019-21 and 2020-22) and, accordingly, the payout is likely to be zero.  Despite these anticipated outcomes, the Committee made no changes or adjustments to these outstanding performance stock units that were affected by the COVID pandemic.

The Committee continued to set challenging incentive goals for both the STI and LTI plans consistent with the Board’s expectations of management and its commitments to share owners.

As shown below, the Company’s incentive structure is highly motivational and creates share owner alignment.

24	2021 Proxy Statement

Incentive Plan Results: Reflect the Company’s Performance

The Company is confident that its strategy will continue to evolve and lead to improvement in its operating and stock price performance over the next few years. However, while the Company successfully managed the COVID-19 pandemic, 2020 presented some challenges as shown in the disappointing key financial performance results shown below:

Key Performance Results

The Company was highly effective managing its COVID-19 response plan by quickly aligning supply with demand and reducing capital expenditures and other costs. The Company also divested its ANZ business at an attractive valuation and continued to advance its tactical and strategic portfolio review to reduce its debt.  Based on the Company’s 2020 performance compared to the amended 2020 STI program goals, a maximum payout of 50% of each NEO’s target STI opportunity was earned.

Generated cumulative EPS (as defined on page 36) of $6.20 over the three-year performance period 2018-2020, generating no payout for this measure under the Company’s LTI performance stock unit program.

Achieved average ROIC (as defined on page 36) of 8.81%, which also generated no payout for this measure under the Company’s LTI performance stock unit program.

These results were reflected in the compensation actually earned and paid for 2020 under the Company’s incentive plans, which required management to meet challenging goals.

The Company’s NEOs earned a payout of 50% of target under the amended 2020 STI program, which was the highest payout attainable thereunder.  Management and the Committee believe this result is aligned with the underlying operating performance of the Company for 2020.

Based on performance against the applicable performance metrics, the Company’s NEOs did not earn any performance stock units for the 2018-2020 period. The Committee felt the zero payout reflected the Company performance for the period, as the Company had strong performance in 2018, offset by weaker performance in 2019 and 2020. As the performance stock units are earned based on cumulative EPS and average ROIC for each year of a three-year performance period, the payouts for the performance stock units granted in 2019 and 2020 will also be negatively affected by the performance of the Company for 2019 and 2020.

These payout levels are consistent with the Company’s historical trend of being closely aligned with the changes in its stock price and the returns earned by its investors relative to those of the S&P 500 or its pay benchmarking companies. This is more clearly seen in the realizable pay and performance analysis covered beginning on page 27. In addition, the Company’s stock ownership guidelines and substantial executive stock ownership also created significant alignment with the share owners, as the value of those holdings reflect changes in the Company’s stock price.

No Problematic Pay Practices

The Committee regularly monitors the Company’s pay practices, which are consistent with good corporate governance and identified best practices.  The Committee has established a clawback or recovery policy covering cash and equity incentives. Double triggers have been established for receiving any benefits associated with a change-in-control. Further, the Company does not offer tax gross-ups for any severance benefits or executive perquisites, with the exception of a tax gross up on the annual economic value of the executive life insurance benefit for Mr. Lopez, as the Committee previously determined that it was not in the share owners’ best interest to incur the costs that would be required to eliminate this contractually based benefit, and a modest tax gross up for Mr. Currarino for certain relocation costs. No other NEOs are eligible for gross-ups on these benefits. The stock ownership guidelines are consistent with those of other large companies and are reinforced by stock holding requirements.

The Committee also prohibits its directors, officers and employees from hedging their ownership of Company securities, whether such securities are granted as compensation or held directly or indirectly. This includes, but is not limited to, trading in publicly traded options, puts, calls, or other derivative instruments related to Company securities, such as zero cost collars and forward sale contracts.

2021 Proxy Statement	25

Compensation Principles

The Committee maintains executive compensation programs designed to align executive pay with share owner interests and the annual and long-term performance of the Company. The Company believes its executive compensation program strikes an appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives while motivating them to create value for the share owners without taking excessive risks. Key elements of this pay strategy include:

Key Principles of Compensation

Targeting total direct compensation (overall and by element) for the NEOs to approximate market median pay levels, while also considering internal equity, and regularly evaluating pay versus market practices using peer company and survey comparisons;

Ensuring that a majority of target compensation for each NEO is in the form of annual and long-term incentives, the latter delivered entirely in stock, based on a mix between the two that reflects market practices;

Analyzing annually the relationship between executive pay and Company performance to ensure alignment; and

Completing regular risk assessments, taking into consideration the Company’s business model, incentive plan design (including mix of incentive vehicles, balance of performance measures, target setting methodology, caps on payouts, etc.) and policies designed to reduce risk (such as share ownership and retention guidelines, clawback policy, and anti-hedging and prohibition of pledging policy), among other considerations, to evaluate if the Company’s compensation program promotes excessive risk taking.

Say on Pay Vote and Share Owner Outreach

89%

In the 2020 “Say on Pay” vote, the Company’s share owners approved the Company’s executive compensation program with an 89% approval rating. The Committee continues to believe the Company’s executive compensation program is well aligned with both share owners’ interests, competitive market practices and the overall performance of the Company and the individual executive. Nonetheless, the Committee and management regularly review compensation programs to ensure such alignment continues and make changes as appropriate or necessary.

As the Company believes that an annual “Say on Pay” vote encourages beneficial dialogue on compensation and provides the most consistent and clear communication channel for share owner concerns about executive compensation, the Company is holding an annual advisory vote in 2021 to approve executive compensation.

The Company’s 2021 Say on Pay proposal is found on page 79. The Committee believes the Company’s executive compensation program continues to represent share owners’ interests in a responsible and reasonable fashion and warrants your support at this year’s Annual Meeting.

The Committee will continue to consider the results from this year’s and future advisory votes on executive compensation. The Company continues to actively engage major share owners and proxy advisory firms, ISS and Glass Lewis, regarding executive pay and its alignment with share owner interests, as well as the preferred frequency in which to conduct the “Say on Pay” vote.  The Company believes these discussions have confirmed the reasonableness and appropriateness of the executive pay program’s principles, structure and outcomes.

26	2021 Proxy Statement

Compensation and Governance Practices

The Company’s executive compensation programs are designed to reflect appropriate governance practices aligned with the needs of the business. Below is a summary of compensation practices the Company has adopted to drive performance and to align with share owner interests, followed by a list of practices the Company does not subscribe to because the Company does not believe they would serve its share owners’ long-term interests.

What the Company Does/Has	What the Company Does Not Do/Have

✔  Aligned Pay and Performance

✔  Appropriately Demanding Incentive Goals

✔  Incentive Metrics Aligned with Value Creation Strategy: higher earnings (EBIT and EPS), greater free cash flow, capital efficiency (ROIC) and stock price (equity awards)

✔  Balanced Compensation Structure: fixed vs. variable; annual vs. long term; cash vs. stock; service vs. performance-based awards

✔  Target Market Median Pay Levels based on pay data of Peers and Other Industrial Companies of Similar Size

✔  Compensation Recovery (Clawback) Policy

✔  Stock Ownership and Retention Guidelines

✔  Double Trigger (a change in control and an involuntary termination) Requirement for Equity Vesting

✔  Anti-Hedging and Prohibition of Pledging Policy, as well as a Pre-Clearance Policy regarding equity transactions

✔  Annual Independent Risk Assessment of Compensation Programs

✔  Annual Review of Independence of Committee’s Advisors

✔  Annual “Say on Pay” Vote

✔  Independent Compensation and Talent Development Committee

✔  r-TSR modifier in the LTI performance stock unit program (beginning in 2019)

✔  Majority (60%) of LTI delivered in performance-based awards vs. service-based equity (beginning in 2019)

✔  Common Annual Grant Date each Year to Minimize Perception of Market Timing

✔  Protective Noncompete, Nonsolicitation and Confidential Information Covenants Applicable to LTI Awards

✔  One-year minimum vesting requirement for equity awards (subject to limited exceptions)

✔  Non-employee director award limit

✘  Excessive Perquisites or Tax Gross-ups for Perquisites: See “Other Benefits” for details

✘  Excise Tax Gross-Ups upon Change in Control

✘  Payment of Dividends or Dividend Equivalents on Unvested LTI awards

✘  Repricing of Underwater Stock Options

✘ Rely on fixed compensation or service-based reward elements

✘ Use the same financial metric(s) in the annual and long-term incentive plans

✘  Single Trigger Change in Control Severance Payments

✘  Encourage Excessive Risk Taking

✘  Liberal Share Recycling

✘  Multi-Year Employment Contracts

Assessment of Realizable Pay and Performance

The Committee annually compares the NEOs’ realizable pay and the Company’s performance to the pay and performance of peer group companies in order to assess the alignment of the Company’s pay and performance.

In assessing pay and performance, the Company’s independent compensation advisor, Pay Governance, analyzed the Company’s 2017-2019 realizable pay and performance relative to its peer companies. Unlike the results reported in the Summary Compensation Table on page 48, realizable pay looks at the pay an executive earned or could have earned for a period based on the actual financial performance against the Company’s incentive goals and the stock price performance that was influenced by those financial results. It also included the potential value that could be realized from any unvested awards based on the Company’s stock price at the end of that period (December 31, 2019). The Committee believes realizable pay is a better gauge for assessing pay and performance than the data found in the

2021 Proxy Statement	27

Summary Compensation Table, as the Summary Compensation Table definition of total pay includes a mix of some elements that are actual pay, such as salary and annual incentives, and other elements that are accounting estimates of future potential pay, such as performance stock units and restricted stock units. Further, realizable pay excludes the annual changes in pension calculations which are not part of the pay decisions made by the Committee. Those benefits can significantly distort pay reported in the Summary Compensation Table and how it relates to the Company’s performance.

In assessing realizable pay, the Committee reviewed the actual rewards earned by the CEO and CFO from 2017 to 2019: base salaries received by the applicable executive, annual bonuses earned, vesting date value (as opposed to grant date or accounting value used in the Summary Compensation Table) of time-based LTI awards granted during the period, any gains realized on options granted during the period following exercise (which the Company did not award but some of its pay peers continue to award) and the value of any performance-based LTI awards granted and earned in the three-year period. In addition, realizable pay includes the value of any outstanding (unvested, unexercised or unearned) long-term incentives awarded during the three-year period based on the Company’s stock price as of December 31, 2019. The same approach is used to calculate the realizable pay of the CEOs and CFOs at peer companies. This enables the Committee to compare the Company’s realizable pay levels with similar executives at peer companies. As a result, realizable pay relies on information reported in peer company proxies, the latest year for which pay is available being 2019.

In addition to assessing the Company’s realizable pay levels relative to peer companies, the Committee also examined the Company’s annual and long-term performance versus those companies. From a long-term performance perspective, the analysis focused on total shareholder return (“TSR”) relative to those companies, which captures the principal goal of the Company’s long-term incentive plans—creating value for investors. As shown in the following two exhibits, the Company’s pay program has produced realizable pay levels relative to peers that are directionally and reasonably aligned with the Company’s TSR performance relative to those companies. For the 2017-19 period, the Company’s TSR and realizable pay levels for its CEO and CFO were both well below the median levels of its peers.

From an annual or short-term performance perspective, the Company’s performance across several perspectives of EBIT and cash flow performance (growth, percent of revenue and percent of invested capital) was evaluated relative to similar metrics for peers for each year of the past five years. These results captured the key drivers of the Company’s STI program, which support the Company’s strategic objectives as well as its long-term value creation efforts. The Company’s rankings relative to peers across these annual performance metrics were compared to rankings of the cash compensation (salary + actual bonus) earned by the Company’s CEO and CFO during the same period. As with the Company’s realizable pay and TSR comparisons, the Company’s annual cash compensation was appropriately aligned with its annual performance rankings relative to peers.  When considering the Company’s annual financial performance versus that of its peers for each of the past five years, the Company’s average peer ranking equaled the 33rd percentile, comparable to the average cash compensation (salary and bonus) ranking of its CEO (26th percentile) and CFO (37th percentile) relative to the Company’s peers.

From these perspectives, the Company believes the pay program produced acceptable outcomes with officers’ relative pay levels aligned with its relative annual and long-term performance levels, supportive of share owners’ interests.

28	2021 Proxy Statement

Compensation Benchmarking

While realizable pay examines the alignment of the Company’s performance and the pay actually realized or realizable by those results, the Committee also annually reviews the competitiveness of the target pay opportunities provided to the Company’s senior leadership team (including the CEO and his key direct reports). This review encompasses all elements of target direct compensation: base salary, annual incentives and cash compensation (base salary + annual incentives), LTI and direct compensation (base salary + annual incentives + LTI). In addition, the review examines the mix of total pay (fixed to variable pay, short to long-term compensation and cash to stock compensation) and LTI mix (stock awards versus options and service versus performance-based awards). The objectives of this review are to ensure the opportunities associated with the Company’s program are aligned with its pay philosophy, which targets market median but also considers internal equity between senior leadership team members.

Market Data

In determining compensation levels for the senior leadership team, the Committee reviews competitive market remuneration data including:

●	proxies of companies in the peer group used to benchmark pay (shown below). Proxy data is only considered for the Company’s CEO and CFO; and
●	surveys published by Aon Hewitt, Mercer and Willis Towers Watson, which provide data reflecting the incumbent’s functional responsibilities and the appropriate revenue scope (corporate or region) of their operating unit, are used to assess the target compensation for other senior leaders.

Peer Group Companies

While there is no other company of comparable size to the Company that also focuses purely on glass container production, the group of peer companies used to benchmark executive pay practices and pay levels for select officers is selected primarily from companies in the packaging and manufacturing sectors that resemble the Company in size, business profile, global presence, asset intensity, and other relevant factors. After a review of the peer group companies in July 2019, the Committee elected not to make any changes to the comparator group for 2020.

		Dollars in Millions				% Revs.
			Total	Mkt.	Enterp.	Outside	# of
Company(1)	Industry	Revs.(2)	Assets(2)	Cap(3)	Value(3,4)	U.S.(5)	Emp.
WestRock Company	Paper Packaging	17,579	28,780	11,452	21,368	18%	49,300
Tenneco Inc.	Auto Parts and Equipment	15,379	11,852	863	6,277	67%	73,000
Parker-Hannifin Corporation	Industrial Machinery	13,696	19,738	35,086	42,268	33%	50,520
Trane Technologies plc(6)	Building Products	12,455	18,157	34,857	37,395	28%	35,000
Goodyear Tire & Rubber Company	Tires and Rubber	12,321	16,506	2,543	9,194	56%	62,000
Ball Corporation	Metal and Glass Containers	11,781	18,252	30,480	37,769	46%	21,500
Crown Holdings, Inc.	Metal and Glass Containers	11,575	16,670	13,289	21,544	69%	33,000
Dana Incorporated	Auto Parts and Equipment	7,106	7,376	2,820	5,225	52%	38,200
Owens Corning	Building Products	7,055	9,481	8,200	10,844	33%	19,000
Avery Dennison Corporation	Paper Packaging	6,972	6,084	12,939	14,781	76%	32,000
Packaging Corporation of America	Paper Packaging	6,658	7,433	12,986	14,625	5%	15,200
Graphic Packaging Holding Company	Paper Packaging	6,560	7,805	4,587	8,631	21%	18,775
Sonoco Products Company	Paper Packaging	5,237	5,277	5,950	7,632	35%	20,000
Silgan Holdings Inc.	Metal and Glass Containers	4,922	6,512	4,101	7,355	26%	15,610
Sealed Air Corporation	Paper Packaging	4,903	6,084	7,104	10,606	47%	16,500
Greif, Inc.	Metal and Glass Containers	4,515	5,511	2,304	5,120	39%	16,000
Terex Corporation	Construction Machinery and Heavy Trucks	3,076	3,032	2,418	3,088	48%	8,200
75th Percentile		12,321	16,670	12,986	21,368	52%	38,200
50th Percentile		7,055	7,805	7,104	10,606	39%	21,500
25th Percentile		5,237	6,084	2,820	7,355	28%	16,500
O-I Glass, Inc.	Metal and Glass Containers	6,091	8,882	1,870	6,737	71%	25,000
O-I Percentile Rank		29%	54%	4%	21%	95%	52%

(1)	Excludes Bemis Company (now known as Amcor Flexibles North America) since acquired by Amcor plc in 2019; fiscal 2020 financial data unavailable
(2)	Fiscal 2020 financial data
(3)	Data as of December 31, 2020

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(4)	Enterprise value defined as market capitalization plus total debt plus total preferred equity plus minority interest less cash and short-term investments
(5)	Select companies’ data represent revenues for sales outside North America
(6)	The company was formerly known as Ingersoll-Rand Plc and changed its name to Trane Technologies plc in March 2020

Compensation Program Overview

Total Direct Compensation

Total direct compensation is the combination of base pay, short-term incentive and long-term incentives. Although the Company’s pay philosophy targets market median, while also considering internal equity, an NEO’s total direct compensation opportunity may be higher or lower than the market 50th percentile based on individual performance, experience, past leadership roles, potential future contributions and Company performance. In making compensation decisions, the Committee considers each of these factors and the NEO’s total direct compensation to ensure overall alignment with the Company’s compensation philosophy and principles.

It is the Company’s philosophy that a significant portion of the target compensation opportunity provided to the NEOs be “variable” or “at risk”—based on Company performance and/or the price of the Company’s stock. Based on compensation packages in effect on December 31, 2020, the CEO had 88% of his target total direct compensation “at risk” and the other NEOs had approximately 65% of their target total direct compensation “at risk.” The Company has no prescribed pay mix that drives compensation decisions. The resulting pay mix is based on the Company’s pay philosophy, market pay data used to establish individual executive’s compensation and internal equity pay considerations.

The Committee strives to achieve alignment between executive pay and performance by establishing and adhering to a fair and performance-oriented rewards philosophy/strategy, setting appropriate performance objectives which are assessed annually for their difficulty, and regularly testing the relationship between pay and performance.

Base Pay

The base pay program is designed to ensure the Company’s ability to attract and retain key executives. The Committee reviews NEO salaries and pay positioning at least once per year, and may adjust salaries based on several factors, including: current market conditions, Company performance, individual performance, previous experience, potential, the results of benchmarking against market data, and the Company’s overall merit pay budgets. Merit pay budgets are set annually based on external labor market trends, business performance, inflation and other pertinent factors. In 2020, the Company’s merit budget was 3% for the United States and 1% for Switzerland. Messrs. Lopez and Alvarez did not receive a merit increase. The Committee approved a base pay increase of 1% for Mr. Aujouannet and 3% for Mr. Currarino, aligned with the applicable merit budget. The Committee approved a base pay increase of 9% for Mr. Haudrich, 11% for Mr. Torno, and 6% for Ms. Wilkinson, recognizing their performance and in order to bring their base salaries closer to the median of the market. Mr. Torno received a subsequent base salary increase of 15%, effective November 1, 2020, in recognition of his expanded role as President, Business Operations and O-I Europe. Overall, base

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salaries for these officers (after taking into account the 2020 increases), as set forth in the table below under “Pre-Adjustment Annual Base Salary,” generally reflect the median of the market, consistent with the Company’s pay philosophy.

The base salaries for the CEO and the other NEOs were reduced by 25% and 20%, respectively, from June 1 through December 31, 2020, under the compensation reduction program approved by the Board of Directors.  In order for the NEOs to be eligible for a repayment of the reduced amounts, the Company was required to remain in compliance with the covenants of its secured credit agreement, which it did.  In January 2021, those NEOs whose salaries were reduced and who were still actively employed by the Company received a payment equal to the amount of the reduction, plus an extra 1% to 3% (depending on country) to recognize their contribution to ensure the Company’s financial stability.  The NEOs’ percentage reductions and reduced annual salaries are set forth in the table below:

Name	Percentage of Reduction in Annual Base Salary	Pre-Adjustment Annual Base Salary	Post-Adjustment Annual Base Salary
Andres A. Lopez	25%	$1,050,000	$787,500
John A. Haudrich	20%	$600,000	$480,000
Arnaud Aujouannet	20%	CHF 460,000	CHF 368,000
Giancarlo Currarino	20%	$505,000	$404,000
Vitaliano Torno(1)	20%	CHF 680,000/CHF 780,000	CHF 544,000/CHF 624,000
Miguel I. Alvarez	20%	$505,000	$404,000
Mary Beth Wilkinson	20%	$550,000	$440,000

(1)	Mr. Torno received a base salary increase, effective November 1, 2020, in recognition of his expanded role as President, Business Operations and O-I Europe.

Short-Term Incentive

The Company’s annual STI program is designed to promote the achievement of short-term financial results and motivate individual performance. The Company’s STI program established at the start of 2020 followed the same framework used in 2019.  However, as described below, the Committee amended the 2020 STI program as a result of the challenges presented by the COVID-19 pandemic.

Original 2020 STI Program

Measures

The Committee reviews the performance measures for the STI each year to ensure they support the Company’s ongoing business strategies and reflect the needs of the business as well as drive share owner value. For the 2020 STI program, the Committee initially determined to evaluate performance against the following measures to determine STI awards under the Amended and Restated 2017 Incentive Award Plan:

Measure	Weight	Definition
Financial Measures:
EBIT	80%

Consolidated earnings from continuing operations before net interest expense and provision for income taxes, excluding charges for asbestos-related costs, restructuring, asset impairment and other items that management considers not representative of ongoing operations, and adjusted for changes in foreign currency exchange rates and to exclude the impact of acquisitions and divestitures that were not included in the Company’s budget and that occurred during the performance period.

FCF	20%

Cash provided by continuing operating activities less cash payments for property, plant and equipment from continuing operations, adjusted for changes in foreign currency exchange rates and for payments made beyond the Company’s annual statutory requirement for pensions that were not included in the Company’s budget.

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The Committee believes these measures strike a reasonable balance between accounting (EBIT) versus value-based metrics (FCF) and reward results within management’s control versus those outside their ability to influence. These metrics also aligned with the Company’s strategic objectives for 2020 (before the COVID-19 pandemic) and supported both short- and long-term share owner value creation based on discussions with its investors.  In addition, by rewarding the senior leadership team based on enterprise performance, the senior leadership team is encouraged to leverage one country to compensate for pressures in another country, for the good of the entire Company.

While the Company is affected by broader macroeconomic trends, including currency and interest rate shifts, results are measured on a constant currency basis in order to squarely focus management on select key value drivers and delivering steady—and improving—performance results they can control and influence. The Company bases its incentive programs and sets core operating goals on metrics the executive team can influence and thus create increased long-term share owner value. This design drives motivation and retention despite cost headwinds and other external challenges that may be out of the executive team’s control.

Each measure stands alone for payment, so results under one measure can result in payment (up to the established maximum for that metric) even if results under the other measure result in no payout.

Determining Performance Targets and Measure Weights

The Committee reviews and approves the financial targets and measure weightings set for the metrics for each plan year after considering the overall Company budget (as approved by the Board of Directors), the state of the industry and other external economic factors for the Company overall. Performance is based on the Company’s absolute performance.

When setting the targets for the measures, the Committee considers an assessment prepared by its independent executive compensation consultant, Pay Governance, of the difficulty of its financial goals from various perspectives, including the Company’s historic payout results, as well as a comparison of proposed goals versus: previous goals, the Company’s performance guidance, analyst estimates for the Company and its peers as well as the historic performance of the Company and its peers. The assessment found the Company’s initial EBIT goals for 2020 to be challenging and the FCF goals to be very challenging.

Individual Target Opportunities

Target awards for each NEO are expressed as a percentage of annual earnings based on market competitiveness and considering the Company’s overall median pay philosophy. Achievement of threshold financial performance against the performance measures would result in a payout of 30% of the target opportunity, while maximum performance would yield a payout of 200% of the target.

Target incentives are sufficient to produce median cash compensation (salary + annual incentives) if earned, with maximum incentives capable of producing top quartile pay if maximum performance goals are achieved or exceeded. If no STI awards are paid, pay for the Company’s NEOs would rank in the market’s bottom quartile on a cash compensation basis.

For 2020, the initial individual target STI opportunities were as follows and were the same as those offered in the prior year:

		Annual	Target		Target
Name		Earnings	%		$
Andres A. Lopez		$1,050,000	150%		$1,575,000
John A. Haudrich		$587,500	80%		$470,000
Arnaud Aujouannet	CHF	458,750	50%	CHF	229,375
Giancarlo Currarino		$501,250	65%		$325,813
Vitaliano Torno(1)	CHF	679,167	65%/75%	CHF	454,458
Miguel I. Alvarez(2)			65%
Mary Beth Wilkinson(2)			65%

(1)	Mr. Torno received an STI target percent increase and base salary increase, effective November 1, 2020, in recognition of his expanded role as President, Business Operations and O-I Europe. His target STI award reflects earnings and target before and after this increase.

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(2)	Mr. Alvarez and Ms. Wilkinson were not eligible for an STI payout for 2020 because their employment with the Company ended in 2020.

Original 2020 STI Targets

The original STI performance targets for the enterprise are as follows (dollars in millions):

		Performance Range

		Threshold	Target	Maximum	Actual
Weight	Measure	30%	100%	200%	Results
80%	EBIT	$616	$740	$784	$579	(1)
20%	FCF	$235	$315	$393	$170	(1)

(1)	See Appendix A for a calculation of this measure.

Actual results for EBIT and FCF were below the originally established threshold performance levels.

Amended 2020 STI Program

The COVID-19 pandemic significantly impacted the Company’s financial performance due to lower demand and significant production disruption given lock-downs in several key markets, leading the Company to establish the COVID Response Plan to help mitigate the impact of the COVID-19 pandemic, ensure liquidity, and maintain financial flexibility. The Committee believed the goals originally established for the 2020 STI program were unlikely to be attained in light of the COVID-19 pandemic. The Committee and management were concerned about the program’s lost motivational value precisely when it was most needed. As a result, the Committee agreed to exercise its discretion in determining a potential STI payment for 2020 to recognize the O-I team’s efforts. The Committee amended the STI program to support the key financial targets associated with the Company’s COVID Response Plan (as further described below), with a maximum payout per executive of 50% of the applicable NEO’s regular target STI opportunity. In order for the NEOs to be eligible for any payout under the amended program, the Company was required to remain in compliance with the covenants of its secured credit agreement.

The amended STI program relied on the Committee’s discretion to approve a payout up to 50% of the original target amounts, considering the Company’s performance against the following elements of the COVID Response Plan:

Measure	Weight
Remain in compliance with the covenants of secured credit agreement	Qualifier for Payout
Operating Expense Reduction	20%
Capital Expenditures & Exceptional Maintenance Spending Reduction	20%
Manufacturing Efficiencies	10%
Working Capital Improvement	20%
Business Portfolio	20%
Management Resiliency	10%
TOTAL (to be applied to the 50% opportunity)	100%

The Company remained in compliance with its secured credit agreement covenants in 2020 and made excellent progress on its COVID Response Plan. This plan included a number of initiatives to decrease previously budgeted spending amounts. The Company was highly effective in managing manufacturing efficiencies and costs as well as capital expenditures and maintenance spending, such that the turnaround initiatives yielded approximately $115 million of benefits in 2020, well above the original target of $50 million. The Company properly aligned supply with demand, consistent with its focus on working capital management to generate cash. Likewise, the divestiture of business operations in Australia and New Zealand was an important milestone in repositioning the Company’s business portfolio. Resiliency was at Board discretion based on a comprehensive consideration of management’s focus, urgency and execution during the period.

Based on the Company’s 2020 performance compared to the amended 2020 STI program goals, the Committee approved a payout of 50% of each NEO’s target STI amount, which represented the maximum payout available under the amended program.  Management and the Committee believe this result is aligned with the underlying operating performance of the Company for the year.

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Payout History

The Company has a history of setting reasonably demanding goals. Over the past five years, as demonstrated by the chart below, STI payouts for the Company have ranged from 0% to 145% of target, with an average payout of 74%. Furthermore, the pay and performance analyses of the actual cash compensation earned by the Company’s CEO and CFO versus that of their peers has been aligned with the Company’s annual financial performance relative to peers.  Finally, annual STI payout levels (as a percent of target) have generally reflected the Company’s annual TSR performance relative to the S&P 500 (e.g., payout above target when the Company’s TSR is above the S&P median, below target when TSR below the S&P median).

Long-Term Incentives

Long-term incentive compensation is delivered solely in the form of equity. This component of the executive compensation package rewards each NEO’s contributions to the Company, provides motivation to achieve the Company goals, builds stock ownership to strengthen the alignment with share owners’ interests, drives share owner value over time and is an important retention tool.

Equity Grant Practices

The Committee has established a formal process to govern equity grants. The same process is used for all employees receiving equity grants, including the NEOs. Each December, the Committee is asked to determine the overall pool (dollar value) of equity available for awards during the upcoming year’s grant cycle. In making a proposal to the Committee, the Company reviews the prior year grants, current competitive market data, shares available under the approved equity plan, annual share usage and total potential dilution data, as well as each executive officer’s overall compensation package in relation to the market.

Once the overall amount of equity available is determined, the CEO makes individual award recommendations for each senior executive. These recommendations are presented to the Committee for review and approval. The Committee works with Pay Governance, its executive compensation consultant, to determine the grant value for the CEO using the same general criteria.

The Committee set March 7 of each year as the common grant date for annual equity awards. This date falls outside of the quarterly blackout periods prescribed under the Addendum to Insider Trading Policy applicable to all NEOs. In addition, a common grant date for annual grants minimizes the perception of market timing. The Committee retains the discretion to make equity grants off-cycle for situations such as promotions, external hires and market compensation adjustments.

LTI Mix

The Committee uses a balanced approach to delivering LTI by awarding 60% of target value in the form of performance stock units and 40% in the form of time-based restricted stock units. The Company also grants tandem dividend

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equivalents payable with respect to performance stock units and restricted stock units that become vested. The Committee believes that this emphasis on performance-based LTI awards is aligned with management’s shareholder value creation efforts.

To determine the number of performance stock units and restricted stock units to grant, the total LTI award value is multiplied by the percentage of performance stock units and restricted stock units (e.g., 60% or 40%, as applicable) and then the resulting value is divided by the Common Stock price on the date of grant. For example, assuming an overall LTI award with a value of $100,000 and a stock price of $15.00, the number of performance stock units and restricted stock units granted would be calculated as follows:

Performance Stock Units:	$100,000 Target LTI	X	60%	=	$60,000	=	4,000 units

					$15.00

Restricted Stock Units:	$100,000 Target LTI	X	40%	=	$40,000	=	2,667 units

					$15.00

If the performance goals are met at the end of the three-year performance period (subject to continued service through the end of the performance period), performance stock units are settled in an equivalent number of shares.  Restricted stock units vest 25% on each of the four anniversaries following the grant date (subject to continued service through the applicable vesting date).

Awards are granted with tandem dividend equivalents, which confer on the holder of such performance stock units and restricted stock units the right to receive dividend equivalent payments for dividends declared over the portion of the performance period or time-vesting period (as applicable) during which such units remain outstanding. Such dividend equivalents are payable only if and when the underlying unit vests and will generally be paid in cash upon or shortly after vesting of the underlying unit.

The value of the shares received from vested performance stock units and restricted stock units is tied to the Company’s stock price, which provides share owner alignment. The Committee also believes the LTI mix provides a balanced incentive program that limits compensation plan risk.

Performance stock units have a strong pay for performance orientation and are a large enough portion of overall potential compensation to have a meaningful impact on the NEOs’ total realized compensation depending on Company performance and total share owner return. The use and overall weighting of performance stock units focus executives on fundamental long-term financial goals in addition to stock price performance. Restricted stock units are intended to foster long-term retention of the Company’s NEOs, while still providing alignment of compensation with share owners. This combination of long-term incentive awards, along with the Company stock ownership and retention guidelines (described below), promotes alignment with share owner interests.

Individual Award Opportunities

Each year, the Committee determines an overall equity award value, expressed as a dollar amount, based on median market data for each NEO. Individual awards may vary based on performance, leadership, potential, time in the role, internal equity and other relevant factors. When making grant decisions, the Committee focuses on the dollar value of the award for each NEO, and also considers the overall dilutive impact of shares granted to the entire employee population.

Based on the market data, individual and Company performance (including relative share owner return and other relevant metrics) and executive retention concerns, the Committee approved the NEOs receiving equity grants with the

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following fair market values that approximate market median values and can produce target total direct compensation (salary + target annual incentives + target LTI award value) that also approximates market median:

	2019 Grant	2020 Grant
Name	Value	Value
Andres A. Lopez	$5,625,000	$6,100,000
John A. Haudrich	$1,100,000	$1,450,000
Arnaud Aujouannet	$231,402	$285,153
Giancarlo Currarino	$600,000	$625,000
Vitaliano Torno	$431,341	$439,095
Miguel I. Alvarez (1)	$525,000	$525,000
Mary Beth Wilkinson (1)	$630,000	$900,000

(1)	Unvested awards granted to Ms. Wilkinson were cancelled upon her separation of employment from the company. Upon the separation of his employment with us, a prorated portion of Mr. Alvarez’s unvested and outstanding performance share units vested and will be paid to him based on actual performance during the applicable performance period. All of his unvested restricted stock units were forfeited.

Target LTI values were increased an average of 16% primarily because of two NEOs with LTI values in 2019 that were well below their market median levels.  The amount ultimately earned with respect to restricted stock units will be a result of the performance of the Company’s stock. The amount earned for performance stock units will be a result of the performance of the Company’s stock as well as the Company’s performance against pre-established three-year financial goals.

Performance Stock Units

Performance stock units reward financial performance of the Company over a three-year cycle. The vesting of performance stock units is based on the financial performance of the Company as a whole (total or consolidated O-I results), as this increases the focus on long-term results that drive share owner value. Grants made in 2020 have a three-year performance cycle of January 1, 2020—December 31, 2022.

Awards are based on the Company’s performance for the full three-year period as measured by cumulative EPS and average ROIC. The Committee believes this design enhances the program’s ties to delivering sustained, long-term financial results.

Aside from certain exceptions, performance stock units do not vest until the end of the related performance period, subject to achievement of the pre-established goals. The performance criteria for each three-year performance cycle are approved by the Committee at the grant date.

The outstanding performance stock units measure the Company’s performance over the three-year period based on the measures shown in the following table.

Measure	Weight	Definition
Three-Year Average ROIC	50%

EBIT (1), multiplied by one minus the Company’s tax rate (excluding items that management considers not representative of ongoing operations), divided by the sum of total debt and total share owners’ equity. For the three-year performance period, the Committee elected to hold constant the pension/retiree medical portion of Accumulated Other Comprehensive Income (“AOCI”).

Cumulative Adjusted Net EPS for the Three-Years	50%

Diluted earnings per share from continuing operations attributable to the Company before items that are not representative of ongoing operations also excluding the impact of acquisitions and divestitures and non-service pension costs.

(1)	EBIT not adjusted for foreign exchange.

The Committee excludes certain items from determining the Company’s performance relative to its performance stock unit metrics: changes in pension/retiree medical portion of AOCI, non-service pension costs, impact of acquisition/divestitures and share buybacks above dilution. The exclusion of these items provides a more reasonable assessment of the Company’s performance and management’s success in meeting the Committee’s objectives.

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For grants made in 2020, the threshold, target and maximum values for the performance criteria were determined considering the Company’s expected growth rates. When setting the targets, the Committee’s independent compensation advisor conducts a difficulty assessment from various perspectives, including the Company’s historic payout results, as well as a comparison of proposed goals versus: previous goals, public guidance, analyst estimates, historic performance, peer historic performance and analyst estimates for peers.

No award is earned if performance against each of the measures is below the threshold performance level relative to the targets established by the Committee for the three-year performance period. If performance for a given measure meets or exceeds the threshold level, NEOs can earn from 30% to 200% of target for that measure. The Committee reviews audited financial results prior to determining the amount of any award earned, and there is no discretion applied to individual payout amounts.

MODIFICATION OF AWARDS BASED ON r-TSR

In an effort to further align executive compensation with share owner interests, the performance stock units are subject to an r-TSR modifier, wherein a multiplicative percentage is applied to adjust the results based on EPS and ROIC performance (equally weighted), based on the Company’s TSR over the three-year performance period compared to the overall TSR performance for the companies in the Material Sector of the S&P 1500 index during the same time frame.

The Committee chose the Material Sector within the S&P 1500 index as a benchmark because it is a recognizable index group, with approximately 85 independently selected companies with a similar profile to the Company. The Company’s TSR performance relative to the index group will affect the payout by up to 20% – favorably or unfavorably - based on relative TSR performance, which could result in an actual payout above or below the 30% to 200% payout range noted below.  If the Company’s TSR is at or below the 25th percentile of peer group, the performance stock unit payout will be reduced by 20%. If the Company’s TSR is between the 25th and 75th percentiles, the performance stock unit payout will be adjusted between -20% and +20%, as shown in the chart. If the Company’s TSR is at or above the 75th percentile of peer group, the performance stock unit payout will be increased by 20%.

The TSR modifier ensures that participants will not get the full maximum payout with respect to their performance stock units unless the Company’s TSR is at least at the median of the index, while providing an upside opportunity when performance is above the median.

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Performance Stock Unit 2018—2020 cycle results

For performance stock units granted in 2018, which had a three-year performance cycle commencing January 1, 2018 and ending December 31, 2020, EPS and ROIC performance were both below the threshold payout level resulting in a performance stock unit payout of 0%.

							Weighted
							Payout
		Performance Range				Payout	(as % of
		Threshold	Target	Maximum	Actual	(as % of Target	Target
	Weight	30%	100%	200%	Results (1)	Award)	Award)
ROIC	50%	10.27%	10.57%	10.85%	8.81%	0%	0%
EPS	50%	$8.02	$8.44	$8.86	$6.20	0%	0%
Total Payout (as % of Target Award)							0%

(1)	See Appendix A for a calculation of these measures.

Performance Stock Unit Payout History

Since the Company’s performance stock units are truly performance based, the target levels established at the beginning of each performance period represent goals that are challenging to achieve and incentivize improvement over prior years. Over the past five years, performance stock unit payouts have ranged from 0% to 200% of target, based on the actual performance levels achieved, with an average payout over the past five years of 82% (as demonstrated by the chart below). As with the Company’s STI payout levels, historical performance stock unit payouts generally have reflected the Company’s TSR results versus the S&P 500.

Double Trigger Change in Control Vesting for Equity Awards

The Company requires a “double-trigger,” or both a change in control and an involuntary termination, in order for equity awards to vest under the Company’s broad-based equity plan. For additional information, see “Termination and Change in Control Payments” below.

Stock Ownership and Share Retention Guidelines

The Company has stock ownership and retention guidelines for all the NEOs, with the objective of better aligning executives’ interests with those of share owners.

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The guidelines are as follows:

●	CEO—5 times base salary
●	Senior Business / Function Leaders—2.5 times base salary
●	Other Key Leaders (as designated by CEO)—1.5 times base salary

The guidelines state that the targeted level of ownership must be achieved within five years of the time the individual becomes subject to the guidelines. Under these guidelines, shares owned outright, outstanding restricted stock/units, performance stock units (at target) and 401(k) holdings all count as shares owned. In addition, the Committee has share retention guidelines. These guidelines state that until the stock ownership level is met, NEOs are required to retain 75% of the “net profit shares” acquired from option exercises and vested restricted stock units and performance stock units. Net profit shares are those shares remaining after payment of tax obligations and, if applicable, option exercise costs.

The Committee reviews ownership levels for executive officers on an annual basis. Failure to comply with the stock ownership and retention guidelines may result in delays in promotions and/or future compensation increases.

Ownership achievement against guidelines is measured on June 30 each calendar year, based on a 200-day moving average of the stock price. For the 2020 review, all of the NEOs met or significantly exceeded their ownership guidelines, with the exception of Mr. Aujouannet, who has until November 1, 2022 to meet his guideline, and Mr. Torno who had met his guideline prior to the decline in stock price impacting the 2020 review:

	Expected Ownership Level (as a multiple of salary)	Actual Ownership Level June 30, 2019 (as a multiple of salary)(1)	Actual Ownership Level June 30, 2020 (as a multiple of salary)(2)
Andres A. Lopez	5.0 × salary	16.8 × salary	13.8 × salary
John A. Haudrich	2.5 × salary	4.8 × salary	4.6 × salary
Arnaud Aujouannet	2.5 × salary	1.2 × salary	1.2 × salary
Giancarlo Currarino	2.5 × salary	2.8 × salary	2.5 × salary
Vitaliano Torno	2.5 × salary	3.2 × salary	2.2 × salary
Mary Beth Wilkinson	2.5 x salary	3.3 x salary	3.1 x salary

(1)	200 day moving average stock price was $18.27
(2)	200 day moving average stock price was $9.58

Anti-Hedging and Pledging Policies

The Company’s Insider Trading Policy prohibits the Company’s directors, executive officers and other covered personnel from hedging their ownership of Company stock, including trading in publicly traded options, puts, calls, or other derivative instruments related to Company stock or debt. The Company’s Insider Trading Policy also prohibits the Company's directors, executive officers, employees and other covered personnel from purchasing company securities on margin, pledging company securities as collateral for a loan, and borrowing against any account in which company securities are held.

Compensation Recovery (Clawback) Policy

The Company’s Compensation Recovery Policy allows the Company to recoup cash and equity incentive compensation that was granted, received, vested or accrued during the prior three-year period and based on inaccurate financial performance resulting in a restatement of results, regardless of fault. This policy applies to any current or former officer of the Company or any of its subsidiaries who report or reported to the CEO.

Risk Assessment

The Committee conducts an annual assessment of the Company’s executive compensation practices and the relationship between its executive compensation program design and organizational risk. While the Company made no changes to its regular pay program at the start of the year, the COVID-19 pandemic forced the Company, like many companies, to re-evaluate the incentive plans that were in-progress during the year. The Committee believed the goals originally established for the 2020 STI program were unlikely to be attained in light of the COVID-19 pandemic.  Further,

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the 2019 STI payout was 0% and all outstanding performance stock units (2018-20, 2019-21 & 2020-22) were forecasted at 0% of target opportunity.  The Committee and management were concerned about the STI program’s lost motivational value precisely when it was most needed.  As a result, the Committee amended the STI program to support the key financial targets associated with the Company’s COVID Response Plan, with a maximum payout of 50% of the original target STI opportunity. The Company was required to remain in compliance with the covenants of its secured credit agreement in order for any NEO to be eligible for any payout under the amended STI program.  Based on the Company’s 2020 performance compared to the amended 2020 STI program goals, a payout of 50% of each NEO’s original target opportunity was earned.  The Committee determined that these temporary changes to the Company’s pay program do not promote excessive risk taking based on the relatively modest potential payout, emphasis on objective financial metrics based on enterprise-wide results and the Committee’s continued oversight. The Committee determined that, in the aggregate, these changes did not change the risk profile of the overall program.  As a result, the assessment of the risk taking associated with the Company’s executive incentive plans has not changed from last year, which found there were no material risks with the Company’s program.  Therefore, the Committee believes there are no executive compensation practices in relation to organizational risk that would cause significant share owner concern.

The Company also conducted an enterprise risk assessment of its compensation programs and policies from legal, human resources, auditing and risk management perspectives, the results of which were reviewed and discussed with the Committee. Based on both of these assessments, the Company concluded that its compensation programs and practices are not reasonably likely to have a future material adverse effect on the Company. In reaching this conclusion, the Company considered several items that mitigate the Company’s level of risk exposure.

40	2021 Proxy Statement

Risk Mitigation Measures

The Company’s business model and related incentive plans are generally consistent across all its regions; none contributes more than half of the Company’s revenues or operating profits;

The Company’s pay mix is generally consistent with peer practices;

There is a direct cap on payouts (200% of target for STI and performance stock units or 240% with the r-TSR modifier) and the Committee has the ability to adjust performance goals and incentive payouts to help limit risk;

The Company’s incentive plans incorporate multiple performance measures that balance growth, profitability, cash generation and capital efficiency;

Target setting considers internal budgeting and external market factors;

Multiple LTI equity vehicles, stock ownership guidelines and share retention requirements align the interests of NEOs and share owners;

The compensation recovery (clawback) policy that allows the Company to recoup cash and equity incentive compensation that was earned based on inaccurate financial performance resulting in a restatement of results, regardless of fault;

The Company has double trigger change in control vesting for equity awards;

An anti-hedging and prohibition of pledging policy helps prevent material adverse risk; and

The Committee regularly reviews executive stock ownership, plane usage and other governance policies that promote share owner interests.

Tax and Regulatory Considerations

When reviewing compensation matters, the Committee considers the anticipated tax consequences to the Company (and, when relevant, to the executive officers) of the various payments under its compensation programs. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers. For tax years beginning on or prior to December 31, 2017, the deduction limit has an exception for compensation that is performance-based under a plan that is approved by the stockholders and that meets certain other technical requirements. However, the Tax Cuts and Jobs Act (the “Tax Act”) which was enacted in December 2017, amended certain provisions of Section 162(m), including eliminating the exemption for such performance-based compensation, effective for tax year beginning after December 31, 2017, with an exception for compensation provided pursuant to a written binding contract in effect on November 2, 2017, and which has not been modified in any material respect on or after that date. The Company believes that maintaining the discretion to evaluate the performance of its executive officers through the use of performance-based compensation is an important part of its responsibilities and benefits its share owners, even if it may be non-deductible under Section 162(m). The Committee has historically considered the potential impact of Section 162(m) as well as other tax and accounting consequences when developing and implementing the Company’s executive compensation programs. However, the Committee retains the discretion and flexibility to design and administer compensation programs that are in the best interests of the Company and its share owners, and, in light of the repeal of the performance-based compensation exception to Section 162(m), the Committee may in the future approve compensation that would not have qualified as performance-based compensation under Section 162(m) as in effect prior to the Tax Act.

2021 Proxy Statement	41

The Company follows Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of performance stock units, time-based RSUs and other equity-based awards under equity incentive award plans have been and will be accounted for under ASC Topic 718.  The Company expects that it will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to its equity incentive award plans and programs. As accounting standards change, the Company may revise certain programs to appropriately align accounting expenses of its equity awards with its overall executive compensation philosophy and objectives. For further information on the Company’s accounting for its stock-based compensation awards, refer to its Annual Report on Form 10-K for the year ended December 31, 2020.

Executive Severance Policy

Certain Company executives, including all NEOs, are eligible for severance under the Company’s Executive Severance Policy (the “Policy”) in the event that the executive is terminated without cause at any time, or if during the 24-month period following a change in control of the Company (as determined under the 2017 Incentive Award Plan) he or she terminates for “good reason” (as defined in the Policy).

Upon a qualifying termination under the Policy, an eligible executive will receive a lump sum severance benefit equal to two times his or her base salary and target bonus, plus continued health benefits at the active employee cost for 24 months. If the provision of health benefits, however, would cause a negative tax consequence for the Company under the Affordable Care Act, then the Company will pay the executive the value of the health benefits in cash. During the two-year severance period, executives will also be entitled to standard outplacement assistance offered by the Company from time to time.

If the severance benefits, along with any other payments occurring in connection with a change in control, were to cause the executive to be subject to the excise tax provisions of Section 4999 of the Internal Revenue Code, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or the executive will be entitled to retain his or her full severance benefits (with the executive responsible for paying any tax obligations), whichever results in the better after-tax position to the executive.

In exchange for being eligible for the severance benefits under the Policy, an executive must enter into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of three years following termination of employment for any reason, as well as not to disclose confidential information or disparage the Company and must sign a release of claims in favor of the Company before receiving any severance under the Policy. If the executive is a party to an agreement providing severance benefits, he or she will receive benefits under either the Policy or such other agreement, whichever provides the greater benefit, but may not receive severance under both.

Health and Welfare and Retirement Benefits

The Company maintains a comprehensive health and welfare benefit plan for all its U.S.-based employees, including the NEOs. The benefits offered to U.S. executive officers under this plan are essentially the same as those offered to all U.S.-based salaried employees of the Company.

The Company also maintains supplemental universal life insurance benefits for its designated executives prior to 2006, including Mr. Lopez. Six months and one day after retirement, the paid-up policy is distributed to the executive. The retiring executive also receives a tax reimbursement for the value of the policy, based on the terms established prior to 2006. In 2006, the Company closed this plan to new entrants. As such, all other NEOs (other than Mr. Lopez) are covered by a term life policy. The term life policy may be converted, at the participant’s expense, to an individual policy upon termination or retirement, subject to the terms and conditions of the insurance policy.

The O-I Glass Salary Retirement Plan (a defined benefit pension plan) was closed to new entrants after December 31, 2004. Also effective December 31, 2004, the Company changed the way that benefits can be paid for active participants under such plan. Benefits accrued as of December 31, 2004 are eligible to be paid in a lump sum upon retirement at the option of the participant. Benefits accrued post-December 31, 2004, however, are eligible to be paid only on an annuity basis. In addition, the O-I Glass Salary Retirement Plan was frozen as of December 31, 2015. Participants maintain benefits accrued as of the freeze date but will not accrue additional benefits beyond the freeze date. Also effective

42	2021 Proxy Statement

December 31, 2015, the lump sum payment option will now apply to the total accrued benefit for active and deferred vested participants who commence their benefit on January 1, 2016 or later.

As a U.S. tax qualified plan, benefits under the O-I Glass Salary Retirement Plan are limited by IRS regulations. For those U.S. employees who earn compensation in excess of IRS limits, the Company maintains an unfunded Supplemental Retirement Benefit Plan (“SRBP”). The SRBP is a non-qualified deferred compensation plans that allows for benefits in excess of the IRS limits to be accrued and paid to participants upon retirement. In this way, it enables participants to earn the same retirement benefits (as a percentage of income) as other associates who earn compensation below the IRS limits. All payments under the SRBP are made in a lump sum out of the general assets of the Company.

Mr. Lopez is a participant in the Company’s International Pension Plan, as he was employed abroad during a portion of his career with the Company. The International Pension Plan provides him with a retirement benefit equal to that provided under the O-I SRBP. The plan was frozen as of December 31, 2015. Participants maintain benefits accrued as of the freeze date but will not accrue additional benefits beyond the freeze date.

Messrs. Aujouannet and Torno are eligible for benefits under the Swiss Pension Plan.  This pension plan is part of a fully insured collective foundation that provides occupational pension benefits. The benefits are provided under a cash balance structure, meaning each participant has an account balance that will increase with annual savings credits and a guaranteed interest credit each year.  At hire, participants transfer their vested benefits from their previous employers into the account and may buy-back additional benefits during a certain year (subject to some limits).  The savings credits increase with age as a percentage of insured salary.  The Swiss Pension Plan also provides protection against disability, death and longevity risks.

The Company’s Stock Purchase and Savings Program (“SPASP”) is a defined contribution plan provided under Section 401(k) of the Internal Revenue Code. Contributions to the plan are subject to annual limits established by the IRS. While employees may direct their own contributions into a number of provided investments, the Company match of 50% of an eligible participant’s contribution up to the first 10% of the participant’s base salary plus annual incentive (up to the IRS maximum recognizable compensation level) is made in Company common stock. The match is immediately vested, and participants can move the match out of Company common stock, and into any of the other investments, at any time, subject to blackout periods and other trading window restrictions. The Company also contributes 3% of base salary to the SPASP each payroll period, which is invested in the same investment options selected by the participants for their own contributions.

For those U.S. employees who are limited in the amount that they may defer to the qualified SPASP due to IRS limits and who meet certain base pay requirements, the Company maintains an unfunded Executive Deferred Savings Plan (“EDSP”), which allows for deferrals of compensation on a pre-tax basis. The investment funds available under the EDSP are the same as those available under the SPASP.

Other Benefits

The Company provides limited perquisites to the NEOs that the Committee has determined to be competitive with the practices of the peer group companies. These perquisites include an annual executive physical and reimbursement for financial planning and tax preparation services up to $15,000 per year. Mr. Lopez is also eligible for restricted personal use of the Company aircraft (up to 50 hours per year). Mr. Currarino received relocation benefits (including certain tax gross-ups) in accordance with the Company’s standard relocation policy in connection with his move from Florida to Ohio. Mr. Aujouannet receives a car allowance as part of his Swiss compensation package. Mr. Torno receives a leased vehicle as part of his Swiss compensation package.

2021 Proxy Statement	43

The following tables show the benefits and perquisites available to each NEO in 2020:

Company Benefits & Perquisites	Value Provided by the
U.S. Executives	Company	Lopez	Haudrich	Currarino	Alvarez	Wilkinson
Health & Welfare
Health, Dental, Vision, Short- & Long-Term Disability	Comprehensive coverage	X	X	X	X	X
Retiree Medical		X
Supplemental Universal Life (hired prior to 2006)	3x Base Salary	X
Supplemental Term Life (hired after 2006)	3x Base Salary		X	X	X	X
Retirement—Qualified
Salary Retirement Plan (DB1)[3]	1.212% × Pay[4] × Service + 0.176% × Pay[5] × Service	X
Stock Purchase & Savings Program (DC2)	3% Base Salary[6]	X	X	X	X	X
Stock Purchase & Savings Program (DC2)	50% up to first 10% Base Salary + annual incentive[8]	X	X	X	X	X
Retirement—Non-Qualified
Supplemental Retirement Benefit Plan (DB1)	1.212% × Pay[4] × Service + 0.176% × Pay[5] × Service	X
Unfunded Executive Deferred Savings Plan (DC2)	Defer up to 100% Base Salary with Interest[7]	X	X	X	X	X
Unfunded Executive Deferred Savings Plan (DC2)	3% Base Salary[6]	X	X	X	X	X
Unfunded Executive Deferred Savings Plan (DC2)	50% up to first 10% Base Salary + annual incentive[8]	X	X	X	X	X
Perquisites
Financial Planning & Tax Preparation	Up to $15,000 per year	X	X	X	X	X
Physical Examination	Up to $3,500 per year	X	X	X	X	X
Personal Aircraft Usage	Up to 50 hours per year[9]	X
Home Security System[11]	Approximately $500 per year	X

Company Benefits & Perquisites
Swiss Executives	Value Provided by the Company	Aujouannet	Torno
Health & Welfare
Supplemental Universal Life (hired prior to 2006)	$200,000 death benefit		X
Retirement
Swiss Pension Plan (DB1)[10]		X	X
Perquisites
Leased Automobile			X
Financial Planning & Tax Preparation	Up to $15,000 per year	X	X
Physical Examination	Up to $3,500 per year	X	X

(1)	DB = Defined Benefit (e.g., pension plan)
(2)	DC = Defined Contribution (e.g., 401(k) plan)
(3)	Defined benefit pension plan was closed to new entrants after December 31, 2004, but participants continued to accrue benefits through December 31, 2015. Mr. Lopez’s Salary Retirement Plan benefit is based on his service from July 1, 2004 through July 1, 2009, which represents the time period that he was employed in the U.S. and covered under the qualified plan. Service for Mr. Lopez’s International Pension Plan benefit is from January 30, 1986 through December 31, 2015, which represents his original hire date with the Company, and provides him with a retirement benefit equal to the O-I SRBP and includes U.S. and non-U.S. pay and service. The value of this benefit is shown as his SRBP.
(4)	Pay = average annual earnings for high three years of salary plus annual incentive (if applicable)
(5)	Pay = average annual earnings above the Social Security wage rate at retirement
(6)	The Company contributes 3% of the participant’s base salary plus annual incentive (up to the IRS maximum recognizable compensation level) to the qualified Stock Purchase & Savings Program. The Company contributes 3% of the participant’s base salary plus annual incentive in excess of the IRS maximum recognizable compensation level to the non-qualified EDSP.
(7)	For deferrals prior to January 1, 2009, interest is compounded monthly with annual rate equal to average annual yield on domestic corporate bonds of Moody’s A-rated companies. For deferrals after December 31, 2008, accounts are credited with performance equivalent to the performance of the funds available under the Company’s qualified 401(k) plan based on individual investment elections.
(8)	The Company matches 50% of the participant’s contribution to the SPASP up to the first 10% of the participant’s base salary plus annual incentive (up to the IRS maximum recognizable compensation level). The Company matches 50% of the participant’s contribution up to the first 10% of base salary plus annual incentive in excess of the IRS maximum recognizable compensation level to the non-qualified EDSP.

44	2021 Proxy Statement

(9)	Pursuant to Board policy, for security reasons and to support efficient travel and maximize productivity, the Company’s CEO generally uses the Company aircraft for both business and personal travel. Personal use of the aircraft is limited to 50 hours per year.
(10)	Cash balance occupational benefits plan as required per Swiss pension laws.
(11)	For Mr. Lopez, the Company previously paid for the cost of installing a security system at his primary residence. In 2020, the Company paid for annual service costs associated with such security system.

Due to existing contractual arrangements, Mr. Lopez remains eligible for a tax gross-up on the annual economic value of an executive life insurance benefit. No other NEOs are eligible for gross-up on this benefit. The Committee previously reviewed Mr. Lopez’s and other grandfathered executive’s eligibility for gross-ups and determined that it was not in the share owners’ best interest to incur the costs that would be required to eliminate these contractually based benefits.

The Company previously eliminated all tax gross-ups on taxable perquisites, including the personal use of Company aircraft and financial planning services.  The Company’s standard relocation policy, however, does provide for tax assistance.

Roles and Responsibilities

There are many inputs to the executive compensation process, as well as the appropriate governance and compliance mechanisms. In general, the Committee has primary responsibility for discharging the Board’s responsibilities relating to compensation of the Company’s executive officers. When appropriate, the Committee holds executive sessions without management present (including the CEO). See description of the Committee above under the heading “Board and Committee Membership.”

Executive Compensation Consultant

To assist the Committee in carrying out its duties and responsibilities, the Committee engages the services of an executive compensation consultant. The consultant provides the Committee with competitive market compensation data for senior executives and information on current issues and trends on executive compensation program design and governance; advises the Committee on the overall design and implementation of the Company’s executive compensation programs, and provides various analyses related to incentive plan structure and award levels; assists with proxy disclosure requirements; and provides ongoing advice to the Committee on regulatory and other technical developments that may affect the Company’s executive compensation programs.

For 2020, the Committee continued to engage Pay Governance as its executive compensation consultant. The Company does not engage Pay Governance or any of its affiliates with respect to any other consulting services.

During 2020 specifically, the compensation consultant supported the Committee by: (i) reviewing the peer group used by the Committee for benchmarking; (ii) providing competitive market data on compensation for executives covered by the Committee’s charter; (iii) analyzing the historical alignment of the Company’s pay and performance versus the peer group; (iv) providing advice with respect to executive compensation matters, including annual and long-term incentive plan design, difficulty of the Company’s incentive plan goals, share utilization, pay mix as well as the impact of mergers, acquisitions, divestitures and other extraordinary items on the Company’s incentive goal achievement; (v) assisting the Company and Committee in considering and designing changes to the pay program; (vi) conducting a risk assessment of the Company’s compensation practices, as discussed previously; (vii) assisting the Company in its proxy disclosure, its Say-on-Pay proposal, development of its new equity plan for share owner approval and outreach to proxy advisors; (viii) advising the Committee about regulatory and legislative updates as well as market trends; (ix) assessing the competitiveness of the Company’s pay program for directors and proposing appropriate changes; and (x) participating in the Committees meetings during the year.

In its capacity as the executive compensation consultant to the Committee, the consultant reports directly to the Committee and the Committee retains sole authority to retain and terminate the consulting relationship. In carrying out its responsibilities, the executive compensation consultant will typically collaborate with management to obtain data, provide background on program history and operation, and clarify pertinent information. Working under the Committee’s direction, both the Committee and management will review and discuss key issues and alternatives during the development of recommendations and prior to presentation for final approval.

2021 Proxy Statement	45

The Committee also reviewed the nature and extent of the relationship between the Committee, the Company and its compensation consultant and the individuals at the consulting firm providing advice to the Committee and the Company with respect to any potential conflicts of interest. The Committee considered the following six factors in its evaluation:

●	provision of other services by the consulting firm;
●	amount of fees paid by the Company to the consulting firm, and those fees as a percentage of total revenue paid to all affiliates;
●	the policies and procedures that each consultant has in place to prevent conflicts of interest;
●	any business or personal relationships of the consultant with any members of the Committee;
●	any Company stock held by any of the individual consultants responsible for providing compensation advice to the Committee; and
●	any business or personal relationships between Company executives and the compensation consulting firm.

Based on that review, the Committee believes that there were during 2020, and are currently, no conflicts of interest or potential conflicts of interest that would unduly influence Pay Governance’s ability to provide the Committee candid, direct and objective advice that is independent of management, and that the advice received by the Committee is not influenced by any other economic relationship that either firm, or any of the individuals at either firm responsible for providing compensation advice to the Committee, has with the Company. To ensure ongoing independence and objectivity of advice, the executive compensation consultant:

●	is engaged by and reports directly to the Committee and its Chair;
●	can be terminated only by the Committee or its Chair;
●	meets as needed with the Committee in executive sessions that are not attended by any of the Company’s officers;
●	has direct access to all members of the Committee during and between meetings;
●	does not permit the individuals responsible for providing compensation advice to the Committee to act as the client relationship manager of his/her firm with regards to other business for the Company; and
●	cannot directly, or indirectly, through a member of the consulting team, participate in any activities related to other consulting services provided to the Company.

Chief Executive Officer

The Company’s CEO attends Committee meetings and is responsible for providing relevant input on the compensation elements of the executive officers, including individual performance input, and making specific recommendations on base salaries, annual and long-term incentives and promotions.

The CEO is also responsible for discussing the key business drivers behind the executive compensation results, including the establishment of the plan metrics, and periodically discussing the results achieved against those metrics. The CEO is excluded from executive sessions and from discussions involving his own compensation.

Senior Vice President, Chief Financial Officer

The Senior Vice President and Chief Financial Officer is responsible for coordinating Committee activities including: proposing meeting agendas based on the Committee’s planning calendar and decision-making responsibility; arranging for meetings outside of the normal meeting cycle as appropriate; assisting with the coordination of the work done by the Committee’s executive compensation consultant; and preparing appropriate materials for review by the Committee. The CFO follows up on meeting action items and other assignments from the Committee and is available for consultation with the Committee as needed.

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In this role, the CFO normally consults with the CEO, General Counsel and Corporate Secretary, and Co-Chief People and Culture Officers. Each may be asked to prepare information for Committee review, attend Committee meetings as appropriate, and provide relevant background information for inclusion in Committee materials.

The Company’s CFO also prepares and provides all financial results to the Committee as necessary to determine achievement against goals in the various incentive compensation plans. At the Committee’s request, the CFO provides commentary, discusses overall results providing appropriate information relative to achievement (or under or over achievement as may be the case), and plays a role in development of the goals presented for approval in incentive compensation plan design.

Other Executive Officers

The Company’s Co-Chief People and Culture Officers (duties are split between two individuals) participate in Committee meetings and are responsible for providing information on the Company’s human resources strategies, talent and development programs, labor relations, and management succession and development plans for executive officers.

The General Counsel and Corporate Secretary participates in Committee meetings and is responsible for providing relevant legal advice to the Committee on its executive compensation plans, and ensuring compliance with all appropriate regulations, including SEC and IRS regulations, that impact executive compensation. The General Counsel and Corporate Secretary also takes appropriate minutes to preserve a record of discussion and actions.

When appropriate, the Committee engages the services of outside legal counsel for providing advice where regular internal Company counsel may have conflicts.

Compensation and Talent Development Committee Report

The Compensation and Talent Development Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation and Talent Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Joseph D. Rupp, Chair

Peter S. Hellman

Hari N. Nair

Catherine I. Slater

John H. Walker

2021 Proxy Statement	47

2020 Summary Compensation Table

						Change in
						Pension Value
						and Non-
					Non-Equity	Qualified
				Stock	Incentive Plan	Deferred Comp	All Other
Name and Principal Position	Year	Salary($)(2)	Bonus ($)(2)	Awards ($)(3)	Compensation ($)(4)	Earnings ($)(5)	Compensation ($)(6)	Total ($)
Andres A. Lopez	2020	$1,050,000	$4,594	$6,100,005	$787,500	$705,642	$135,421	$8,783,162
President and Chief Executive Officer	2019	1,037,500	—	5,625,005	—	786,213	308,099	7,756,817
	2018	987,500	—	5,000,014	1,185,000	—	328,445	7,500,959
John A. Haudrich	2020	$587,500	$2,100	$1,450,006	$235,000	$—	$59,328	$2,333,934
Senior Vice President and	2019	516,364	—	1,100,015	—	—	66,081	1,682,460
Chief Financial Officer
Arnaud Aujouannet(1)	2020	$490,694	$573	$285,155	$130,031	$292494	$49,547	$1,248,494
Senior Vice President and Chief
Sales and Marketing Officer
Giancarlo Currarino	2020	$501,250	$1,768	$624,999	$162,906	$—	$54,087	$1,345,010
Senior Vice President, Chief Technical	2019	482,500	—	600,016	—	—	183,224	1,265,740
Operations Officer
Vitaliano Torno(1)	2020	$726,460	$849	$439,093	$257,629	$816,769	$34,885	$2,275,685
President Business Operations	2019	602,720	—	431,342	—	611,822	33,870	1,679,754
and O-I Europe	2018	612,061	—	431,342	292,970	383,367	—	1,719,740
Miguel I. Alvarez	2020	$294,583	$—	$524,996	$—	$—	$1,765,222	$2,584,801
Former President, O-I Americas	2019	501,250	—	525,004	—	—	58,871	1,085,125
	2018	486,250	—	500,006	252,850	—	341,980	1,581,086
Mary Beth Wilkinson	2020	$337,083	$—	$900,004	$—	$—	$53,434	1,290,521
Former Senior Vice President,	2019	501,250	—	629,997	—	—	54,949	1,186,196
General Counsel and Secretary

(1)	For Messrs. Aujouannet and Torno amounts paid in Swiss Francs were translated to U.S. Dollars at the average of the exchange rates as published by Bloomberg on the last business day of each month during 2020.
(2)	The base salaries for the CEO and the other NEOs were reduced by 25% and 20%, respectively, from June 1 through December 31, 2020, under the compensation reduction program approved by the Board of Directors. In order for the NEOs to be eligible for a repayment of the reduced amounts, the Company had to remain in compliance with the covenants of its secured credit agreement, which it did. In January 2021, those NEOs whose salaries were reduced and who were still actively employed by the Company received a payment equal to the amount of the reduction, plus an extra 1% to 3% (depending on country) to recognize their contribution to ensure the Company’s financial stability.

Amounts shown reflect the base salaries payable for 2020 without regard for any reduction pursuant to the compensation reduction program described above, with the exception of Ms. Wilkinson who was not eligible for a repayment and Mr. Alvarez who was not subject to the program due to his separation of employment.  The NEOs’ actual base salaries (after taking into account such reductions) were as follows:

For Mr. Lopez, $896,875.

For Mr. Haudrich, $517,500.

For Mr. Aujouannet, $433,291.

For Mr. Currarino, $442,333.

For Mr. Torno, $638,037.

(3)	Amounts in this column reflect the grant date fair market value of restricted stock units and performance stock units (at target level) granted in the year indicated as computed in accordance with FASB ASC 718. For a discussion of the assumptions made in the valuation reflected in this column, See Note 17 to the Consolidated Financial Statements for 2020 contained in the Annual Report Form 10 K filed with the SEC on February 16, 2021.

In the event the performance stock units pay out at maximum value, the total grant date values for grants of 2020 restricted stock units and performance stock units would be:

For Mr. Lopez, $9,760,007.

For Mr. Haudrich, $2,320,009.

For Mr. Aujouannet, $456,251.

For Mr. Currarino, $999,999.

For Mr. Torno, $702,551.

For Mr. Alvarez, $839,993.

For Ms. Wilkinson, $1,440,005.

(4)	Amounts in this column reflect STI awards made pursuant to the Amended and Restated 2017 Incentive Award Plan. Mr. Alvarez and Ms. Wilkinson were not eligible for an STI award for 2020 because they separated from employment with the Company during 2020.
(5)	Amounts in this column reflect the increase in the present value of the accumulated benefits under the following: Mr. Lopez—the Salary Retirement Plan, the Supplemental Retirement Benefit Plan, and the International Pension Plan; Mr. Torno – the Swiss Pension Plan.

The Company closed participation to the Salary Retirement Plan and the Supplemental Retirement Benefit Plan effective December 31, 2004. As a result, Ms. Wilkinson and Messrs. Alvarez, Currarino, and Haudrich did not participate in these plans.

The Salary Retirement Plan and the International Pension Plan were frozen as of December 31, 2015. Participants maintain benefits accrued as of the freeze date, but will not accrue additional benefits beyond the freeze date. As a result, Mr. Aujouannet did not participate in this plan.

The Company’s NEOs did not accrue any preferential or above market earnings on their non-qualified deferred compensation.

48	2021 Proxy Statement

(6)	All other compensation for 2020 is summarized below:

			Company	Company
			Contributions	Contributions to		Payments in
	Executive		to Qualified	Non-Qualified		Regard to
	Life		Stock	Executive		Termination
	Insurance	Personal Use	Purchase &	Deferred	International	of	Other
	Premium	of Company	Savings	Savings	Assignment /	Employment	Miscellaneous	Tax
	(a)	Aircraft (b)	Program (c)	Program (d)	Relocation (e)	(f)	Income (g)	Payments (h)	Total
Andres A. Lopez	$14,210	$22,355	$21,550	$50,200	$—	$—	$14,327	$12,779	$135,421
John A. Haudrich	3,901	—	19,383	22,017	—	—	14,027	—	$59,328
Arnaud Aujouannet	—	—	—	—	—	—	49,547	—	$49,547
Giancarlo Currarino	3,285	—	18,300	13,720	8,658	—	6,440	3,684	$54,087
Vitaliano Torno	—	—	—	—	—	—	34,885	—	$34,885
Miguel I. Alvarez	1,916	—	21,550	2,017	—	1,738,946	793	—	$1,765,222
Mary Beth Wilkinson	2,683	—	18,300	8,667	—	22,000	1,784	—	$53,434

(a)	For Mr. Lopez, this amount is attributable to premiums paid during 2020 by the Company in connection with life insurance policies issued pursuant to the Executive Life Insurance Plan and participation agreements entered into with the Company. For the other NEOs, the amounts represent the actual premium payments for executive life insurance policies with a face value equal to three times base annual salary for the NEO plus $60,000 for accidental death and dismemberment coverage.
(b)	The amount shown in this column represents the variable costs for personal use of Company aircraft by the NEOs. Variable costs were calculated based on a methodology that reflects average costs of operating each aircraft, such as fuel costs, trip related maintenance, crew travel expenses, trip related fees and storage costs, on board catering and communications charges, and other miscellaneous variable costs. Since the aircraft are used primarily for business travel, fixed costs that do not change based on usage such as pilot compensation, the purchase or lease costs of the aircraft, and maintenance not related to travel are excluded.
(c)	The amount shown in this column for Messrs. Lopez and Alvarez represents the Company match of $13,000 plus the 3% Company base salary contribution of $8,550 to the SPASP.

The amount shown in this column for Mr. Haudrich represents the Company match of $10,833 plus the 3% Company base salary contribution of $8,550 to the SPASP.

The amount shown in this column for Ms. Wilkinson and Mr. Currarino represents the Company match of $9,750 plus the 3% Company base salary contribution of $8,550 to the SPASP.

As Messrs. Aujouannet and Torno are based in Switzerland, they are not participants in these plans.

(d)	The amount shown in this column for Mr. Lopez represents the Company match of $31,844 plus the 3% Company base salary contribution of $18,356 to the EDSP.

The amount shown in this column for Mr. Haudrich represents the Company match of $15,042 plus the 3% Company base salary contribution of $6,975 to the EDSP.

The amount shown in this column for Mr. Alvarez represents the Company match of $1,729 plus the 3% Company base salary contribution of $288 to the EDSP.

The amount shown in this column for Mr. Currarino represents the Company match of $9,000 plus the 3% Company base salary contribution of $4,720 to the EDSP.

The amount shown in this column for Ms. Wilkinson represents the Company match of $7,104 plus the 3% Company base salary contribution of $1,563 to the EDSP.

As Messrs. Aujouannet and Torno are based in Switzerland, they are not participants in these plans.

(e)	The amount shown in this column for Mr. Currarino includes $8,658 for storage costs related to his move to Ohio.
(f)	The amount shown in this column for Mr. Alvarez represents $1,666,500 in severance, consisting of a lump sum severance benefit equal to two times his base salary and target bonus, $37,811 continued healthcare coverage, $5,500 for outplacement services, and $29,135 for unused vacation upon the separation of his employment. Mr. Alvarez is entitled to receive standard outplacement assistance offered by the Company, though he had not requested such services as of December 31, 2020. The amount shown for Ms. Wilkinson represents $22,000 for unused vacation, which was paid in connection with her separation from employment.
(g)	The amount shown in this column for Mr. Lopez represents $5,070 for reimbursement of professional advice related to tax, estate planning and financial planning; $2,325 for the cost of an annual executive physical; $133 for the personal use of a car service; $5,799 for dividend equivalents; $500 for home security costs; and $500 in disaster relief due to COVID, which was a one-time financial lump-sum contribution that was provided to employees who worked from home as a result of the COVID-19 pandemic to assist with some of the expenses they incurred related to that move.

The amount shown in this column for Mr. Haudrich represents $11,750 for reimbursement of professional advice related to tax, estate planning and financial planning; $645 for the personal use of a car service; $1,132 for dividend equivalents; and $500 in disaster relief due to COVID, which was a one-time financial lump-sum contribution that was provided to employees who worked from home as a result of the COVID-19 pandemic to assist with some of the expenses they incurred related to that move.

The amount shown in this column for Mr. Alvarez represents $256 for the personal use of a car service; and $537 for dividend equivalents.

The amount in this column for Mr. Aujouannet represents $48,775 for car allowance; $535 for work from home allowance; and $237 for dividend equivalents.

The amount shown in this column for Mr. Currarino represents $5,113 for reimbursement of professional advice related to tax, estate planning and financial planning; $214 for the personal use of a car service; $613 for dividend equivalents; and $500 in disaster relief due to COVID, which was a one-time financial lump-sum contribution that was provided to employees who worked from home as a result of the COVID-19 pandemic to assist with some of the expenses they incurred related to that move.

The amount shown in this column for Ms. Wilkinson represents $1,140 for reimbursement of professional advice related to tax, estate planning and financial planning; and $644 for dividend equivalents.

The amount shown in this column for Mr. Torno represents $27,559 for lease cost of automobile; $6,350 for reimbursement of professional advice related to tax, estate planning and financial planning; $535 for work from home allowance; and $441 for dividend equivalents.

(h)	With respect to Mr. Lopez, the amount shown in this column includes $12,779, for tax gross ups on life insurance benefits attributable to premiums paid during 2020 by the Company in connection with life insurance policies issued pursuant to the Executive Life Insurance Plan and participation agreements entered into with the Company.

For Mr. Currarino, the amount represents $3,684 for tax gross-up assistance on relocation costs.

2021 Proxy Statement	49

Grants of Plan-Based Awards in 2020

									All Other
								All Other	Option
								Stock	Awards:	Exercise or	Grant Date
								Awards:	Number of	Base Price	Value of
								Number of	Securities	of Option	Stock and
								Shares or	Underlying	Awards	Option
		Estimated Future Payouts Under Non			Estimated Future Payouts Under Equity			Units	Options	($ Per	Awards
		Equity Incentive Plan Awards (1)			Incentive Plan Awards (2)			(#)(3)	(#)(4)	Share)(4)	($)(4)
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	($)	($)	($)	(#)	(#)	(#)
Andres A. Lopez	3/7/2020	$472,500	$1,575,000	$3,150,000	94,249	392,704	942,490	261,803	—	$9.32	$6,100,005
John A. Haudrich	3/7/2020	$141,000	470,000	940,000	22,404	93,348	224,035	62,232	—	9.32	1,450,006
Arnaud Aujouannet	3/7/2020	$73,604	245,347	490,694	4,406	18,358	44,059	12,238	—	9.32	285,155
Giancarlo Currarino	3/7/2020	$97,744	325,813	651,625	9,657	40,236	96,566	26,824	—	9.32	624,999
Vitaliano Torno	3/7/2020	$154,577	515,258	1,030,516	6,784	28,268	67,843	18,845	—	9.32	439,093
Miguel I. Alvarez	3/7/2020	$57,444	191,479	382,958	8,112	33,798	81,115	22,532	—	9.32	524,996
Mary Beth Wilkinson	3/7/2020	$65,731	219,104	438,208	13,906	57,940	139,056	38,627	—	9.32	900,004

(1)	These columns show the threshold, target and maximum amounts of annual STI awards that would have become payable to the NEOs based on 2020 performance (under the original 2020 STI program and without taking into account the adjustments made in connection with the COVID-19 pandemic). See “Compensation Discussion and Analysis—Annual Incentive” for further discussion. As a result of their separations of employment with the Company during 2020, Mr. Alvarez and Ms. Wilkinson were not eligible for payment of an STI award for 2020.
(2)	These columns show the threshold, target and maximum number of shares that may be paid pursuant to performance stock units granted in 2020 to each of the NEOs under the Amended and Restated 2017 Incentive Award Plan. See “Compensation Discussion and Analysis—Long-Term Incentives” for further discussion regarding the awards. Actual payouts vary based on final performance results and range from 24% to 240% of target when considering the effect of the r-TSR modifier.
(3)	These columns show the restricted stock units granted in 2020 to each of the NEOs under the 2017 Incentive Award Plan. See “Compensation Discussion and Analysis—Long-Term Incentives” for further discussion regarding the awards. Mr. Alvarez and Ms. Wilkinson forfeited all the restricted stock units granted in 2020 upon their separations of employment with the Company.
(4)	The full grant date fair value was computed in accordance with FASB ASC 718 and the assumptions set forth in Note 17 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K filed with the SEC on February 16, 2021. There can be no assurances that the amounts shown in the table will be realized by the NEO. For performance stock units, these amounts represent attainment at target level. In the event the performance stock units pay out at maximum value (240% of target when considering the effect of the r-TSR modifier), the total grant date value of performance stock units granted in 2020 are:

For Mr. Lopez: $ 8,784,000;

For Mr. Haudrich: $2,088,000;

For Mr. Aujouannet: $410,621;

For Mr. Currarino: $900,000;

For Mr. Torno: $632,297;

For Mr. Alvarez: $756,000; and

For Ms. Wilkinson $1,296,000.

50	2021 Proxy Statement

Outstanding Equity Awards at Fiscal Year End 2020

		Option Awards					Stock Awards
										Equity		Equity Incentive
										Incentive Plan		Plan Awards:
		Number of		Number of						Awards:		Market or Payout
		Securities		Securities			Number of		Market Value	Number of		Value of
		Underlying		Underlying			Shares or		of Shares or	Unearned		Unearned Shares,
		Unexercised		Unexercised			Units of		Unit that	Shares, Units		Units or Other
		Options:		Options:	Option	Option	Stock that		Have Not	or Other Rights		Rights that Have
		Exercisable		Unexercisable	Exercise	Expiration	Have Not		Vested ($)	that Have Not		Not Vested ($)
Name		(#)		(#)	Price ($)	Date	Vested (#)		(20)	Vested (#)		(20)
Andres A. Lopez	2020						261,803	(7)	3,115,456	392,704	(16)	4,673,178
	2019						86,229	(9)	1,026,125	172,458	(18)	2,052,250
	2018						56,689	(10)	674,599	113,379	(19)	1,349,210
	2017						30,968	(11)	368,519
	2016	194,528	(2)	0	15.05	3/7/2023
	2015	62,972	(4)	0	23.99	3/7/2022
	2014	7,301	(5)	0	25.73	11/3/2021
	2014	9,377	(6)	0	33.62	3/7/2021
	2004						1,000	(14)	11,900
	1999						3,000	(15)	35,700
John A. Haudrich	2020						62,232	(7)	740,561	93,348	(16)	1,110,841
	2019						7,784	(8)	92,630	15,568	(17)	185,259
	2019						9,198	(9)	109,456	18,396	(18)	218,912
	2018						5,668	(10)	67,449	11,338	(19)	134,922
	2017						2,890	(11)	34,391
	2016	17,570	(2)	0	15.05	3/7/2023
	2015	6,297	(4)	0	23.99	3/7/2022
	2014	3,751	(6)	0	33.62	3/7/2021
Arnaud Aujouannet	2020						12,238	(7)	145,632	18,358	(16)	218,460
	2019						3,547	(9)	42,209	7,095	(18)	84,431
	2018						2,142	(10)	25,490	4,286	(19)	51,003
	2017						546	(11)	6,497
	2016	2,510	(2)	0	15.05	3/7/2023
Giancarlo Currarino	2020						26,824	(7)	319,206	40,236	(16)	478,808
	2019						9,198	(9)	109,456	18,396	(18)	218,912
	2018						6,236	(10)	74,208	12,472	(19)	148,417
	2017						3,211	(11)	38,211
	2016	2,208	(1)	0	17.78	9/1/2023
	2016	5,647	(2)	0	15.05	3/7/2023
	2015	14,169	(4)	0	23.99	3/7/2022
	2014	7,502	(6)	0	33.62	3/7/2021
Vitaliano Torno	2020						18,845	(7)	224,256	28,268	(16)	336,389
	2019						6,612	(9)	78,683	13,225	(18)	157,378
	2018						4,864	(10)	57,882	9,728	(19)	115,763
	2017						2,582	(11)	30,726
	2016	17,299	(2)	0	15.05	3/7/2023
	2015	3,071	(3)	0	24.92	5/4/2022
	2015	4,723	(4)	0	23.99	3/7/2022
	2014	2,063	(6)	0	33.62	3/7/2021
	2004						2,000	(12)	23,800
	2003						1,000	(13)	11,900
	2002						1,000	(14)	11,900
	1999						3,000	(15)	35,700
Miguel I. Alvarez	2020									4,824	(16)	57,406
	2019									8,009	(18)	95,307
	2018									9,655	(19)	114,895
	2017
	2016	3,313	(1)	0	17.78	8/1/2021
	2016	17,570	(2)	0	15.05	8/1/2021
	2015	7,872	(4)	0	23.99	8/1/2021
	2014	1,688	(6)	0	33.62	3/7/2021
Mary Beth Wilkinson	-	-		-	-	-	-		-	-		-

Stock Option Vesting Schedule		Vesting Dates
Option Grant Date	Option Price	25%	25%	25%	25%
(1) September 1, 2016	$17.78	9/1/17	9/1/18	9/1/19	9/1/20
(2) March 7, 2016	$15.05	3/7/17	3/7/18	3/7/19	3/7/20
(3) May 4, 2015	$24.92	5/4/16	5/4/17	5/4/18	5/4/19
(4) March 7, 2015	$23.99	3/7/16	3/7/17	3/7/18	3/7/19
(5) November 3, 2014	$25.73	11/3/15	11/3/16	11/3/17	11/3/18
(6) March 7, 2014	$33.62	3/7/15	3/7/16	3/7/17	3/7/18

2021 Proxy Statement	51

Restricted Stock Unit Vesting Schedule

Grant Date	Vesting Terms
(7) March 7, 2020	The restrictions on these restricted stock units lapse in equal annual installments on each of the first four anniversaries of the grant date.
(8) April 4, 2019	The restrictions on these restricted stock units lapse in equal annual installments on each of the first four anniversaries of the grant date.
(9) March 7, 2019	The restrictions on these restricted stock units lapse in equal annual installments on each of the first four anniversaries of the grant date.
(10) March 7, 2018	The restrictions on these restricted stock units lapse in equal annual installments on each of the first four anniversaries of the grant date.
(11) March 7, 2017	The restrictions on these restricted stock units lapse in equal annual installments on each of the first four anniversaries of the grant date.
(12) March 10, 2004

The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee’s retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.

(13) February 17, 2003

The restrictions on these restricted stock units lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee’s retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.

(14) February 2, 2002

The restrictions on these restricted stock units lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee’s retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.

(15) May 17, 1999

The restrictions on these restricted stock units lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee’s retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.

52	2021 Proxy Statement

Performance Share Unit Vesting Schedule

Grant Date	Vesting Terms
(16) March 7, 2020	Performance share units for the grant period of 2020-2022. The terms of these performance share units are described in the section entitled "Compensation Discussion and Analysis."
(17) April 4, 2019

Performance share units for the grant period of 2019-2021. These performance share units are eligible to vest based on average ROIC over the performance period and cumulative adjusted net EPS over the performance period, subject to an r-TSR modifier, as described in the section entitled "Compensation  Discussion and Analysis."

(18) March 7, 2019

Performance share units for the grant period of 2019-2021. These performance share units are eligible to vest based on average ROIC over the performance period and cumulative adjusted net EPS over the performance period, subject to an r-TSR modifier, as described in the section entitled "Compensation  Discussion and Analysis."

(19) March 7, 2018

Performance share units for the grant period of 2018-2020. These performance share units are eligible to vest based on average ROIC over the performance period and cumulative adjusted net EPS over the performance period, as described in the section entitled "Compensation Discussion and Analysis."

(20) Market value is computed based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2020 ($11.90), the last business day of the year.

Mr. Alvarez forfeited all restricted stock units and a prorated portion of his unvested and outstanding performance stock units upon his separation of employment with the Company.  Unvested awards granted to Ms. Wilkinson were cancelled upon her separation of employment from the Company.

Option Excercises and Stock Vested in 2020

	Option Awards		Stock Awards
	Number
	Of Shares	Value	Number of	Value
	Acquired on	Realized	Shares Acquired	Realized
Name	Exercise (#)	on Exercise ($)	On Vesting (#)	on Vesting ($)
Andres A. Lopez	—	$—	208,209	$1,940,508
John A. Haudrich	—	$—	23,245	$207,042
Arnaud Aujouannet	—	$—	4,974	$46,358
Giancarlo Currarino	—	$—	23,177	$216,557
Vitaliano Torno	—	$—	17,945	$167,247
Miguel I. Alvarez	—	$—	19,529	$182,010
Mary Beth Wilkinson	—	$—	20,098	$187,313

2021 Proxy Statement	53

Pension Benefits

		December 31, 2020
		Number of		Payments
		Years of	Present value of	During Last
		Credited	Accumulated	Fiscal Year
Name (1)	Plan Name	service (#)	Benefit ($)(2)	($)
Andres A. Lopez	Salary Retirement Plan	5.00	$196,908	$—
	Supplemental Retirement Benefit Plan	29.92	4,617,983	—
	Total		4,814,891
Arnaud Aujouannet	Swiss Pension Plan	5.50	672,657	—
	Total		672,657
Vitaliano Torno	Swiss Pension Plan	14.42	3,454,483
	Total		3,454,483	—

(1)	Messrs. Haudrich and Currarino and Ms. Wilkinson were not participants in the Salary Retirement Plan or the Supplemental Retirement Benefit Plan.

Additionally, Mr. Alvarez was not a participant in any foreign pension plan.

Mr. Lopez is a participant in the International Pension Plan, as he was employed abroad during a portion of his career with the Company. The International Plan benefit provides him with a retirement benefit equal to the O-I Supplemental Retirement Benefit Plan and includes U.S. and non-U.S. pay and service. The value of this benefit is shown as his Supplemental Retirement Benefit Plan amount.

(2)	The O-I Glass Salary Retirement Plan and International Pension Plan were frozen as of December 31, 2015. Participants maintain benefits accrued as of the freeze date but will not accrue additional benefits beyond the freeze date. In general, the present values changed as a result of varying interest rates.

Assumptions for Salary Retirement Plan and Supplemental Retirement Benefit Plan:

No preretirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is a plan-specific table projected generationally using the MP-2019 scale for December 31, 2019, and MP-2020 scale for December 31, 2020. For the portion of the benefit assumed to be received as a lump sum, mortality is RP-2006 combined annuitant/non-annuitant mortality table projected with an MP-2019 generational projection for December 31, 2019, and projected with MP-2020 generational projection for December 31, 2020 blended 50/50-male/female.

Lump Sum Rate - Salary Retirement Plan: 2.55%

Lump Sum Rate - Supplemental Retirement Benefit Plan: 2.60%

Annuity Rate - Salary Retirement Plan: 2.55%

Annuity Rate - Supplemental Retirement Benefit Plan: N/A

Benefits are deferred to the earliest unreduced retirement age, which is the later of the executive’s age or age 65.

All SRBP and International Pension Plan benefits are assumed to be taken as a lump sum; 80% of Salary Retirement Plan benefits are assumed to be taken as a lump sum with the remaining 20% taken as an annuity.

The International Pension Plan has been offset for the Supplemental Retirement Benefit Plan and Salary Retirement Plan only.

Assumptions for Swiss Pension Plan:

No preretirement mortality is assumed. After retirement, mortality is calculated according to mortality table BVG 2015 Generational (generated for the calendar year 2020).

December 31, 2020 Exchange Rate (USD/CHF): 1.131293

Discount Rate: 0.05%

54	2021 Proxy Statement

Interest Crediting Rate: 1.50%

Salary Increase: 1.50%

Mandatory Conversion rate at 65: 6.80%

Supplementary Conversion rate at 65: 5.500%

Non-Qualified Deferred Compensation

	2020 Values
	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals /	Balance at
	in Last FY ($)	in Last FY ($)	in Last FY	Distributions	Last FYE
	(1)	(2)	($) (3)	($)	($) (4)
Andres A. Lopez	$63,688	$50,200	$24,633	$368,776	$131,913
John A. Haudrich	30,083	22,017	18,234	133,437	264,726
Arnaud Aujouannet	—	—	—	—	—
Giancarlo Currarino	18,000	13,720	35,388	94,654	189,225
Vitaliano Torno	—	—	—	—	—
Miguel I. Alvarez	3,458	2,017	1,197	110,434	111,699
Mary Beth Wilkinson	14,208	8,667	9,415	96,835	29,031

(1)	Amounts in this column are included in the NEO’s base salary on the “2020 Summary Compensation Table.”
(2)	Amounts in this column are included in the “All Other Compensation” column on the “2020 Summary Compensation Table.”
(3)	Amounts in this column are not included in any of the amounts reported on the “2020 Summary Compensation Table.”
(4)	Of the total amounts listed in this column, the following amounts have been included in the “Salary” or “All Other Compensation” columns in the “Summary Compensation Table” since 2006: for Mr. Lopez—$1,192,179, for Mr. Haudrich—$163,143, for Mr. Alvarez—$279,804, for Mr. Currarino—$117,277, and for Ms. Wilkinson—$107,985.

Executive Deferred Savings Plan

Participants may defer up to 100% of base salary into the Executive Deferred Savings Plan. Deferrals made prior to January 1, 2009, including the Company match on such deferrals, could be credited to a “cash deferral account” or a “stock deferral account” at the individual’s election. Interest is credited in the “cash” account, compounded monthly, at a rate equal to the average annual yield on domestic corporate bonds of Moody’s A- rated companies. The “stock” account is credited with a number of stock units equal in value to the amount specified to be credited to each respective account, and the value of such account is determined by reference to the closing price of the Company’s stock on the principal exchange on which Company stock is traded on the day before the date on or as of which such value is being determined or, if no Company stock was traded on such day, then on the next preceding trading day on which Company stock was so traded. Deferrals after December 31, 2008, including the Company match on such deferrals, are credited to the same funds available under the Company’s tax qualified 401(k) plan. Upon any termination of employment, the account balance is paid out in its entirety as soon as practical following such termination.

Potential Payments upon Termination or Change in Control

The following tables show the amount of compensation that may be paid to each NEO upon voluntary termination, retirement, involuntary termination not for cause, change in control (as defined in the Amended and Restated 2017 Incentive Award Plan), for cause termination, disability, and death. The amounts shown assume a termination date effective December 31, 2020, the last business day of the year. For payments made pursuant to stock options, restricted stock units, or performance stock units, the amount earned by each NEO upon retirement may differ based on whether they are eligible for early or normal retirement. As a result, the table reflects only that amount they were eligible for at December 31, 2020.

Unless specifically noted, each of the payments described below is the same for any salaried employee of the Company.

2021 Proxy Statement	55

Payments Made upon Termination

Payments made upon termination for any reason include:

●Amounts accrued and vested through the Salary Retirement Plan (SRP), Supplemental Retirement Benefit Plan (SRBP), International Pension Plan and Swiss Pension Plan.
●Equity awards that vest on or prior to the date of termination; stock options that were vested but unexercised as of December 31, 2020 were excluded from the values shown.

Payments Made upon Retirement

In addition to the above:

●Upon retirement (defined as at least age 60 with at least ten years of service or age 65 with no service requirement):
o	Unvested stock options continue normal vesting and are exercisable through their original term.
o	Unvested restricted stock units continue to vest in accordance with their normal vesting schedule if granted at least one year prior to the retirement date; restricted stock units granted less than one year prior to the retirement date are forfeited.
o	Unvested performance stock units immediately vest, and any payout earned based on Company performance will be paid following the end of the applicable performance period.
●Mr. Lopez is eligible to participate in the Company’s retiree medical plan as he became eligible to retire at age 55 with at least ten years of service. This plan provides pre-age 65 coverage to employees and their spouse. The plan is only available to U.S. employees hired prior to January 1, 2003; as a result, the other NEOs are not eligible to participate in this plan.

Payments Made upon Involuntary Termination Not for Cause

In addition to the payments noted under “Payments Made upon Termination” above, upon a termination by the Company other than for cause (referred to as an “Involuntary Termination Not for Cause”):

●Unvested stock options are forfeited. Vested stock options can be exercised through the earlier of one year from the termination date or the option expiration date.
●Unvested restricted stock units are forfeited.
●Unvested performance stock units immediately vest on a pro-rata basis, and any payout earned based on Company performance will be paid following the end of the applicable performance period.
●Under the terms of the Executive Severance Policy, upon an Involuntary Termination Not for Cause or a resignation for “good reason,” the NEOs are eligible to receive a lump sum severance benefit equal to two times annual base salary plus target bonus, plus continued health benefits for up to 24 months following termination at the same rate as active employees. If the provision of health benefits, however, would cause a negative tax consequence for the Company under the Affordable Care Act, then the Company will pay the executive the value of the health benefits in cash. During the two-year severance period, executives will also be entitled to standard outplacement assistance offered by the Company from time to time. Severance benefits are subject to the executive entering into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of three years following termination of employment for any reason, as well as not to disclose confidential information or disparage the Company, and to the executive signing a release of claims in favor of the Company.

56	2021 Proxy Statement

Payments Made upon Change in Control

●	In the event of a change in control of the Company, if outstanding equity awards are assumed by the acquirer in such change in control:
o	Unvested stock options remain outstanding and continue to vest according to their normal vesting schedule. If the applicable NEO incurs a termination of employment within two years after the change in control without “cause” or for “good reason,” the options will fully vest upon such termination.
o	Unvested restricted stock units and performance stock units will remain outstanding and continue to vest according to their normal vesting schedule. If the applicable NEO incurs a termination of employment within two years after the change in control without “cause” or for “good reason,” the units will fully vest and be paid out on their regular payment dates (at target level for performance stock units).
●	In the event of a change in control of the Company in which outstanding equity awards are not assumed or replaced by the acquirer:
o	Unvested stock options become fully exercisable prior to (and conditioned upon) the effective date of a change in control.
o	Unvested restricted stock units will fully vest immediately prior to the change in control and be paid on their regular vesting dates.
o	Unvested performance stock units will vest at target level immediately prior to the change in control and become payable at the time of the change in control.
●	In the event of an Involuntary Termination Not for Cause, or a termination by the executive for “good reason,” during the 24-month period following a change in control, under the terms of the Executive Severance Policy, the NEOs are eligible to receive those benefits noted above in the event of Involuntary Termination Not for Cause. If the severance benefits, along with any other payments occurring in connection with the change in control, were to cause the executive to be subject to the excise tax provisions of Sections 4999 of the Internal Revenue Code, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or the executive will be entitled to retain his or her full severance benefits, whichever results in the better after tax position to the executive.

Payments Made upon Death or Total Disability

●	Upon an NEO’s death or total disability:
o	Unvested stock options immediately vest and can be exercised through the earlier of one year from the date of death/disability or the option expiration date.
o	Unvested restricted stock units will fully vest upon death/disability and be paid on their regular vesting dates.
o	Unvested performance stock units immediately vest, and any performance stock unit payout earned based on Company performance will be paid following the end of the applicable performance period.
●	In the event of a disability, if such U.S. based NEO has completed at least one year of service at the time of disability, he or she is eligible to participate in the Company’s long-term disability plan for salaried employees. This plan pays participants approximately 60% of their base salary plus target bonus in combination with other types of income replacement benefits, such as Social Security or workers’ compensation, capped at $15,000 per month, for the duration of their disability, or until age 65.
●	In the event of a disability, such U.S. based NEO receives continued coverage under the Company’s health care plan for active employees for the duration of their coverage under the Company’s long-term disability plan.
●	The NEOs based in the U.S. participate in a life insurance program that differs from that offered to most salaried employees of the Company. For these NEOs, the benefit payable to the beneficiary upon death is three times annual base salary.

2021 Proxy Statement	57

●	In the event of Messrs. Aujouannet and Torno’s death or disability, they (or their beneficiaries) would become eligible for pension benefits. In the event of Mr. Torno’s death, his beneficiary would receive his executive retiree life insurance benefits.

The following tables represent potential payments to the NEOs under the various termination scenarios. The values assume termination on December 31, 2020.

Andres A. Lopez

		Involuntary	Change In
		Termination Not	Control With	For Cause
	Retirement	For Cause	Termination	Termination	Disability	Death
Compensation
2020 Annual Incentive (STI)	$787,500	$—	$—	$—	$787,500	$787,500
Stock Options	—	—	—	—	—	—
Performance Shares	—	$4,028,195	8,074,638	—	8,074,638	8,074,638
Restricted Stock Awards	—	47,600	5,232,299	—	5,232,299	5,232,299

Benefits and Perquisites
Retirement Plans (SRP, SRBP & International)	4,588,000	4,588,000	4,588,000	4,588,000	4,588,000	3,117,000
Health & Welfare Benefits	2,910,000	2,923,555	2,910,000	2,910,000	2,934,230	40,000
Disability Income	—	—	—	—	1,013,301	—
Life Insurance Benefits	—	—	—	—	—	3,150,000
Severance	—	5,250,000	5,250,000	—	—	—
Outplacement Services	—	5,000	5,000	—	—	—

280G Tax Adjustments
Adjustment from Modified Cap	—	—	—	—	—	—
Total	$8,285,500	$16,842,350	$26,059,937	$7,498,000	$22,629,968	$20,401,437

Assumptions

No preretirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is a plan specific table projected generationally using MP-2020 scale. For the portion of the benefit assumed to be received as a lump sum, mortality is a RP-2006 combined annuitant/non-annuitant mortality table projected with MP-2020 generational projection, blended 50/50-male/female for December 31, 2020.

Executive life insurance benefits (included in health and welfare) include assumed tax gross up of 37.00% for Federal and 4.797% for Ohio state taxes.

All SRBP and International Pension Plan benefits are assumed to be taken as a lump sum. Eighty percent of Salary Retirement Plan benefits are assumed to be taken as a lump sum with the remaining 20% as an annuity. The Salary Retirement Plan interest rate is 2.55%, the interest rate used for lump sums in the SRBP and International Plan is 2.60% and the interest rate used for health and welfare benefits is 2.55%.

Benefits Payable

Termination benefits represent the value of the pension benefits as if the participant terminated employment on December 31, 2020 and commences payment immediately.  The value of the post-retirement medical and executive retiree life insurance benefits assumes Mr. Lopez terminated as of December 31, 2020 and immediately elected coverage.

Retirement benefits represent the value of the pension benefits as if Mr. Lopez terminated on December 31, 2020 and commenced payment as soon as possible. Since Mr. Lopez is currently eligible to retire, this value represents commencement at December 31, 2020. The health and welfare benefits represent the value of the postretirement medical and executive retiree life insurance benefits as if he terminated as of December 31, 2020 and immediately elected coverage.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”  Retiree medical benefits are deferred until 24 months after termination.

Disability benefits represent the value of benefits as if Mr. Lopez became disabled on December 31, 2020 and received disability benefits until age 65. Pension benefits reflect accrued benefits payable immediately. Health and welfare benefits represent continued coverage until age 65 and the value of the executive retiree life insurance benefits as if he terminated as of December 31, 2020.

58	2021 Proxy Statement

Death benefits represent the value of benefits as if Mr. Lopez became deceased on December 31, 2020. Pension benefits reflect an immediate lump sum payable to the spouse equal to the greater of the lump sum value of the pre-retirement 50% Joint and Survivor spouse benefit, or the lump sum value of 25% of his base pay. Salary Retirement Plan benefits reflect a 50% Joint and Survivor benefit payable at his earliest retirement date. Health and welfare benefits represent retiree medical benefits for his spouse.

Retiree medical benefits are not available post age 65.

John A. Haudrich

		Involuntary	Change In
	Voluntary	Termination Not	Control With	For Cause
	Resignation	For Cause	Termination	Termination	Disability	Death
Compensation
2020 Annual Incentive (STI)	$—	$—	$—	$—	$235,000	$235,000
Stock Options	—	—	—	—	—	—
Performance Shares	—	716,116	1,649,935	—	1,649,935	1,649,935
Restricted Stock Awards	—	—	1,044,487	—	1,044,487	1,044,487

Benefits and Perquisites
Health & Welfare Benefits	—	31,383	31,383	—	172,607	7,846
Disability Income	—	—	—	—	1,724,959	—
Life Insurance Benefits	—	—	—	—	—	1,800,000
Severance	—	2,160,000	2,160,000	—	—	—
Outplacement Services	—	5,000	5,000	—	—	—

280G Tax Adjustments	—	—	—	—	—	—
Adjustment from Modified Cap
Total	$—	$2,912,499	$4,890,805	$—	$4,826,988	$4,737,268

Benefits Payable

Mr. Haudrich is not eligible for a retirement plan.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”

Disability benefits represent the value of benefits as if Mr. Haudrich became disabled on December 31, 2020 and received disability benefits until age 65.

Death benefits represent the value of benefits as if Mr. Haudrich became deceased on December 31, 2020.

Arnaud Aujouannet

		Involuntary	Change In
	Voluntary	Termination Not	Control With	For Cause
	Resignation	For Cause	Termination	Termination	Disability	Death
Compensation
2020 Annual Incentive (STI)	$—	$—	$—	$—	$122,674	$122,674
Stock Options	—	—	—	—	—	—
Performance Shares	—	168,829	353,894	—	353,894	353,894
Restricted Stock Awards	—	—	219,829	—	219,829	219,829

Benefits and Perquisites
Retirement Plans	672,657	672,657	672,657	672,657	4,551,657	9,423,000
Health & Welfare Benefits	—	—	—	—	—	—
Disability Income	—	—	—	—	1,206,874	—
Life Insurance Benefits	—	—	—	—	—	—
Severance	—	1,476,094	1,476,094	—	—	—
Outplacement Services	—	5,000	5,000	—	—	—

280G Tax Adjustments
Adjustment from Modified Cap	—	—	—	—	—	—
Total	$672,657	$2,322,580	$2,727,474	$672,657	$6,454,928	$10,119,397

2021 Proxy Statement	59

No preretirement mortality is assumed. After retirement, mortality is calculated according to mortality table BVG 2015 Generational (generated for the calendar year 2020).

December 31, 2020 Exchange Rate (USD/CHF):	1.13129
Discount Rate:	0.05%
Interest Crediting Rate:	1.50%
Salary Increase:	1.50%
Mandatory Conversion rate at 65:	6.80%
Supplementary Conversion rate at 65:	5.50%

Benefits Payable

Termination benefits represent the value of the pension and executive retiree life insurance benefits (including the tax gross up) as if Mr. Aujouannet terminated employment on December 31, 2020 and commenced retirement at age 65. There are no provisions in the pension plans that are contingent on the type of termination.

Earliest retirement benefits represent the value of the pension benefits and executive retiree life insurance as if Mr. Aujouannet terminated employment on December 31, 2020 and commenced retirement at age 65. The health and welfare benefits represent the value of the executive retiree life insurance benefits (including the tax gross up) as if Mr. Aujouannet retired as of December 31, 2020.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”

Disability benefits represent the value of pension and executive retiree life insurance benefits (including the tax gross up) as if Mr. Aujouannet became disabled on December 31, 2020. Under the pension plan, he would receive 40% of his pensionable salary until CHF 127,980 plus 65% of the pensionable salary above CHF 127,980 payable as a pension until age 65 and then his regular pension benefit thereafter. The health and welfare benefits represent the value of the executive retiree life insurance benefits (including the tax gross up) as if Mr. Aujouannet retired as of December 31, 2020.

Death benefits represent the value of benefits as if Mr. Aujouannet became deceased on December 31, 2020. Pension benefits reflect a lump sum payment equal to at least 200% of his annual pensionable salary plus a pension equal to 26% of his pensionable salary until CHF 127,980 plus 40% of the pensionable salary above CHF 127,980 payable for the lifetime of his eligible spouse.

Giancarlo Currarino

		Involuntary	Change In
	Voluntary	Termination Not	Control With	For Cause
	Resignation	For Cause	Termination	Termination	Disability	Death
Compensation
2020 Annual Incentive (STI)	$—	$—	$—	$—	$162,906	$162,906
Stock Options	—	—	—	—	—	—
Performance Shares	—	428,466	846,138	—	846,138	846,138
Restricted Stock Awards	—	—	541,081	—	541,081	541,081

Benefits and Perquisites
Health & Welfare Benefits	—	31,358	31,358	—	310,971	7,840
Disability Income	—	—	—	—	2,799,693	—
Life Insurance Benefits	—	—	—	—	—	1,515,000
Severance	—	1,666,500	1,666,500	—	—	—
Outplacement Services	—	5,000	5,000	—	—	—

280G Tax Adjustments
Adjustment from Modified Cap	—	—	—	—	—	—
Total	$—	$2,131,324	$3,090,077	$—	$4,660,789	$3,072,965

Benefits Payable

Mr. Currarino is not eligible for a retirement plan.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”

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Disability benefits represent the value of benefits as if Mr. Currarino became disabled on December 31, 2020 and received disability benefits until age 65. Health and welfare benefits represent continued coverage until age 65 for the participant and all eligible dependents, subject to dependent limiting age of 26.

Death benefits represent the value of benefits as if Mr. Currarino became deceased on December 31, 2020. Health and welfare benefits represent continued coverage for eligible dependents, subject to dependent limiting age of 26, for 6 months.

Vitaliano Torno

		Involuntary	Change In
		Termination Not	Control With	For Cause
	Retirement	For Cause	Termination	Termination	Disability	Death
Compensation
2020 Annual Incentive (STI)	$243,052	$—	$—	$—	$243,052	$243,052
Stock Options	—	—	—	—	—	—
Performance Shares	609,530	609,530	609,530	—	609,530	609,530
Restricted Stock Awards	259,599	259,599	474,846	—	474,846	474,846

Benefits and Perquisites
Retirement Plans	3,454,483	3,454,483	3,454,483	3,454,483	4,503,483	13,583,000
Health & Welfare Benefits	325,000	325,000	325,000	325,000	325,000	—
Disability Income	—	—	—	—	1,915,119	—
Life Insurance Benefits	—	—	—	—	—	325,000
Severance	—	2,920,098	2,920,098	—	—	—
Outplacement Services	—	5,000	5,000	—	—	—

280G Tax Adjustments
Adjustment from Modified Cap	—	—	—	—	—	—
Total	$4,891,664	$7,573,710	$7,788,957	$3,779,483	$8,071,030	$15,235,428

Assumptions

No preretirement mortality is assumed. After retirement, mortality is calculated according to mortality table BVG 2015 Generational (generated for the calendar year 2020).

December 31, 2020 Exchange Rate (USD/CHF):	1.13129
Discount Rate:	0.05%
Interest Crediting Rate:	1.50%
Salary Increase:	1.50%
Mandatory Conversion rate at 65:	6.80%
Supplementary Conversion rate at 65:	5.50%

Benefits Payable

Termination benefits represent the value of the pension and executive retiree life insurance benefits (including the tax gross up) as if Mr. Torno terminated employment on December 31, 2020 and commenced retirement at age 65. There are no provisions in the pension plans that are contingent on the type of termination.

Earliest retirement benefits represent the value of the pension benefits and executive retiree life insurance as if Mr. Torno terminated employment on December 31, 2020 and commenced retirement at age 65. The health and welfare benefits represent the value of the executive retiree life insurance benefits (including the tax gross up) as if Mr. Torno retired as of December 31, 2020.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”

Disability benefits represent the value of pension and executive retiree life insurance benefits (including the tax gross up) as if Mr. Torno became disabled on December 31, 2020. Under the pension plan he would receive 40% of his pensionable salary until CHF 127,980 plus 65% of the pensionable salary above CHF 127,980 payable as a pension until age 65 and then his regular pension benefit thereafter. The health and welfare benefits represent the value of the executive retiree life insurance benefits (including the tax gross up) as if Mr. Torno retired as of December 31, 2020.

Death benefits represent the value of benefits as if Mr. Torno became deceased on December 31, 2020. Pension benefits reflect a lump sum payment equal to at least 200% of his annual pensionable salary plus a pension equal to

2021 Proxy Statement	61

26% of his pensionable salary until CHF 127,980 plus 40% of the pensionable salary above CHF 127,980 payable for the lifetime of his eligible spouse. The health and welfare benefits represent the value of the executive retiree life insurance benefits (including the tax gross up) as if Mr. Torno retired as of December 31, 2020.

Miguel I. Alvarez

Miguel I. Alvarez separated from employment with the Company effective August 1, 2020. In connection with the separation of his employment, he became entitled to receive severance payments and benefits consisting of $1,666,500 in severance, a lump sum severance benefit equal to two times his base salary and target bonus, and $29,135 for unused vacation. His then-unvested restricted stock units were forfeited and his outstanding and unvested performance share units became vested on a pro-rata basis and will be paid at the end of the applicable performance period based on actual performance. Mr. Alvarez is entitled to continued healthcare coverage for 24 months following his termination and the aggregate value of those healthcare benefits (for all 24 months) is $37,811. Mr. Alvarez is entitled to receive standard outplacement assistance offered by the Company, though he had not requested such services as of December 31, 2020.

Mary Beth Wilkinson

Mary Beth Wilkinson separated from employment with the Company effective September 5, 2020. In connection with her separation, she received $22,000 for unused vacation. She did not become entitled to any severance payments or benefits in connection with such separation.

62	2021 Proxy Statement

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is providing the following information regarding the ratio of the total annual compensation of Mr. Lopez, the CEO, to the total annual compensation of its median employee for its last completed fiscal year, 2020.

In 2020, the total annual compensation of the CEO as reported in the Summary Compensation Table, was $8,783,162. The total annual compensation of the median employee, calculated in the same manner as the CEO’s, was $34,582. As a result, for 2020, the estimate of the ratio of the CEO’s total annual compensation to the total annual compensation of the median employee was approximately 254 to 1.

The Company identified its median employee by examining compensation information derived from payroll records for all approximately 25,000 employees, with the exception of the CEO In identifying the median employee for 2020, the Company used all earnings for 2020 (salary, wages, overtime, bonuses, etc.) as reported by local payroll records. The Company annualized compensation for permanent employees who were employed for less than the full year, but otherwise did not make any other adjustments permitted by Item 402(u) of Regulation S-K.

2021 Proxy Statement	63

AUDIT COMMITTEE REPORT

As part of its ongoing activities, which are described under “Board and Committee Membership” (see page 16) the Audit Committee has:

●	discussed with the Company’s vice-president of internal audit and Ernst & Young LLP, the Company’s independent registered public accounting firm, the overall scope and plans for their respective audits;
●	reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements and the independent registered public accounting firm’s evaluation of the Company’s system of internal control over financial reporting contained in the Annual Report on Form 10-K for the year ended December 31, 2020;
●	discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission;
●	received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence;
●	discussed with the independent registered public accounting firm its independence from the Company and its management; and
●	met with the vice-president of internal audit and the independent registered public accounting firm, with and without management present, to discuss the above matters and the overall quality of the Company’s financial reporting.

On the basis of the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission. Also, the Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021.

The Audit Committee also concluded that the independent registered public accounting firm’s provision of non-audit services to the Company and its affiliates as described in the following section is compatible with the independent registered public accounting firm’s independence.

Alan J. Murray, Chair
Samuel R. Chapin

Peter S. Hellman
John Humphrey

Hari N. Nair

64	2021 Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with the SEC’s auditor independence rules, the Audit Committee has adopted procedures for pre-approving all non-audit services performed by Ernst & Young LLP. Those procedures are set forth below under the heading “Pre-Approval of Independent Registered Public Accounting Firm Services.”

Fees Paid to Ernst & Young LLP

The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of Ernst & Young LLP. The aggregate fees for professional services provided by Ernst & Young LLP to the Company in 2020 and 2019 for these various services were:

Type of Fees	2020	2019

	($ in millions)
Audit fees	$6.20	$7.33
Audit-related fees	0.40	1.01
Tax fees	0.80	1.44
All other fees	—	—
Total	$7.40	$9.78

In the above table: (a) “audit fees” were for the audit and quarterly reviews of the consolidated accounts, audit of internal control over financial reporting and report on internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002, statutory audits of international subsidiaries, audits of subsidiaries, audit procedures related to SEC filings and non-SEC offerings; (b) “audit-related fees” were for audits of employee benefit plans, agreed-upon procedures for third parties, due diligence in connection with proposed or consummated acquisitions and divestitures and other accounting consultations; (c) “tax fees” were for tax return preparation, federal, state and local tax planning, advice related to tax impacts of legal restructurings, international tax planning and advice as well as for services in connection with proposed or consummated acquisitions and divestitures; and (d) “all other fees” were for other projects throughout the year. All fees for professional services by Ernst & Young LLP were approved in advance under the Board’s pre-approval policy.

Pre-Approval of Independent Registered Public Accounting Firm Services

No services will be provided to the Company that are specifically prohibited by the Sarbanes-Oxley Act of 2002. Permitted services will be pre-approved by the Audit Committee as follows:

Statement of Principles

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair the firm’s independence from the Company. Unless a type of service has received pre-approval, it will require separate pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels will also require separate pre-approval by the Audit Committee.

A description of the audit, audit-related, tax, and all other services that have the pre-approval of the Audit Committee are found below. For non-audit services, Company management will submit to the Audit Committee for approval a list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. The term of any pre-approval is for 12 months, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will from time to time review and, if necessary, revise the list of pre-approved services based on subsequent determinations.

Delegation

The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

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Audit Services

The annual audit services engagement terms and fees will be subject to separate pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services, which are those services that only the independent registered public accounting firm reasonably can provide. Company management will submit to the Audit Committee for approval the list of Audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All other audit services not pre-approved must be separately pre-approved by the Audit Committee.

Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements and that are traditionally performed by the Company’s independent registered public accounting firm. The Audit Committee believes that the provision of audit-related services does not impair the independence of the firm and is consistent with the SEC’s rules on auditor independence.

Company management will submit to the Audit Committee for approval the list of audit-related services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All other audit-related services not pre-approved must be separately pre-approved by the Audit Committee.

Tax Services

The Audit Committee believes that the independent registered public accounting firm can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the firm’s independence.

Company management will submit to the Audit Committee for approval the list of tax services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All tax services involving large and complex transactions not pre-approved must be separately pre-approved by the Audit Committee.

All Other Services

The Audit Committee will separately pre-approve those permissible non-audit services classified as “all other services” that it believes are routine and recurring services and would not impair the independence of the firm.

A list of the SEC’s prohibited non-audit services is set forth below. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

Pre-Approval Fee Levels or Budgeted Amounts

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm will be established periodically by the Audit Committee. Any proposed services exceeding these levels or amounts will require separate pre-approval by the Audit Committee.

Procedures

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the Chief Financial Officer or his designee and must include a statement as to whether the request or application is consistent with the SEC’s rules on auditor independence. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this policy.

Supporting Documentation

With respect to each proposed pre-approval service, the independent registered public accounting firm will provide to the Audit Committee, as requested, detailed back-up documentation regarding the specific services to be provided.

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Prohibited Non-Audit Services

●	Bookkeeping or other services related to the accounting records or financial statements of the audit client
●	Financial information systems design and implementation
●	Appraisal or valuation services, fairness opinions or contribution-in-kind reports
●	Actuarial services
●	Internal audit outsourcing services
●	Management functions
●	Human resources
●	Broker-dealer, investment adviser or investment banking services
●	Legal services
●	Expert services unrelated to the audit

2021 Proxy Statement	67

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected and appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements. In conjunction with the mandated rotation of Ernst & Young LLP’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of Ernst & Young LLP’s new lead engagement partner.

Although the Board is not required to submit the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for share owner approval, the Board has elected to seek ratification by the share owners of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021. In the event the Company’s share owners do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider its use of Ernst & Young LLP.

A representative of Ernst & Young LLP is expected to attend the Annual Meeting virtually, and the representative will have an opportunity to make a statement if he or she so desires, and will also be available to respond to appropriate questions from share owners. The members of the Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

68	2021 Proxy Statement

PROPOSAL 3: APPROVAL OF THE COMPANY’S SECOND AMENDED AND RESTATED 2017 INCENTIVE AWARD PLAN

On March 25, 2021, subject to approval of our share owners, the Compensation and Talent Development Committee and our Board approved the Second Amended and Restated O-I Glass, Inc. 2017 Incentive Award Plan, attached to this proxy statement as Appendix B (the “Second Amended and Restated Plan”), which amends and restates the Company’s Amended and Restated 2017 Incentive Award Plan (the “2017 Plan”). The Second Amended and Restated Plan will become effective on the date on which it is approved by our share owners.

The principal change made to the Second Amended and Restated Plan from the 2017 Plan is to increase the number of shares available to be granted as awards under the Second Amended and Restated Plan by 3,500,000 shares, to a total of 15,000,000 shares, plus any shares that are returned to any of our prior plans (including the 2017 Plan) due to forfeitures, lapse unexercised or are settled for cash.

As of March 15, 2021, there were only 2,926,716 shares remaining available for issuance under the 2017 Plan, assuming the outstanding performance stock units pay out at target level. As noted in the Compensation Discussion & Analysis above, we use equity compensation as an integral part of our compensation program by linking the personal interests of our employees and directors to the Company’s success. If our share owners do not approve this proposal, then the 2017 Plan will continue in full force and effect and the changes made by the Second Amended and Restated Plan will not be implemented, including the share increase. As such, we may be limited in our ability to use equity compensation as a means of attracting, retaining and motivating employees, non-employee directors and consultants.

The material features of the Second Amended and Restated Plan are described below.  The summary of the Second Amended and Restated Plan contained in this proposal is qualified in its entirety by reference to the actual terms and conditions of the Second Amended and Restated Plan, which is attached as Appendix B to this proxy statement.

OVERVIEW

Purpose of the Second Amended and Restated Plan

The principal purpose of the Second Amended and Restated Plan is to provide incentives to our employees, consultants and non-employee directors, including the employees and consultants of our subsidiaries, in the form of equity and other incentive awards to motivate them to perform well and generate superior returns for our share owners and induce them to remain in our service.  The material terms of the Second Amended and Restated Plan are described below.

Shares Subject to Second Amended and Restated Plan

The maximum number of shares that may be issued pursuant to awards under the 2017 Plan is 11,500,000 shares.  If the Second Amended and Restated Plan is approved, then a total of 15,000,000 shares would be available for issuance pursuant to awards thereunder.  In addition, shares granted under prior plans that, after March 23, 2017 (the date on which our original 2017 Incentive Award Plan became effective), were or are forfeited, lapse unexercised, were or are settled in cash or were or are not issued are added to the shares available for grant under the Second Amended and Restated Plan.

Awards settled in shares other than (i) stock options, (ii) stock appreciation rights (“SARs”), and (iii) any other awards for which the awardee pays the intrinsic value existing as of the grant date (awards other than those excluded by subsections (i) through (iii), “Full Value Awards”) are counted against the share limit as 1.75 shares.  As of March 15, 2021 there were 8,687,329 shares subject to Full Value Awards (shown at 1.75 shares) outstanding under the 2017 Plan. These numbers assume that outstanding performance stock units pay out at target level.  Additionally, options covering 1,263,616 shares and Full Value Awards (shown at 1.75 shares) covering 8,687,329 shares (assuming outstanding performance stock units pay out at target) remain outstanding under our prior plans (including the 2017 Plan) and could be added to the number of available shares under the Second Amended and Restated Plan, if such options or Full Value Awards are forfeited, lapse or are settled in cash.

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Analysis of Share Increase

In adopting the Second Amended and Restated Plan and determining the share increase, the Compensation and Talent Development Committee and our Board, respectively, reviewed and relied upon an analysis prepared by Pay Governance, the Committee’s independent compensation consultant, which analyzed the costs of the plan, the Company’s past practices regarding its equity compensation program (including share usage or burn rate), provisions associated with the proposed Second Amended and Restated Plan and trends, as well as practices of peers and other companies.  Specifically, the Compensation and Talent Development Committee and our Board considered the following:

●	If we do not increase the shares available for issuance under the equity plan, based on historical usage rates of shares under our equity plan, we would expect to exhaust the shares authorized under the 2017 Plan in approximately one year (assuming outstanding performance stock units pay out at target), at which time we would lose an important compensation tool aligned with share owner interests to attract, motivate and retain highly qualified talent.
●	Based on historical usage, we estimate that the shares authorized for issuance under the Second Amended and Restated Plan would be sufficient to grant awards for approximately two years (assuming outstanding performance stock units pay out at target), assuming we continue to grant awards consistent with our historical rates using our current award vehicles, as reflected in our three-year average burn rate. However, our share usage depends on the future price of our common stock, competitive market practices, award levels/amounts, hiring, promotion activity and retention needs during the next few years. As a result, the share reserve under the Second Amended and Restated Plan could last for a longer or shorter period of time depending on those factors.

The total aggregate equity value of the additional shares being authorized under the Second Amended and Restated Plan, based on the closing price for shares of our common stock on March 25, 2021 ($14.01), equals approximately $49 million (additional 3,500,000 million shares adjusted by 1.75), representing 1.3% of the Company’s market capitalization. Based upon its analysis, Pay Governance concluded the shareholder value transfer associated with the additional shares requested under the Second Amended and Restated Plan would not exceed 4% of the Company’s market capitalization as of December 31, 2020.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive talent markets in which we compete, our Board has determined that the size of the share reserve under the Second Amended and Restated Plan is reasonable and appropriate at this time.

Continued Governance Best Practices

The Second Amended and Restated Plan continues the same best practices as in the 2017 Plan:

●	Conservative share counting, consistent with the 2017 Plan and our current practice;
●	A minimum vesting period of at least one year (subject to certain limited exceptions);
●	Requirement that all awards are subject to our clawback policy;
●	Individual and aggregate share-based and cash-based annual award limits and individual non-employee director annual award limits;
●	Prohibition on dividends and dividend equivalents being paid on unvested awards; and
●	Prohibition on repricing options or SARs without share owner approval.

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SUMMARY OF THE SECOND AMENDED AND RESTATED PLAN

The principal terms and conditions of the Second Amended and Restated Plan are summarized below.

Authorized Shares

Under the Second Amended and Restated Plan, 15,000,000 shares are reserved for issuance pursuant to awards granted thereunder, including stock options, both incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”), restricted stock, SARs, dividend equivalents, restricted stock units, other stock-based awards, and cash based awards to eligible individuals (collectively “Awards”); provided, however, that the aggregate number of shares available for issuance will be reduced by 1.75 shares for each share delivered in settlement of any Full Value Award. As of March 25, 2021, the closing price of a share of our common stock on the NYSE was $14.01.

Share Counting Provisions

To the extent that an award under the Second Amended and Restated Plan (or under the 2017 Plan or our original 2017 Incentive Award Plan) is forfeited, expires (or is repurchased by our company at the same price paid by the awardee), or is settled for cash (in whole or in part), any shares subject to the award (or, in the case of a Full Value Award, 1.75 shares for each share subject to the award) will, to the extent of such forfeiture, expiration, repurchase or cash settlement, again be available for future grants under the Second Amended and Restated Plan.  In addition, to the extent that any award under a prior plan is, after the effective date of the Second Amended and Restated Plan, forfeited, expires or is settled in cash, then the shares subject to that award will, to the extent of such forfeiture, expiration, repurchase or cash settlement, become available for grant under the Second Amended and Restated Plan.

The following shares may not be added back to the number of shares available for issuance under the Second Amended and Restated Plan:  (a) shares tendered to pay the exercise price of a stock option; (b) shares withheld for payment of taxes for an award; (c) shares subject to SARs or other stock settled awards (including awards that may be settled in cash or stock) that are not issued in connection with the settlement or exercise, as applicable, of such SAR or other stock settled award; and (d) shares purchased on the open market with cash proceeds from the exercise of stock options.

The following items will not be counted against the shares available for issuance under the Second Amended and Restated Plan:  (i) the payment of dividend equivalents in cash in conjunction with any outstanding awards and (ii) to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by our company or any of its subsidiaries, except as may be required by reason of Section 422 of the Code.

Plan Administration

The Compensation and Talent Development Committee (or, with respect to awards to non-employee directors, our Board) (together, the “administrator”) is charged with the general administration of the Second Amended and Restated Plan. The Second Amended and Restated Plan provides that, subject to certain limitations, our Board and the Compensation and Talent Development Committee may from time to time delegate their authority to grant awards to a committee consisting of one or more members of our Board or the Compensation and Talent Development Committee or one or more of our officers.  Subject to the terms and conditions of the Second Amended and Restated Plan, the administrator will have the authority to select the persons to whom awards are to be made; to determine the type of awards to be granted, the number of shares to be subject to awards and the terms and conditions of awards; to determine whether awards will be settled in cash, shares, other awards, or other property and when awards will be cancelled, forfeited or surrendered; to prescribe the form award agreements; to accelerate vesting or lapse restrictions; and to make all other determinations and to take all other actions necessary or advisable for the administration of the Second Amended and Restated Plan.  The administrator is also authorized to adopt, interpret, amend or revoke rules relating to the administration of the Second Amended and Restated Plan, excluding certain matters described below that require the approval of our share owners.

Award Eligibility

The Second Amended and Restated Plan provides that awards may be granted to employees, consultants and non-employee directors of the Company and its subsidiaries, as determined by the administrator, provided that only employees may be granted ISOs.  The administrator determines which employees, consultants and non-employee

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directors will be granted awards and no person is entitled to participate in the Second Amended and Restated Plan as a matter of right.

Award Types

The Second Amended and Restated Plan provides that the administrator may grant or issue stock options, SARs, restricted stock, RSUs, dividend equivalents and other stock or cash awards, or any combination thereof.  Each award will be set forth in an agreement with the person receiving the award and will set forth the type, terms and conditions of the award, including exercise price, vesting schedule, and treatment of the award upon termination of service, if applicable.  Vesting provisions may require that certain conditions be met, such as continued service or specified performance goals, before an awardee may receive the shares underlying an award or before such shares become freely tradeable and nonforfeitable.

Certain awards granted under the Company’s original 2017 Incentive Award Plan that were intended to qualify as “qualified performance based compensation” under Section 162(m) of the Code as in existence prior to November 2, 2017 (the “Grandfathered Awards”) had performance targets that were set based on achievement of one or more of the following performance goals: earnings before or after taxes (including earnings before (i) interest, (ii) taxes, (iii) depreciation and (iv) amortization), net income, operating income, earnings per share of stock, book value per share of stock, return on equity, expense management, return on investment before or after the cost of capital, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvement of profit margins, stock price, market share, revenues or sales, costs, cash flow, working capital, return on assets, cost reduction goals, return on sales, gross margin, debt reduction, new product launches, completion of joint ventures, divestitures, acquisitions or other corporate transactions, new business or expansion of customers or clients, productivity improvement, inventory, safety, product loss, customer claims, cost of production, product loss and customer claims as a percentage of standard cost of production, total recordable injury rate or total shareholder return.  The administrator may provide that one or more objectively determinable adjustments be made to the performance goals related to the Grandfathered Awards, and may subject such awards to additional conditions and restriction unrelated to the performance goals set forth above (including, without limitation, continued employment or service requirements).

Stock Options.  Stock options, including ISOs, as defined under Section 422 of the Code, and NQSOs may be granted pursuant to the Second Amended and Restated Plan. The per-share exercise price of all stock options granted pursuant to the Second Amended and Restated Plan will not be less than 100% of the fair market value of a share of common stock on the date of grant, or in the case of ISOs granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, 110% of the fair market value of a share on the date of grant. Stock options may be exercised as determined by the administrator, but in no event more than ten years after their date of grant, or in the case of ISOs granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all class of our capital stock, no more than five years after their grant date. The aggregate fair market value of the shares with respect to which options intended to be ISOs are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code may from time to time provide.

Restricted Stock.  Restricted stock may be granted pursuant to the Second Amended and Restated Plan. A restricted stock award is the grant of shares of common stock at a price determined by the administrator (which may be zero), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or service or achieving performance goals, as determined by the administrator. Unless otherwise determined by the administrator participants holding shares of restricted stock will have full voting and dividend rights with respect to such shares. Dividends that otherwise would be paid on restricted shares prior to vesting are held by the Company and will be paid to the participants only to the extent that the vesting conditions are met.

Stock Appreciation Rights/SARs.  Stock appreciation rights, or SARs, may be granted pursuant to the Second Amended and Restated Plan, either alone or in tandem with other awards. A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the fair market value of a share of common stock on the date of grant of the SAR. SARs may be paid in cash or stock. SARs may be exercised as determined by the administrator, but in no event more than ten years after their date of grant.

Restricted Stock Units.  Restricted stock units represent the right to receive shares of common stock at a specified date in the future, which remain subject to forfeiture unless and until specified conditions are met (which may include continued service or achieving performance goals, as determined by the administrator). If the restricted stock unit has not been forfeited, then on the applicable settlement date specified in the restricted stock unit award we shall deliver to the holder

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of the restricted stock unit unrestricted shares of common stock which will be freely transferable. The administrator will specify the purchase price, if any, to be paid by the grantee with respect to any restricted stock unit.

Dividend Equivalents.  Dividend equivalents represent the right to receive the equivalent value of the dividends per share of common stock paid by the Company and may be granted in tandem with other awards (other than a dividend equivalent award, option or SAR). Dividend Equivalents will not be granted on options or stock appreciation rights. In addition, to the extent a dividend equivalent is granted in tandem with another award, the dividend equivalent will be paid only if, when and to the extent that the tandem award vests. Performance-Based Cash Awards.  Cash-based awards that are payable based on the satisfaction of performance criteria (including one or more of the performance goals listed above) may be granted under the Second Amended and Restated Plan.  Except as otherwise determined by the administrator, such awards will be payable only if and to the extent the holder is actively employed by the Company or a subsidiary at some point during the performance period and on the date such award is paid.

Other Stock- or Cash-Based Awards. The Second Amended and Restated Plan allows for various other stock or cash-based awards, including awards of cash, fully vested shares of our common stock and other awards valued, wholly or partially, by reference to, or otherwise based on, shares of our common stock or other property. Other stock or cash-based awards may be granted as standalone payments or awards or as payment in lieu of compensation to which a participant is otherwise entitled. The administrator will determine the terms and conditions of other stock or cash-based awards, which may include any vesting terms and conditions as determined by the administrator.

Annual Award Limits

Awards under the Second Amended and Restated Plan will be subject to the following annual limits:

●	The maximum number of shares with respect to one or more awards that may be granted to any one person during any calendar year shall be 850,000 (counting, for these purposes, performance awards at target);
●	The maximum aggregate amount that may be paid in cash to any one person during any calendar year with respect to any one award payable in cash shall be $12,000,000; and
●	The sum of the grant date fair value of equity-based awards and the amount of any cash-based awards granted to a non-employee director or fees otherwise paid during any calendar year may not exceed $750,000.

Minimum Vesting Period

The administrator generally has the authority to determine the terms and conditions of vesting of awards under the Second Amended and Restated Plan.  However, awards granted under the Second Amended and Restated Plan may vest no earlier than the first anniversary of the date the award is granted and no award agreement will reduce or eliminate this requirement (provided that, awards that result in the issuance of an aggregate of up to 5% of the shares of common stock available under the Second Amended and Restated Plan as of the effective date thereof may be granted without respect to and/or administered without regard to this minimum vesting provision). This minimum vesting period will not, however, preclude the administrator from taking action, in its sole discretion, to accelerate the vesting of any award in connection with or following an awardee’s death, disability or the consummation of a change in control.  This one-year minimum vesting period for non-employee director awards may be measured from the date of one annual meeting of share owners until the next, even if that is not a 365-day period.

Prohibition on Repricing Without Shareholder Approval

Except in connection with a corporate transaction involving our company, the terms of outstanding awards may not be amended without the approval of our share owners to (a) reduce the exercise price per share of any outstanding option or SAR or (b) cancel any outstanding option or SAR in exchange for cash or another award when the option or SAR exercise price per share exceeds the fair market value of the underlying shares.

Awards Subject to Clawback

The Second Amended and Restated Plan allows the administrator to subject awards (including any proceeds, gains or other economic benefit actually or constructively received by a participant ) granted under the Second Amended and Restated Plan to the provisions of any claw-back policy the Company may implement, including, without limitation, any clawback policy we adopt to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform

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and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such clawback policy was in place at the time of grant of an award, to the extent set forth in such clawback policy and/or in the applicable award agreement.

MISCELLANEOUS PROVISIONS

Adjustment Upon Certain Events

In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the common stock or the share price of the common stock, other than a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares (or other securities of the Company) or the share price of common stock (or other securities) and causes a change in the per-share value of the common stock underlying the outstanding awards, the administrator may make equitable adjustments to: (i) the aggregate number and kinds of shares of stock that may be issued under the Second Amended and Restated Plan; (ii) the number and kind of shares (or other securities or property) subject to outstanding awards; (iii) the terms and conditions of any outstanding awards (including any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding awards under the Second Amended and Restated Plan. Any adjustment affecting a Grandfathered Award shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the administrator.

In addition, in connection with any event described in the preceding paragraph or in the event of any unusual or nonrecurring transactions or events affecting the Company, any subsidiary of the Company, or the financial statements of the Company or any subsidiary, or any changes in applicable laws or applicable accounting standards, the administrator, may, in its discretion, subject to the terms of the Second Amended and Restated Plan, take any of the following actions if it determines that such action is appropriate in order to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Second Amended and Restated Plan or with respect to any award under the Second Amended and Restated Plan, to facilitate such transactions or events or to give effect to such changes in applicable law or applicable accounting standards: (i) provide for the termination of the awards in exchange for an amount of cash and/or property with a value equal to the amount that would have been attained upon the exercise of such award or realization of the holder’s rights; (ii) provide that the awards shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase prices, in all cases, as determined by the administrator; (iii) make adjustments in the number and type of shares of stock (or other securities or property) subject to such awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding awards and awards which may be granted in the future; (iv) provide for the acceleration of vesting or exercisability of the awards; (v) replace such awards with other rights or property selected by the administrator; and/or (vi) provide that the awards cannot vest, be exercised or become payable after the event that triggers the action.

Notwithstanding the foregoing, in the event of certain nonreciprocal transactions between the Company and our share owners known as “equity restructurings,” the number and type of securities subject to each outstanding award and the grant or exercise price thereof shall be equitably adjusted and the administrator shall make equitable adjustments (if any, as the administrator may deem appropriate to reflect such transaction) to the aggregate number and kinds of shares of stock that may be issued under the Second Amended and Restated Plan.

Transferability of Awards

Except by will or the laws of descent and distribution or, with the consent of the administrator, pursuant to a domestic relations order, pursuant to beneficiary designation procedures approved by the administrator, or transfers to certain family members approved by the administrator, no award granted under the Second Amended and Restated Plan may be sold, pledged, assigned, or transferred, unless and until the award has been exercised or the shares underlying the award have been issued, and all restrictions applicable to the shares have lapsed.

Rights as a Share Owner

An awardee will not have any rights as a share owner with respect to the shares covered by an award until the awardee becomes the record owner of the shares.

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Data Privacy

The Second Amended and Restated Plan provides that, as a condition of receipt of any award, each awardee explicitly  consents to the collection, use and transfer, in electronic or other form, of personal data by and among, as applicable, our Company and subsidiaries, including any transfer of this data required to a broker or other third party with whom our Company or any of our Subsidiaries or the awardee may elect to deposit any shares, to implement, administer and manage the awardee’s participation in the Second Amended and Restated Plan.

Tax Withholding

We may deduct or withhold, or require an awardee to remit to our Company, an amount sufficient to satisfy applicable withholding tax obligations with respect to any taxable event concerning the awardee arising as a result of the Second Amended and Restated Plan or any award granted thereunder. The administrator may in its discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as an awardee may have elected, allow the awardee to satisfy these obligations by means of cash or check, wire transfer of immediately available funds, shares, broker-assisted cashless exercise, any other form of legal consideration acceptable to the administrator, or any combination of the above permitted forms of payment. The Administrator may also allow the awardee to satisfy such obligations by electing to have us withhold shares otherwise issuable under any award (or allow the surrender of shares already held by the awardee). The number of shares which may be withheld (or surrendered) will be no greater than the number of shares having a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates in the awardee’s applicable jurisdictions for federal, state, local and foreign income and payroll taxes that are applicable to such taxable income.

Amendment and Termination

The Second Amended and Restated Plan may be amended, modified or terminated at any time and from time to time; provided that, no amendment, suspension or termination of the Second Amended and Restated Plan shall, without the consent of the awardee, materially and adversely affect any rights or obligations under any outstanding award, unless the award itself otherwise expressly so provides or such action is to comply with the requirements of any applicable clawback policy or Section 409A of the Code.

Notwithstanding the foregoing, the Second Amended and Restated Plan requires us to obtain share owner approval within twelve (12) months before or after doing any of the following (other than in connection with certain corporate events, as described above):

●	Increasing the maximum number of shares available under the Second Amended and Restated Plan;
●	Reducing the price per share of any outstanding option or SAR granted under the Second Amended and Restated Plan;
●	Cancelling any option or SAR in exchange for cash or another option or SAR having a lower per share exercise price; and
●	Exchanging an option or SAR for another award if the price per share of such option or SAR exceeds the fair market value of our common stock.

In addition, subject to applicable law and the limitations above, the administrator may amend, modify or terminate any outstanding award, including substituting another award of the same or a different type, changing the date of exercise or settlement, and converting an ISO to an NQSO. The awardee’s consent to such action will be required unless (a) the administrator determines that the action, taking into account any related action, would not materially and adversely affect the awardee, or (b) the change is otherwise permitted under the Second Amended and Restated Plan.

Expiration Date

If the Second Amended and Restated Plan is not approved by the Company’s stockholders, the 2017 Plan will continue in effect until March 25, 2029, the tenth anniversary of the date on which it was adopted by our Board of Directors. If the Second Amended and Restated Plan is approved by our share owners, the Second Amended and Restated Plan will expire on, and no award will be granted pursuant to the Second Amended and Restated Plan after March 25, 2031, the tenth anniversary of the date the Second Amended and Restated Plan was approved by the Board of Directors. Any

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award outstanding on the expiration date of the Second Amended and Restated Plan will remain in force according to the terms of the Second Amended and Restated Plan and the applicable award agreement.

Section 409A of the Code

Certain awards under the Second Amended and Restated Plan may be considered “nonqualified deferred compensation” subject to Section 409A of the Code. To the extent that the plan administrator determines that any award granted under the Second Amended and Restated Plan is subject to the deferred compensation rules under Section 409A of the Code, the award agreement evidencing such award will incorporate the terms and conditions required by Section 409A of the Code. In the event that the plan administrator determines that any award may be subject to Section 409A of the Code, the Second Amended and Restated Plan and any applicable awards may be modified to exempt the awards from Section 409A of the Code or comply with the requirements of Section 409A of the Code.

FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences related to awards under the Second Amended and Restated Plan. The summary is based on the Code and the U.S. Treasury regulations promulgated under the Code in effect as of the date of this proxy statement, all of which are subject to change. The discussion below is not intended to be a complete analysis or discussion of all potential tax consequences, and does not discuss state, local or foreign taxes or U.S. employment taxes.  Further, this summary is not intended as tax advice to recipients of awards under the Second Amended and Restated Plan, who should consult their own tax advisors.

Nonqualified Stock Options

A participant receiving an NQSO should not have taxable income on the grant of the NQSO. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the participant exercises such NQSO. Any subsequent gain or loss should be taxable as a long-term or short-term capital gain or loss. We generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Incentive Stock Options

A participant receiving an ISO should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock should be treated as a long-term capital gain or loss, and we should not be entitled to any deduction. If the holding period requirements are not met, the ISO should be treated as one that does not meet the requirements of the Code for ISOs and the participant should recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Restricted Stock Units and Performance Stock Units

A participant generally will not recognize taxable income upon grant of restricted stock units or performance stock units. When cash or shares of common stock are delivered under the terms of the award, the participant will recognize ordinary income equal to the cash payment or the fair market value of the shares delivered, as the case may be, less any amount (if any) paid by the participant for such shares, and the Company will be entitled to a corresponding deduction at that time.

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Other Awards

The current federal income tax consequences of other awards authorized under the Second Amended and Restated Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NQSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Code Section 83(b) election); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to limitations under Code Section 162(m). An award of a retainer, committee fee or meeting-based fee generally realizes ordinary income and we are entitled to a deduction in an amount equal to the amount of such retainer or fees upon payment thereof.

NEW PLAN BENEFITS

There are currently approximately 25,000 employees, 10 consultants and 11 non-employee directors who could be eligible to receive awards under the Second Amended and Restated Plan. The number of awards that an employee or consultant may receive under the Second Amended and Restated Plan is in the discretion of the administrator and no determination has been made as to the type or amount of awards that will be granted in the future to specific individuals.  Therefore, it is not possible to determine the future benefits that will be received by awardees.  Our non-employee directors have, however, historically received annual equity grants under our Director Plan. Under our current director compensation program, our non-employee directors receive an annual grant of restricted stock units with a value equal to $125,000 on the grant date. See the section entitled “Director Compensation” in this proxy statement for more detail. Additionally, please refer to the 2020 Summary Compensation Table, the 2020 Grants of Plan-Based Awards Table and the Director Compensation Table in this proxy statement that provide information regarding awards granted to our named executives officers and non-employee directors during fiscal year 2020.

The table below provides information regarding the number of shares of our common stock subject to equity awards granted to certain persons under the 2017 Plan (including the original 2017 Incentive Award Plan) from inception through March 15, 2021.

ndres
Name and Position	Performance Stock Unit Grants (#)	Restricted Stock Unit Grants (#)
Named Executive Officers:
Andres A. Lopez	997,054	702,496
John A. Haudrich	223,001	152,447
Arnaud Aujouannet	47,348	32,993
Giancarlo Currarino	106,373	75,073
Vitaliano Torno	86,438	60,867
Miguel I. Alvarez	61,232	44,601
Mary Beth Wilkinson	62,842	88,593
All current executive officers, as a group	1,506,193	1,083,817
All current non-employee directors, as a group	-	371,543
Current director nominees:
Samuel R. Chapin	-	20,259
Gordon J. Hardie	-	38,757
Peter S. Hellman	-	38,757
John Humphrey	-	33,755
Anastasia D. Kelly	-	38,757
Alan J. Murray	-	38,757
Hari N. Nair	-	38,757
Joseph D. Rupp	-	37,269
Catherine I. Slater	-	20,259
John H. Walker	-	27,459
Carol A. Williams	-	38,757
All employees who are not executive officers, as a group	2,240,478	1,831,537

2021 Proxy Statement	77

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2020 about common stock that may be issued under our existing equity compensation plans:

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (thousands)	Weighted-average exercise price of outstanding options, warrants, and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (thousands)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,497	$14.41	7,026
Equity compensation plans not approved by security holders	—	—	—
Total	5,497	$14.41	7,026

(1)	Represents 1,481,000 options to purchase shares of the Company’s common stock and 4,016,000 restricted share units which do not provide for an exercise price and have been excluded from the weighted average exercise price in column (b). There are no outstanding warrants or rights.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE O-I GLASS, INC. SECOND AMENDED AND RESTATED 2017 INCENTIVE AWARD PLAN.

78	2021 Proxy Statement

PROPOSAL 4: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION FOR 2020

The Company is asking its share owners to provide advisory approval of the compensation of its NEOs, as described above under the heading “Executive Compensation.” While this vote is advisory, and not binding on the Company, it will provide information to the Compensation and Talent Development Committee regarding investor sentiment about the Company’s executive compensation philosophy, policies and practices, which the Compensation and Talent Development Committee will consider when determining executive compensation for the remainder of 2021 and beyond.

The Compensation and Talent Development Committee approves executive compensation programs that are designed to align executive pay with share owners’ interests as well as with the annual and longer-term performance of the Company. This alignment is evidenced by our eligible NEOs earning a payout of 50% of target under the amended 2020 STI program, which was the highest payout attainable thereunder.  Management and the Committee believe this result is aligned with the underlying operating performance of the Company for 2020.  This alignment is further evidenced by the NEOs earning no payout for the performance stock units for the 2018-2020 performance period as above-target EPS and ROIC performance in 2018, were offset by below-threshold EPS and ROIC performance in 2019 and 2020.  As the performance stock units are earned based on cumulative EPS and average ROIC for each year of a three-year performance period, the payouts for the performance stock units granted in 2019 and 2020 (which will reflect Company performance for 2019 and 2020)  are also expected to be negatively affected by the performance of the Company for those years.

The Company believes that its executive compensation program strikes the appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives while motivating them to create value for the share owners. The rigor in the Company’s management processes, as well as the balance in rewards programs, are evidenced by the following:

●	A major portion of target compensation for each NEO is “at risk.”
●	Formal reviews are conducted annually of market survey data and proxy statement data for peer group companies, the results of which are used as input into NEO compensation decisions.
●	The relationship between executive pay and Company performance is analyzed annually to ensure alignment over time.
●	Regular “risk assessment” analyses are completed to evaluate the Company’s overall executive compensation practices and processes.
●	Annual and long-term incentives are based on a balance of financial metrics that are aligned with share owner value creation. The annual STI program measures EBIT and FCF, while the LTI program places a significant emphasis on Company performance and share owner value creation through performance stock units. The performance stock units measure ROIC and EPS, in each case over a three-year performance period. In addition, the Company applies r-TSR as a modifier to the performance stock unit payout, further strengthening the program’s ties to share owners’ interests.
●	The Company develops challenging performance standards for the annual and long-term incentives. Payouts against performance standards are formulaic and have resulted in no award when performance is not up to minimum thresholds and larger awards when performance exceeds expectations.
●	Individual performance and rewards are differentiated based on business unit results and/or specific contributions by the executive.
●	The Company’s senior executives have stock ownership and share retention guidelines that promote alignment with share owners.

2021 Proxy Statement	79

The Board strongly endorses the Company’s executive compensation program and recommends that the share owners vote in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers for 2020, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Because the vote is advisory, it will not be binding on the Board or the Compensation and Talent Development Committee, and neither the Board nor the Compensation and Talent Development Committee will be required to take any action as a result of the outcome of the vote on this proposal. However, the Compensation and Talent Development Committee will carefully consider the outcome of the vote when determining future executive compensation arrangements. Since the Company has determined to hold future advisory votes on executive compensation annually, the next such vote will occur at the 2022 annual meeting of share owners.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR 2020.

80	2021 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 15, 2021 (except as otherwise noted in the footnotes below) by each beneficial owner of more than 5% of the outstanding Common Stock known to the Company, each of the Company’s directors, director nominees, NEOs and all directors and executive officers as a group.

	Amount and
	Nature of Beneficial
Name and Address of Beneficial Owner	Ownership(1)	Percentage
FMR LLC(2)	18,091,281	11.5%
245 Summer Street
Boston, MA 02210
BlackRock, Inc.(3)	17,094,234	10.8%
55 East 52nd Street
New York, NY 10055
The Vanguard Group, Inc.(4)	15,760,486	10.0%
100 Vanguard Blvd
Malvern, PA 19355
Miguel I. Alvarez(5)	28,755	*
Arnaud Aujouannet(5)	31,193	*
Samuel R. Chapin(7)	20,259	*
Giancarlo Currarino(5)(8)	72,201	*
Gordon Hardie(7)	51,456	*
John A. Haudrich(5)(8)	160,403	*
Peter S. Hellman(7)	81,495	*
John Humphrey(7)	33,755	*
Anastasia D. Kelly(7)	84,107	*
Andres A. Lopez(5)(6)(8)	957,359	*
Alan J. Murray(7)	48,056	*
Hari N. Nair(7)	52,880	*
Joseph D. Rupp(7)	37,269	*
Catherine I. Slater(7)	20,259	*
Vitaliano Torno(5)(6)	114,212	*
John H. Walker(7)	37,459	*
Mary Beth Wilkinson	—	*
Carol A. Williams(7)	61,466	*
All directors and executive officers as a group (19 persons)(5)(6)(7)(8)	1,931,238	*

*       Indicates less than one percent (1%) ownership.

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date if such person has the right to acquire such shares within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)	The Schedule 13G/A filed with SEC by Fidelity Management & Research Company LLC (“FMR”) on March 10, 2021 indicated that FMR LLC is the beneficial owner of 18,091,281 shares of Common Stock, with the sole power to vote or to direct the vote on 785,400 shares and the sole power to dispose or to direct the disposition of 18,091,281 shares.
(3)	The Schedule 13G/A filed with SEC by BlackRock, Inc. (“BlackRock”) on January 27, 2021 indicated that BlackRock is the beneficial owner of 17,094,234 shares of Common Stock, with the sole power to vote or to direct the vote on 16,895,081 shares and the sole power to dispose or to direct the disposition of 17,094,234 shares.
(4)	The Schedule 13G/A filed with SEC by the Vanguard Group, Inc. (“Vanguard”) on February 10, 2021 indicated that Vanguard is the beneficial owner of 15,760,486 shares of Common Stock, the shared power to vote or to direct the vote on 317,236 shares, the sole power to dispose or to direct the disposition of 15,314,324 shares and the shared power to dispose or to direct the disposition of 446,162 shares.

2021 Proxy Statement	81

(5)	The number of shares beneficially owned includes the following currently exercisable options:

Director/Officer	Options
Miguel I. Alvarez	28,755
Arnaud Aujouannet	2,510
Giancarlo Currarino	22,024
John A. Haudrich	23,867
Andres A. Lopez	264,801
Vitaliano Torno	25,093
All directors and executive officers as a group	367,050
(6)	The number of shares shown as beneficially owned includes the following number of shares of unvested restricted stock over which the following persons or group had voting, but not investment, power as of March 15, 2021:

Restricted
Officer	Stock
Andres A. Lopez	1,000
Vitaliano Torno	7,000
All directors and executive officers as a group	8,000
(7)	The number of shares shown as beneficially owned includes the following number of unvested restricted stock units that will vest within 60 days of March 15, 2021:

Restricted
Director	Stock Unit
Samuel R. Chapin	20,259
Gordon J. Hardie	20,259
John A. Haudrich	2,595
Peter S. Hellman	20,259
John Humphrey	20,259
Anastasia D. Kelly	20,259
Alan J. Murray	20,259
Hari Nair	20,259
Joseph D. Rupp	20,259
Catherine I. Slater	20,259
John H. Walker	20,259
Carol A. Williams	20,259
All directors and executive officers as a group	225,444
(8)	The table includes the number of shares of Common Stock that Mr. Currarino, Mr. Haudrich and Mr. Lopez and all directors and executive officers as a group held in the Stock Purchase and Savings Program.

82	2021 Proxy Statement

2022 ANNUAL MEETING OF SHARE OWNERS

A share owner desiring to submit a proposal for inclusion in the Company’s Proxy Statement for the 2022 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. Any such proposal must be received by the Company no later than December 1, 2021. The Company requests that all such proposals be addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999, and be mailed by certified mail, return receipt requested.

Share owners wishing to submit proposals or director nominations outside the procedures prescribed in Rule 14a-8 of the Exchange Act must give timely notice thereof in writing to the Corporate Secretary and follow the procedures contained in the Company’s By-Laws. To be timely, a share owner’s proposal or nomination must be received by the Company no earlier than January 11, 2022 and no later than February 10, 2022, and must otherwise satisfy the requirements of the Company’s By-Laws as then in effect. If the date of the 2022 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary of the 2021 Annual Meeting, a share owner’s proposal or nomination must be received by the Company not less than 90 days prior to the date of the 2022 Annual Meeting or, if later, not less than 10 days following the day on which public disclosure of the date of the 2022 Annual Meeting was first made.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on the Company’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by the Company. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect the Company’s business, particularly those mentioned in the risk factors in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in the Company’s quarterly reports on Form 10-Q.

PROXY SOLICITATION

The Company will pay the cost of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board. Certain of the Company’s officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board’s recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and telegram. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

The Company has made this Proxy Statement, the Company’s 2020 Annual Report to share owners and the Stakeholder Letter available to each share owner entitled to vote at the Annual Meeting. These materials may be accessed on the Internet at www.proxyvote.com. Included in the Annual Report to share owners are the Company’s consolidated financial statements for the year ended December 31, 2020.

A copy of the Company’s Annual Report on Form 10-K, including the financial statement schedules, as filed with the SEC, may be obtained without charge by sending a written request therefor to O-I Glass, Inc., Investor Relations, One Michael Owens Way, Perrysburg, Ohio 43551-2999. The Annual Report on Form 10-K is also available without charge on the Company’s website at www.o-i.com.

March 31, 2021

Perrysburg, Ohio

2021 Proxy Statement	83

APPENDIX A

Calculation of Target Measures

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company has also provided certain non-GAAP financial measures, as described below, which were considered by the Compensation and Talent Development Committee as part of its short-term and long-term incentive compensation decisions. Management believes that its presentation and use of certain non-GAAP financial measures, including earnings before interest and taxes, free cash flow, adjusted net earnings, adjusted net earnings per share, cumulative adjusted net earnings per share, return on invested capital and average return on invested capital provides relevant and useful supplemental financial information, which is widely used by analysts and investors as well as by the Compensation and Talent Development Committee as part of its incentive compensation decisions. These non-GAAP measures are calculated from the most directly comparable GAAP measures and should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. Management uses these non-GAAP measures principally for internal reporting, forecasting, budgeting and incentive compensation. Management believes that the non-GAAP presentation allows the Board of Directors, management, investors and analysts to better understand the Company’s financial performance in relation to core operating results and business outlook. The Company’s method of determining non-GAAP financial measures may differ from other companies’ methods and therefore may not be comparable to those used by other companies.

Consolidated earnings before net interest expense and provision from income taxes, excludes items management considers not representative of ongoing operations, because such items are not reflective of the Company’s principal business activity, which is glass container production, as well as foreign exchange currency impacts and excludes the impact of acquisitions and divestitures that were not included in the Company’s budget and that occurred during the performance period. Management uses earnings before interest and taxes to evaluate its period-over-period operating performance because it believes this provides a useful supplemental measure of the results of operations of its principal business activity by excluding items that are not reflective of such operations.

Free cash flow relates to cash provided by continuing operating activities less cash payments for property, plant and equipment from continuing operations, adjusted for changes in foreign currency exchange rates. Free cash flow does not conform to GAAP. It should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the comparability of cash flows.

Adjusted net earnings relates to net earnings from continuing operations attributable to the Company, exclusive of items management considers not representative of ongoing operations, because such items are not reflective of the Company’s principal business activity, and excluding non-service pensions costs. Adjusted net earnings are divided by adjusted weighted average shares outstanding (diluted) to derive adjusted net earnings per share. Cumulative adjusted net earnings per share reflect the sum of adjusted net earnings per share for the three-year period ending December 31, 2020. Management uses adjusted net earnings and adjusted net earnings per share to evaluate its period-over-period operating performance because it believes this provides a useful supplemental measure of the results of operations of its principal business activity by excluding items that are not reflective of such operations.

Return on invested capital relates to earnings before interest and taxes, not adjusted for foreign exchange, multiplied by one minus the Company’s tax rate (excluding items that management considers not representative of ongoing operations), divided by the sum of total debt and total share owners’ equity. For the three-year performance period, the Compensation and Talent Development Committee elected to hold the pension/retiree portion of Accumulated Other Comprehensive Income constant. Average return on invested capital reflects the average return on invested capital for the three-year period ending December 31, 2020. Return on invested capital is not a measure of financial performance under GAAP and should be considered in addition to, and not as a substitute for, return on assets, net earnings, total assets or other financial measures prepared in accordance with GAAP.

2021 Proxy Statement	A-1

Calculation of Earnings Before Interest and Taxes (EBIT)

Year ended
December 31,
(Dollars in millions)	2020
Earnings (loss) from continuing operations before income taxes	$353
Interest expense, net	265
Items management considers not representative of ongoing operations	(85)
Impact of ANZ divestiture	30
Changes in foreign currency exchange rates	16
EBIT	$579

Calculation of Free Cash Flow (FCF)

Year ended
December 31,
(Dollars in millions)	2020
Cash provided by continuing operating activities	$457
Cash payments for property, plant and equipment—continuing operations	(311)
Pension contributions in excess of statutory requirements	50
Changes in foreign currency exchange rates	(26)
FCF	$170

Calculation of Adjusted Net Earnings Per Share (EPS)

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
(Dollars in millions, except per share amounts)	2020	2019	2018
Earnings (loss) from continuing operations attributable to the Company	$249	$(397)	$144
Adjustments: Items that management considers not representative of ongoing operations	(55)	748	297
Non-service pension costs	12	7	4
Impact from share buybacks (1)	4	7	2
Adjusted net earnings	$210	$365	$447

Diluted shares outstanding (millions) (2)	159	156.6	162.1
Add: Impact from share buybacks (1)	6	7.8	2.9
Adjusted diluted shares outstanding (millions)	165	164.4	165.0

Earnings per share from continuing operations (diluted)	$1.57	$(2.56)	$0.89
Adjusted Net Earnings Per Share (EPS)	$1.27	$2.22	$2.71

Cumulative EPS (2018 - 2020)	$6.20

(1)	Represents adjustments related to the Company’s share buybacks that are excluded from the target measure since they occurred subsequent to the Compensation and Talent Development Committee’s establishment of the LTI criteria for the three-year performance period.
(2)	For purposes of computing adjusted earnings per share, the diluted average shares are 156.6 million for the year ended December 31, 2019.

A-2	2021 Proxy Statement

Calculation of Return on Invested Capital (ROIC)

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
(Dollars in millions)	2020	2019	2018
Earnings (loss) from continuing operations before income taxes	$353	$(261)	$277
Interest expense, net	264	311	261
Items management considers not representative of ongoing operations	(85)	694	301
Less: Income tax impact (1)	(174)	(192)	(175)
	$358	$552	$664

Consolidated debt	$5,142	$5,559	$5,341
Less: Accumulated other comprehensive income (2)	(2,381)	(1,919)	(2,000)
Add: Other share owner’s equity (3)	2,673	2,407	2,869
	$5,434	$6,047	$6,210
ROIC	6.60%	9.14%	10.69%

Average ROIC (2018 - 2020)	8.81%

(1)	Represents EBIT not adjusted for foreign exchange multiplied by one minus the Company’s tax rate (excluding items that management considers not representative of ongoing operations).
(2)	For each of the three-year performance periods, the Compensation and Talent Development Committee elected to hold constant the pension and retiree medical portion of Accumulated Other Comprehensive Income as of December 31, 2017.
(3)	Total share owner’s equity less Accumulated Other Comprehensive Income for the years ended December 31, 2020, 2019 and 2018.

2021 Proxy Statement	A-3

APPENDIX B

Second Amended and Restated Plan

O-I GLASS, INC.

SECOND AMENDED AND RESTATED

2017 INCENTIVE AWARD PLAN

Article 1.

PURPOSE

The purpose of the O-I Glass, Inc. Second Amended and Restated 2017 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of O-I Glass, Inc. (the “Company”) by linking the individual interests of Directors, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Directors, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. This Plan constitutes an amendment and restatement of the Owens-Illinois, Inc. Amended and Restated 2017 Incentive Award Plan, which was approved by the Company’s stockholders on May 16, 2019 (the “First Restated Plan”). In the event the Company’s stockholders do not approve the Plan, the First Restated Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date the Plan is approved by the Board.

Article 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun shall include the plural where the context so indicates.

2.1        “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12.  With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2        “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.3        “Applicable Law” shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.4        “Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan (collectively, “Awards”).

2.5        “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.6        “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.2.

2021 Proxy Statement	B-1

2.7        “Board” shall mean the Board of Directors of the Company.

2.8        “Change in Control” shall mean and includes each of the following:

(a)         A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, director or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)         During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or Section 2.8(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)         The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)        which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)       after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)         The Company’s stockholders approve a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.9        “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.10      “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board described in Article 12 hereof.

2.11      “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.12      “Company” shall have the meaning set forth in Article 1.

B-2	2021 Proxy Statement

2.13      “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.14      “Director” shall mean a member of the Board, as constituted from time to time.

2.15      “Director Limit” shall have the meaning set forth in Section 4.6.

2.16      “Disability” shall mean that the Holder qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.17      “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.

2.18      “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.19      “Effective Date” shall mean the date on which the Plan is approved the Company’s stockholders.

2.20      “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.21      “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or any Subsidiary.

2.22      “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

2.23      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24      “Expiration Date” shall have the meaning given to such term in Section 13.1(c).

2.25      “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)         If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Common Stock is listed, quoted or traded, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)         If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the closing representative bid and asked prices for such date or, if there are no bid and asked prices for a Share on such date, the closing bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)         If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.26       “First Restated Plan” shall have the meaning set forth in Article 1.

2.27      “Full Value Award” shall mean any Award that is settled in Shares other than: (a) an Option, (b) a Stock Appreciation Right or (c) any other Award for which the Holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary). For the avoidance of

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doubt a Full Value Award does not include Share purchased by a Participant by paying a purchase price equal to the Fair Market Value.

2.28      “Grandfathered Awards” has the meaning set forth in Section 5.1.

2.29      “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.30      “Holder” shall mean a person who has been granted an Award.

2.31      “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.32      “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.33      “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.34      “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6.  An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.35      “Option Term” shall have the meaning set forth in Section 6.4.

2.36      “Organizational Documents” shall mean, collectively, (a) the Company’s certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

2.37      “Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

2.38      “Performance-Based Cash Award” shall have the meaning set forth in Section 10.3.

2.39      “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Performance-Based Compensation Award for a Performance Period.  The Performance Criteria that will be used to establish Performance Goals are limited to the following: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share of Stock; (v) book value per share of Stock; (vi) return on equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) Stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) cost reduction goals; (xx) return on sales; (xxi) gross margin; (xxii) debt reduction; (xxiii) new product launches; (xxiv) completion of joint ventures, divestitures, acquisitions or other corporate transactions; (xxv) new business or expansion of customers or clients; (xxvi) productivity improvement; (xxvii) inventory; (xxviii) safety; (xxix) product loss; (xxx) customer claims; (xxxi) cost of production; (xxxii) product loss and customer claims as a percentage of standard cost of production; (xxxiii) total recordable injury rate; or (xxxiv) total shareholder return.  The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.

(a)         The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals.  Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards;

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(ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (xx) items relating to foreign exchange or currency transactions and/or fluctuations; or (xxi) items relating to any other unusual or nonrecurring events or changes in Applicable Law, Applicable Accounting Standards or business conditions.

2.40      “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.  The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards, to the extent applicable.  The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals.  Such adjustments may include one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; or (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

2.41      “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, vesting of, and/or the payment in respect of, an Award.

2.42      “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.43      “Plan” shall have the meaning set forth in Article 1.

2.44      “Prior Plans” shall mean, collectively, the following plans of the Company: the Second Amended and Restated Owens-Illinois, Inc. 2005 Incentive Award Plan and the Amended and Restated 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc., in each case as such plan may be amended from time to time.

2.45      “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.46      “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.47      “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 9.

2.48      “SAR Term” shall have the meaning set forth in Section 6.4.

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2.49      “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

2.50      “Securities Act” shall mean the Securities Act of 1933, as amended.

2.51      “Shares” shall mean shares of Common Stock.

2.52      “Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting (x) the exercise price per share of such Award from (y) the Fair Market Value on the date of exercise of such Award by (ii) the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.53      “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.54      “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.55      “Successor Entity” shall have the meaning set forth in Section 2.8(c)(i).

2.56      “Termination of Service” shall mean:

(a)         As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(b)         As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(c)         As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section.  For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain an Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

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Article 3.

SHARES SUBJECT TO THE PLAN

3.1        Number of Shares.

(a)         Subject to adjustment as provided in Section 3.1(b) and Section 13.2, Awards may be made under the Plan (including, without limitation, Incentive Stock Options) covering an aggregate of 15,000,000 Shares.  Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted.  Any Shares that are subject to Full Value Awards shall be counted against this limit as 1.75 Shares for every one (1) Share granted.  After March 23, 2017, the date on which the Company’s original 2017 Incentive Award Plan was first adopted by the Company, no awards could be granted under any Prior Plan, however, any awards under any Prior Plan that were outstanding as of such date continued to be subject to the terms and conditions of such Prior Plan. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock, or Common Stock purchased on the open market.

(b)         If (i) any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder) (including, for the avoidance of doubt, any such Awards granted under the First Restated Plan or the original 2017 Incentive Award Plan), or (ii) after the Effective Date any Shares subject to an award under any Prior Plan were or are forfeited or expire, or an award under any Prior Plan was or is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder), the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan, in accordance with Section 3.1(d) below.  Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right or other stock-settled Award (including Awards that may be settled in cash or stock) that are not issued in connection with the settlement or exercise, as applicable, of the Stock Appreciation Right or other stock-settled Award; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options.  Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards.  The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.  Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)         Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code, in which case Shares subject to such Substitute Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above.  Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above); provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

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(d)         Any Shares that again become available for grant pursuant to this Section 3.1 shall be added back as: (i) one (1) Share if such Shares were subject to an Option or a Stock Appreciation Right granted under the Plan (including, for the avoidance of doubt, any such Awards granted under the First Restated Plan or the original 2017 Incentive Award Plan) or an option or stock appreciation rights granted under any Prior Plan, and (ii) as 1.75 Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan (including, for the avoidance of doubt, any such Awards granted under the First Restated Plan or the original 2017 Incentive Award Plan) or awards other than options or stock appreciation rights granted under any of the Prior Plans.

3.2        Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 850,000 (counting Awards subject to performance-based vesting at target) and the maximum aggregate amount of cash that may be paid to any one person during any calendar year with respect to any one Award payable in cash shall be $12,000,000.

3.3        Award Vesting Limitations.  Notwithstanding any other provision of the Plan to the contrary, but subject to Section 13.2 of the Plan, Awards (including any portion thereof) granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 3.1(a) may be granted to any one or more Eligible Individuals without respect to such minimum vesting provisions.  For purposes of Awards to Non-Employee Directors, a vesting period shall be deemed to be one-year if such period begins on the date of a regular annual meeting of the Company’s stockholders and ends on the date of the next regular annual meeting of the Company’s stockholders. Nothing in this Section 3.3 shall preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Holder’s death, disability or the consummation of a Change in Control.

Article 4.

GRANTING OF AWARDS

4.1        Participation.  The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan.  No Eligible Individual or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.  Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other person shall participate in the Plan.

4.2        Award Agreement.  Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan (including Section 3.3) and any applicable Program).  Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3        Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule.  To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4        At-Will Service.  Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written and signed agreement between the Holder and the Company or any Subsidiary.

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4.5        Foreign Holders.  Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1, the Award Limit or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

4.6        Non-Employee Director Award Limit.  Notwithstanding any provision to the contrary in the Plan, the sum of the grant date fair value of equity-based Awards and the amount of any cash-based Awards granted to a Non-Employee Director or fees otherwise paid during any calendar year shall not exceed $750,000 (the “Director Limit”).

Article 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS

QUALIFIED PERFORMANCE-BASED COMPENSATION

5.1        Purpose.  Certain Awards made under the original 2017 Incentive Award Plan were intended to qualify as “qualified performance based compensation” under Section 162(m) of the Code as in existence prior to November 2, 2017 (the “Grandfathered Awards”).  The Administrator may, in its sole discretion, (a) determine which Awards are Grandfathered Awards and (b)  subject to any other restrictions set forth in this Plan, to amend any Grandfathered Award for any or no reason such that the Award will no longer qualify as a Grandfathered Award.  With respect to any Grandfathered Award the provisions of this Article 5 shall control over any contrary provision contained in the Plan or any applicable Program; provided that, if after such decision the Administrator alters such intention for any reason, the provisions of this Article 5 shall no longer control over any other provision contained in the Plan or any applicable Program.  The Administrator, in its sole discretion, may subject any Grandfathered Awards to additional conditions and restrictions unrelated to any Performance Criteria or Performance Goals (including, without limitation, continued employment or service requirements) to the extent such Grandfathered Awards otherwise satisfy the requirements of this Article 5 with respect to the Performance Criteria and Performance Goals applicable thereto.

5.2        Procedures with Respect to Performance-Based Awards.  To the extent necessary to preserve the treatment of any Grandfathered Award under Code Section 162(m), following the completion of each Performance Period, the Administrator shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period.  In determining the amount earned under such Awards, the Administrator (i) shall, unless otherwise provided in an Award Agreement, have the right to reduce or eliminate the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the Performance Period, but (ii) shall in no event have the right to increase the amount payable for any reason.  For purposes of any Grandfathered Award, the individuals taking the action as the Administrator shall consist solely of two or more Non-Employee Directors each of whom is intended to qualify as a “outside director” for purposes of Section 162(m) of the Code.

5.3        Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Program or Award Agreement and only as required by Section 162(m) of the Code, as to a Grandfathered Award the Holder must be employed by the Company or a Subsidiary throughout the Performance Period.  Unless otherwise provided in the applicable Program or Award Agreement, the Holder shall be eligible to receive payment pursuant to such Grandfathered Awards for a Performance Period only if and to the extent the Performance Goals for such Performance Period are achieved and only if the Holder is actively employed by the Company or a Subsidiary on the date such an Award is paid.

5.4        Additional Limitations.  Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Grandfathered Award shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance based compensation, and the Plan and the applicable Program and Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

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Article 6.

GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

6.1        Granting of Options and Stock Appreciation Rights to Eligible Individuals.  The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan, including any limitations in the Plan that apply to Incentive Stock Options.

6.2        Qualification of Incentive Stock Options.  The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code.  No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.  To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code.  The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted.  Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.  Neither the Company nor the Administrator shall have any liability to a Holder, or any other person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

6.3        Option and Stock Appreciation Right Exercise Price.  The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).  In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).  Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

6.4        Option and SAR Term.  The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than, in the case of Incentive Stock Options, a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder.  Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 6.4 and without limiting the Company’s rights under Section 11.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 11.7 and 13.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.

6.5        Option and SAR Vesting.  The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement, subject to Section 3.3.  Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall

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thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire on the date of such Termination of Service.

6.6        Substitution of Stock Appreciation Rights; Early Exercise of Options.  The Administrator may provide in the applicable Program or Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option.  The Administrator may provide in the terms of an Award Agreement that the Holder may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested shares of Restricted Stock with respect to any unvested portion of the Option so exercised.  Shares of Restricted Stock acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Administrator shall determine.

Article 7.

EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

7.1        Exercise and Payment.  An exercisable Option or Stock Appreciation Right may be exercised in whole or in part.  However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares.  Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 7 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

7.2        Manner of Exercise.  Except as set forth in Section 7.3, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Corporate Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)         A written notice of exercise in a form the Administrator approves (which may be electronic) complying with the applicable rules established by the Administrator.  The notice shall be signed or otherwise acknowledged electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

(b)         Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.

(c)         In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d)         Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 11.1 and 11.2.

7.3        Notification Regarding Disposition.  The Holder shall give the Company prompt written or electronic notice of any disposition or other transfers (other than in connection with a Change in Control) of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder.  Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.

Article 8.

AWARD OF RESTRICTED STOCK

8.1        Award of Restricted Stock.  The Administrator is authorized to grant Restricted Stock, or the right to purchase Restricted Stock, to Eligible Individuals, and shall determine the terms and conditions, including the restrictions

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applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.  The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law.  In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

8.2        Rights as Stockholders.  Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all of the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Shares are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares may be subject to the restrictions set forth in Section 8.3.  In addition, with respect to a share of Restricted Stock subject to vesting conditions, dividends which are paid prior to vesting shall be paid out to the Holder only if, when and to the extent that the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

8.3        Restrictions.  All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) and, unless the Administrator provides otherwise, any property (other than cash) transferred to Holders in connection with an extraordinary dividend or distribution shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement, subject to Section 3.3.  By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement.

8.4        Repurchase or Forfeiture of Restricted Stock.  Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration.  If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement.  Notwithstanding the foregoing, except as otherwise provided by Section 3.3, the Administrator, in its sole discretion, may provide that upon certain events, including, without limitation, a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

8.5        Section 83(b) Election.  If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

Article 9.

AWARD OF RESTRICTED STOCK UNITS

9.1        Grant of Restricted Stock Units.  The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.  A Holder will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

9.2        Term.  Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.3        Purchase Price.  The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

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9.4        Vesting of Restricted Stock Units.  At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator, subject to Section 3.3.

9.5        Maturity and Payment.  At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests.  On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 11.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

9.6        Payment upon Termination of Service.  An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

Article 10.

AWARD OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS

10.1      Other Stock or Cash Based Awards.  The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual.  Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, performance goals, including the Performance Criteria, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement, subject to Section 3.3.  Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

10.2      Dividend Equivalents.

(a)         Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator.  Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator.  In addition, to the extent that a Dividend Equivalent is granted in tandem with another Award, then the Dividend Equivalent shall be paid out to the Holder only if, when and to the extent that such tandem Awards vests.  The value of dividends and other distributions payable with respect to Awards that do not vest shall be forfeited.

(b)         Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights

10.3      Performance-Based Cash Awards.  The Administrator is authorized to grant cash-based Awards that are payable based upon the achievement of one or more Performance Goals or such other performance criteria as the Administrator may select (“Performance-Based Cash Awards”).  Unless otherwise specifically provided in the Award Agreement to the contrary or required by Section 5.3 for Grandfathered Awards, a Holder shall be eligible to receive

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payment of a Performance-Based Cash Award only if and to the extent that the Performance Goals are achieved and the Holder is actively employed by the Company or a Subsidiary at some point during the Performance Period and on the date such an Award is paid.  Therefore, a Holder who resigns or is terminated (with or without cause) prior to the payment date of a Performance-Based Cash Award will not be eligible for and will not receive any portion of such Award should it ultimately be paid out, unless otherwise provided in the Award Agreement, or otherwise agreed by the Administrator.

Article 11.

ADDITIONAL TERMS OF AWARDS

11.1      Payment.  The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash, wire transfer of immediately available funds, or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment.  Notwithstanding any other provision of the Plan to the contrary, no Holder shall be permitted to make payment with respect to any Awards granted under the Plan with a loan from the Company or other extension of credit from or arranged by the Company.

11.2      Tax Withholding.  The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award.  The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Holder may have elected, allow a Holder to satisfy such obligations by any payment means described in Section 11.1 hereof, including without limitation, by allowing such Holder to elect to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares).  The number of Shares that may be so withheld or surrendered shall be no greater than the number of Shares that have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income.  The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3      Transferability of Awards.

(a)         Except as otherwise provided in Sections 11.3(b) and 11.3(c):

(i)        No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)       No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 11.3(a)(i); and

(iii)      During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO.  After the death

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of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b)         Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Holder); and (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.  In addition, and further notwithstanding Section 11.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c)         Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator.  If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner.  If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.

11.4      Conditions to Issuance of Shares.

(a)         The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders.  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration.  In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b)         All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law.  The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

(c)         The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)         Unless the Administrator otherwise determines, no fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

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(e)         The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.

(f)          Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5      Forfeiture and Claw-Back Provisions.  All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of the claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

11.6      Prohibition on Repricing.  Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares.  Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.  Furthermore, for purposes of this Section 11.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per Share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

11.7      Amendment of Awards.  Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option.  The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 13.2 or 13.10).

11.8      Data Privacy.  As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 11.8 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan.  The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”).  The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan.  These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country.  Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares.  The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan.  A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with

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respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative.  The Company may cancel the Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein.  For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

Article 12.

ADMINISTRATION

12.1      Administrator.  The Committee shall administer the Plan (except as otherwise permitted herein).  To the extent required to comply with the provisions of Rule 16b-3 of the Exchange Act, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3.  Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.  Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or the Organizational Documents.  Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board.  Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

12.2      Duties and Powers of Administrator.  It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions.  The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 11.5 or Section 13.10.  In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3      Action by the Administrator.  Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator.  Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4      Authority of Administrator.  Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

(a)         Designate Eligible Individuals to receive Awards;

(b)         Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

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(c)         Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)         Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)         Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)          Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)         Decide all other matters that must be determined in connection with an Award;

(h)         Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)          Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j)          Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k)         Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 3.3 and Section 13.2.

12.5      Decisions Binding.  The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all persons.

12.6      Delegation of Authority.  The Board or Committee may from time to time delegate to a committee of one or more Directors or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law.  Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee.  At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

Article 13.

MISCELLANEOUS PROVISIONS

13.1      Amendment, Suspension or Termination of the Plan.

(a)         Except as otherwise provided in Section 13.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 11.5 and Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b)         Notwithstanding Section 13.1(a), the Board may not, except as provided in Section 13.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or

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after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan or the Award Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 11.6, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 11.6.

(c)         No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the date on which the Plan was adopted by the Board (such anniversary, the “Expiration Date”).  Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.

13.2      Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)         In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, adjustments of the Award Limit and adjustments of the manner in which Shares subject to Full Value Awards will be counted); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.  Any adjustment affecting a Grandfathered Award shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.

(b)         In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i)        To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);

(ii)       To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iii)      To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to such Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)      To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;

(v)       To replace such Award with other rights or property selected by the Administrator; and/or

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(vi)      To provide that the Award cannot vest, be exercised or become payable after such event.

(c)         In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

(i)        The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 13.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or

(ii)       The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which Shares subject to Full Value Awards will be counted).

(d)         The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(e)         Unless otherwise determined by the Administrator, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A.

(f)          The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g)         In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Administrator in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

13.3      Approval of Plan by Stockholders.  The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.  If the Plan is not approved by the Company’s stockholders, (i) it will not become effective, (ii) no Awards shall be granted thereunder, and (iii) the First Restated Plan will continue in full force and effect in accordance with its terms.  The Plan will become effective on the date on which it is approved by the Company’s stockholders, and any awards outstanding under the First Restated Plan as of the date of such approval shall remain outstanding and, if applicable, exercisable pursuant to the terms of such individual grants.

13.4      No Stockholders Rights.  Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

13.5      Paperless Administration.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

13.6      Effect of Plan upon Other Compensation Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary.  Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for

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Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7      Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law.  The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars.  Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law.  To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

13.8      Titles and Headings, References to Sections of the Code or Exchange Act.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.  References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.9      Governing Law.  The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

13.10    Section 409A.  To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A.  In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Holder’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Holder’s Termination of Service, or (ii) the date of the Holder’s death.  To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A.  Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A.  The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise.  The Company shall have no obligation under this Section 13.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

13.11    Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

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13.12    Indemnification.  To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.13    Relationship to Other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.14    Expenses.  The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

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VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 11, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. VOTE IN PERSON This card serves as an admission ticket for one shareholder as of March 16, 2020 and must be presented at the door for admittance to the Annual Meeting of Share Owners. At the meeting, you will need to request a ballot to vote these shares. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 11, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. O-I GLASS, INC. ONE MICHAEL OWENS WAY PERRYSBURG, OH 43551 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E97124-P34051 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. O-I GLASS, INC. The Board of Directors recommends you vote FOR each of the following nominees: 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Samuel R. Chapin 1b. Gordon J. Hardie The Board of Directors recommends you vote FOR proposals 2, and 3: For Against Abstain ! ! ! 1c. Peter S. Hellman 2. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2020. 1d. John Humphrey ! ! ! 1e. Anastasia D. Kelly 3. To approve, by advisory vote, the Company's named executive officer compensation. 1f. Andres A. Lopez NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. 1g. Alan J. Murray 1h. Hari N. Nair 1i. Joseph D. Rupp 1j. Catherine I. Slater 1k. John H. Walker 1l. Carol A. Williams Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, administrator, executor, guardian or trustee, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Stakeholder Letter, Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. E97125-P34051 O-I GLASS, INC. Annual Meeting of Share Owners May 12, 2020 9:00 AM EDT This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoint(s) Mary Beth Wilkinson and John A. Haudrich and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side hereof, all shares of common stock of O-I Glass, Inc. held of record by the undersigned on March 16, 2020, at the Annual Meeting of Share Owners to be held on May 12, 2020, or at any adjournment(s) or postponement(s) thereof. The undersigned also provides directions to John Hancock Trust Company, as Trustee, to vote all shares of common stock of O-I Glass, Inc. allocated to the account(s) of the undersigned as of March 16, 2020, in the Owens-Illinois, Inc. Stock Purchase and Savings Program or the Owens-Illinois, Inc. Long-Term Savings Plan (the "Plans"), at the aforesaid Annual Meeting or any adjournment(s) or postponement(s) thereof, as specified on the reverse side of this card. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Share Owner. If no direction is made: This proxy will be voted FOR the election of each of the director nominees, FOR Proposal 2, and FOR Proposal 3. John Hancock Trust Company, as Trustee, will vote all such shares allocated to the Plan account(s) of the undersigned on all proposals in accordance with the majority of Plan shares for which voting instructions are received. PLEASE EXECUTE THIS PROXY WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, AND RETURN THE PROXY PROMPTLY IN THE ENVELOPE PROVIDED SO THAT STOCK HELD WILL BE REPRESENTED IN ALL EVENTS AND SO THAT WE MAY HAVE A QUORUM. PLEASE SIGN YOUR NAME ON THE REVERSE SIDE. WHEN SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE FULL TITLE AS SUCH. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. Continued and to be signed on reverse side